As filed with the Securities and Exchange Commission on August 12, 2013

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SYSOREX GLOBAL HOLDINGS CORP.

(Exact name of Registrant as specified in its charter)

Nevada	7379	88-0434915
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3375 Scott Blvd., Suite 440

Santa Clara, CA 95054

Telephone: 408-702-2167

Telecopier: 408-824-1543

(Address and telephone number of principal executive offices)

Mr. Nadir Ali, CEO

3375 Scott Blvd., Suite 440

Santa Clara, CA 95054

Telephone: 408-702-2167

Telecopier: 408-824-1543

(Name, address and telephone number of agent for service)

Copy to:

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron, LLP

605 Third Avenue

New York, New York 10158

Telephone: (212) 557-7200

Telecopier: (212) 286-1884

Approximate Date of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Shares to be Registered		Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.0001	6,000,000 shs	(2)	$1.65(1)	$ 9,900,000	$1,350.36
Common Stock, par value $.0001	166,667 shs	(3)(4)	1.65(1)	275,000	37.51
Common Stock, par value $.0001	300,000 shs	(4)(5)	1.65(1)	495,000	67.52
Common Stock, par value $.001	421,566 shs		$1.65(1)	$ 695,584	$ 94.88
TOTAL	6,888,233 shs		---	$11,365,584	$1,550.27

(1)

Estimated at $1.65 per share, the average of the high and low prices of the common stock as reported on the OTC Pink on August 7, 2013 for the purpose of calculating the registration fee in accordance with Rule 457(g)(3) under the Securities Act of 1933 (the “Act”).  It is expected that prior to the effective date of this registration statement, the Registrant will reverse split its Common Stock in connection with its application to be listed on a national securities exchange.

(2)	These shares are held by the former members of Lilien LLC.
(3)	Shares issuable upon exercise of Warrants held by Bridge Bank, N.A.
(4)

Pursuant to Rule 416 under the Act, this Registration Statement also covers an undeterminable number of additional shares of Common Stock as may become issuable as a result of the anti-dilution provisions contained in these warrants.

(5)	Shares issuable upon exercise of warrants held by Hanover Holdings I, LLC.

This Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 12, 2013

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SYSOREX GLOBAL HOLDINGS CORP.

6,888,233 Shares of Common Stock

This prospectus relates to the sale by the selling stockholders of Sysorex Global Holdings Corp., as identified in this prospectus, of up to 6,888,233 shares of our common stock, which includes (i) an aggregate of 6,000,000 shares of common stock held by the six (6) former members of Lilien LLC; (ii) 166,667 shares issuable upon exercise of warrants issued to Bridge Bank, N.A., in connection with the financing of the Company’s purchase of certain assets and liabilities of Lilien LLC and 100% of the stock of Lilien Systems (collectively referred hereafter as “Lilien”) in March 2013; (iii) 300,000 shares issuable upon exercise of warrants issued to Hanover Holdings I, LLC, in connection with a July 12, 2012 bridge loan, and (iv) 421,566 shares held by Sysorex Consulting Inc. an entity controlled by the Company’s Chairman of the Board.  All of these shares of our common stock and the exercise of all warrants are being offered for resale by the selling stockholders.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The selling stockholders and any broker-dealers that participate in the distribution of the securities may be deemed to “underwriters” as that term is defined in Section 2(11) of the Securities Act of 1933, as amended. The last reported sale price of our common stock as quoted under the symbol “SYRX” on the OTC Pink on August 9, 2013 was $1.50 per share.  The Company intends to apply for a listing on a National Securities Exchange prior to the effective date of this prospectus.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our common stock.

The Date of this Prospectus is                 , 2013

The prices at which the selling stockholder may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by the selling stockholders.

ADDITIONAL INFORMATION

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information. The shares are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such documents.

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless otherwise noted, the terms “the Company,” “we,” “us,” and “our” refer to Sysorex Global Holdings Corp., and its subsidiaries, Sysorex Federal, Inc., Sysorex Government Services Inc., Sysorex Arabia LLC and Lilien Systems.

The Company

Overview

Sysorex Global Holdings Corp. (“Sysorex” or the “Company”), provides information technology and telecommunications solutions and services to commercial and government customers primarily in the United States, as well as in the Middle East and India. We provide a variety of IT services and/or technologies that enable customers to manage, protect and monetize their enterprise assets whether on-premise, in the Cloud, or via mobile.  Sysorex is a systems integration and consulting company and has a wide range of offerings, including, but not limited to: custom application/software design, architecture and development, data center design and operations services, command control, computer communication, intelligence (C4I) system consulting, program management and security solutions and services. Sysorex is currently engaged in an acquisition strategy to add cutting edge technologies and intellectual property that complement its services offerings. The targeted technologies typically include software and/or hardware products providing cyber security, mobile/bring your own device (BYOD) or big data/analytics capabilities.

Effective March 1, 2013, the Company acquired Lilien (the “Lilien Acquisition”) based in Larkspur, California, an information technology company, which significantly expanded its operations in the fields described above. Lilien delivers right-fit information technology solutions that help organizations reach their next level of business advantage. Lilien brings unsurpassed commitment, a highly qualified and educated staff with deep technical expertise, premier technology certifications, key manufacturer partnerships, and business vision to its solutions, enterprise computing and storage, virtualization, business continuity, networking and IT business consulting. See “Business - The Lilien Acquisition” below.

Management intends to accelerate introduction of the acquired technology/products of Lilien, as well as any potential acquisitions, by offering them through its U.S. federal government contracts by adding the solutions and services to its GSA schedule and other relevant contract vehicles where Sysorex is the prime contractor. Sysorex will leverage Lilien’s sales force and customer base with any future acquisition as and when appropriate.

Corporate Strategy

Sysorex management has a mergers and acquisitions strategy to acquire companies and innovative technologies servicing the multi-billion dollar IT services industry.  We have targeted services and technology/IP based companies. Sysorex will facilitate and manage cross-selling opportunities between the companies and provide shared corporate services to create efficiencies and be cost effective. We are seeking opportunities with the following profiles:

•

Innovative and commercially proven technologies primarily in cyber-security, business intelligence/analytics, Big Data Services, Cloud and mobile/BYOD.

•

Commercial and government IT services companies, which have an established customer base seeking growth capital to expand their capabilities, product offerings and substantially increase their revenues and operating profits.

•

Companies with profitable, proven technologies and complementary to the Company’s overall strategy. We are looking at companies primarily in the U.S.  However, we may expand in our existing markets ( e.g., Saudi Arabia) and into other geographies, such as India,  if there are significant strategic and financial reasons to do so.

An important element of our mergers and acquisitions strategy is to acquire companies with complementary capabilities/technologies and an established customer base in each of the afore-mentioned categories. The customer base of each potential acquisition will present an opportunity to cross-sell solutions to the other acquired companies customer base. For example, when we acquire a company that primarily specializes BYOD cyber security, we will be in position to market this solution to both Sysorex’s public sector government clients and Lilien’s private and public sector clients.

Another very important criteria is an acquisition candidate’s contract backlog. This is one of the most important benefits of having public sector clients. These customers provide very large multi-year contracts that can provide secure revenue visibility typically for three to five years.  We understand government contracting very well and have built a core competency in bidding on government requests for proposals (RFPs).  We are actively seeking companies that have built a backlog with various government agencies that can complement Sysorex’s existing contracts.

We intend to acquire innovative technologies and established, reputable IT services companies, using restricted common stock, cash and debt financing in combinations appropriate for each potential acquisition.

Industry Overview

Worldwide, companies and organizations are expected to spend a combined $3.8 trillion on hardware, software, IT services and telecommunications in 2013 with approximately 3.9% growth rate over the next five years (Source: Gartner, Inc.  March 28, 2013 press release). While the U.S. avoided the fiscal cliff, the automatic sequestration that has mandated sudden cuts in government spending has offset anticipated gains. Although Europe has settled down, for the most part, intermittment sovereign debt issues (e.g., Cyprus) have also served as something of a setback.

The U.S. government spends approximately $80 billion in IT spending annually and this spending will continue although at a 3% compound annual growth rate (CAGR), compared with 6% historically in the first decade of the 21st Century. Security of all forms especially cyber-security are significant growth areas and Sysorex intends to increase its role in this sector. The focus is on deployment of technologies that proved their worth in the private sector. The technology segments like business intelligence, cloud computing, eDiscovery, GIS and geospatial, non-relational database management systems, Smart Grid, SOA, unified communications and virtualization are expected to see double digit growth in the period 2013 – 2018. The total annual U.S. Federal IT market is expected to surpass $93 billion by 2018 (Source: Market Research Media - U.S. Federal IT Market Forecast 2013-2018.)

The Company’s headquarters offices are located at 3375 Scott Boulevard, Suite 440, Santa Clara, California 95054.  Our telephone number is (408) 702-2167.  The Company’s subsidiaries maintain offices in Herndon, VA, Larkspur, CA, Bellevue, WA, Beaverton, OR, Honolulu, HI, Carlsbad, CA and Riyadh, Saudi Arabia.

The Offering

Securities Offered Hereby

This prospectus relates to the sale by certain selling stockholders of up to 6,888,233 of our common stock consisting of:

(i)

6,000,000 shares of our common stock held by the six (6) former members of Lilien LLC;

(ii)

166,667 shares of our common stock issuable upon the exercise of warrants issued to Bridge Bank, N.A. in connection with the Company’s financing of the Lilien Acquisition;

(iii)

300,000 shares of our common stock issuable upon exercise of warrants issued to Hanover Holdings I, LLC in connection with a bridge loan in July, 2012; and

(iv)

421,566 shares of our common stock held by an affiliated entity controlled by our Chairman of the Board.

Offering price	Market price or privately negotiated prices.

Common stock outstanding	25,208,443 shares, $.001 par value(1)

Warrants upon the effective date
of this prospectus	1,010,023

Options outstanding	1,707,500

Common Stock Fully Diluted	27,925,966 shares after the exercise of all outstanding Warrants (1,010,023 shares) and Options (1,707,500 shares).

Use of proceeds

We will not receive any proceeds from the sale of the common stock by the selling stockholders. However, we will receive the exercise price, upon exercise of all Warrants offered. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes and partial payment for potential acquisitions.

OTC Symbol	SYRX Pink

Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in our common stock.

(1)	Represents the number of shares of our common stock outstanding as of July 25, 2013.

Summary Financial Information

The summary financial information set forth below is derived from the more detailed audited and unaudited financial statements of the Company appearing elsewhere in this prospectus. This information should be read in conjunction with such financial statements, including the notes to such financial statements.

Statement of Operations Data:

	(Unaudited)		(Audited)
	Three Months Ended March 31,		Years Ended December 31,
	2013	2012	2012	2011
Revenues Net	$5,361,544	$1,105,917	$4,237,789	$7,003,549
Cost of Revenues	$3,905,733	$591,503	$2,344,592	$4,312,281
Gross profit	$1,455,811	$514,414	$1,893,197	$2,691,268

Total Operating Expenses	$2,417,850	$605,692	$2,348,611	$2,739,641
Loss from Operations	$(962,039)	$(91,278)	$(455,414)	$(48,373)
Other Income (expense)	$(533,373)	$(5,944)	$(329,211)	$79,225
Net (Loss) Income	$(1,495,412)	$(97,222)	$(784,625)	$246
Net (Loss) Income Attributable to Non-Controlling Interest	$(37,041)	$(48,373)	$(90,779)	$35,775
Dividends	$0	$0	$0	$(118,200)
Net Loss Attributable to Stockholders of Sysorex	$(1,458,371)	$(48,849)	$(693,846)	$(153,729)
Basic and Diluted
Net Loss Per Share	$(0.08)	$0.00	$(0.04)	$(0.01)
Weighted Average Number of Shares Outstanding	18,823,378	17,962,518	17,962,586	13,879,817

Balance Sheet Data:

	(Unaudited) March 31,	(Audited) December 31,
	2013	2012	2011

Cash and Cash Equivalents	$1,192,415	$8,301	$225,134
Current Assets	$10,822,884	$418,482	$457,837
Property and Equipment, Net	$286,235	$49,238	$144,921
Other Assets	$5,622,851	$1,139,091	$784,824
Intangibles	$5,317,143	$--	$--
Goodwill	$4,544,053	--	--
Total Assets	$27,785,581	$1,615,112	$1,612,716

Total Current Liabilities	$20,609,324	$6,182,954	$5,598,619
Total Long Term Liabilities	$4,455,476	$--	$--
Common Stock	$25,070	$17,988	$17,963
Additional Paid-In Capital	$14,907,392	$6,130,440	$5,901,968
Due from Sysorex Consulting, Inc.	$(665,554)	$(665,554)	$(639,744)
Accumulated Deficit	$(10,300,929)	$(8,842,558)	$(8,148,712)
Stockholders’ Equity (Deficiency) Attributable to Sysorex Global Holdings Corp.	$3,965,979	$(3,359,684)	$(2,868,525)
Non-Controlling Interest	$(1,245,198)	$(1,208,157)	$(1,117,378)
Total Stockholdings Equity (Deficiency)	$2,720,781	$(4,567,841)	$(3,985,903)

Total Liabilities and Stockholders’ Equity	$27,785,581	$1,615,112	$1,612,716

WHERE YOU CAN FIND MORE INFORMATION

We will distribute annual reports to our stockholders, including financial statements audited and reported on by our registered public accounting firm. Any or all reports and other documents we will file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement we filed with the SEC registering for resale the shares of our common stock being offered pursuant to this prospectus, are available at the SEC’s website www.sec.gov, as well as our website www.sysorex.com. If you do not have Internet access, requests for copies of such documents should be directed to Ms. Wendy Loundermon, the Company’s Chief Financial Officer, at Sysorex Global Holdings Corp., 3375 Scott Blvd., Suite 440, Santa Clara, CA 95054; Tel: 703-356-2900.

We have filed a registration statement on Form S-1 with the SEC registering under the Securities Act the common stock that may be distributed under this prospectus. This prospectus, which is a part of such registration statement, does not include all of the information contained in the registration statement and its exhibits. For further information regarding us and our common stock, you should consult the registration statement and its exhibits.

Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the documents filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Relating to Our Business

We depend on the U.S. Government for a substantial portion of our business and changes in government defense spending could have consequences on our financial position, results of operations and business.

A substantial portion of our U.S. revenues have been from and will continue to be sales and services rendered directly or indirectly to the U.S. Government. Consequently, the Company’s revenues are highly dependent on the Government’s demand for computer systems and related services. Our revenues from the U.S. Government largely result from contracts awarded to us under various U.S. Government programs, primarily defense-related programs with the Department of Defense (DoD), as well as a broad range of programs with the Department of Homeland Security, the Intelligence Community and other departments and agencies.  Cost cutting including through consolidation and elimination of duplicative organizations and insurance has become a major initiative for DoD.  In particular, the Secretary of Defense directed the DoD to reduce funding for service dependent customers by 10% from 2011 to 2013.  The funding of our programs is subject to the overall U.S. Government budget and appropriation decisions and processes which are driven by numerous factors, including geo-political events and macroeconomic conditions.  It is expected that U.S. Government spending on IT will decrease from 6% CAGR during the first decade of the 21st Century to 3%.  The overall level of U.S. defense spending increased in recent years for numerous reasons, including increases in funding of operations in Iraq and Afghanistan.  However, with the winding down of both wars, defense spending levels are becoming increasingly difficult to predict and will be affected by numerous factors. Such factors include priorities of the Administration and the Congress, and the overall health of the U.S. and world economies and the state of governmental finances.

The Budget Control Act of 2011 enacted 10-year discretionary spending caps which are expected to generate over $1 trillion in savings for the U.S. Government, a substantial portion of which comes from DoD baseline spending reductions. In addition, the Budget Control Act of 2011 provides for additional automatic spending cuts (referred to as sequestration) totaling $1.2 trillion over nine years which are being implemented beginning in the current U.S. Government fiscal year ending September 30, 2013 (GFY13). These reduction targets will further reduce DoD and other federal agency budgets. Although the Office of Management and Budget has recently provided guidance to agencies on implementing sequestration cuts, there remains much uncertainty about how exactly sequestration cuts will be implemented and the impact those cuts will have on contractors supporting the government. In light of the current uncertainty, we are not able to predict the impact of budget cuts, including sequestration, on our company or our financial results. However, we expect that budgetary constraints and concerns related to the national debt will continue to place downward pressure on DoD spending levels and that implementation of the automatic spending cuts without change will reduce, delay or cancel funding for certain of our contracts - particularly those with unobligated balances - and programs and could adversely impact our operations, financial results and growth prospects.

Significant changes in defense spending could have long-term consequences for our size and structure. In addition, changes in government priorities and requirements could impact the funding, or the timing of funding, of our programs, which could negatively impact our results of operations and financial condition.  In addition, we are involved in U.S. Government programs, which are classified by the U.S. Government and our ability to discuss these programs, including any risks and disputes and claims associated with and our performance under such programs, could be limited due to applicable security restrictions.

The Company competes with much larger companies to win government bids.

Large computer systems integration contracts awarded by the U.S. Government are few in number and are awarded through a formal competitive bidding process, including IDIQ, GSA Schedule and other multi-award contracts. Bids are awarded on the basis of price, compliance with technical bidding specifications, technical expertise and, in some cases, demonstrated management ability to perform the contract. There can be no assurance that the Company will win and/or fulfill additional contracts. Moreover, the award of these contracts is subject to protest procedures and there can be no assurance that the Company will prevail in any ensuing legal protest. The Company’s failure to secure a significant dollar volume of U.S. Government contracts in the future would adversely affect the Company.

The U.S. Government systems integration business is intensely competitive and subject to rapid change. The Company competes with a large number of systems integrators, hardware and software manufacturers, and other large and diverse companies attempting to enter or expand their presence in the U.S. Government market. Many of the existing and potential competitors have greater financial, operating and technological resources than the Company. The competitive environment may require us to make changes in our pricing, services or marketing.  The competitive bidding process involves substantial costs and a number of risks, including significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to us, or that may be awarded but for which we do not receive meaningful revenues.  Accordingly, our success depends on our ability to develop services and products that address changing needs and to provide people and technology needed to deliver these services and products. To remain competitive, we must consistently provide superior service, technology and performance on a cost-effective basis to our customers.  Our response to competition could cause us to expend significant financial and other resources, disrupt our operations, strain relationships with partners, any of which could harm our business and/or financial condition.

Our financial performance is dependent on our ability to perform on our U.S. Government contracts, which are subject to termination for convenience.

Our financial performance is dependent on our performance under our U.S. Government contracts.  The Company’s strategy is to pursue a limited number of relatively large contracts. As a result, the Company derives a significant portion of its revenues from a small number of contracts. Government customers have the right to cancel any contract for its convenience. An unanticipated termination of, or reduced purchases under, one of the Company’s major contracts whether due to lack of funding, for convenience or otherwise, or the occurrence of delays, cost overruns and product failures could adversely impact our results of operations and financial condition.  If one of our contracts were terminated for convenience, we would generally be entitled to payments for our allowable costs and would receive some allowance for profit on the work performed. If one of our contracts were terminated for default, we would generally be entitled to payments for our work that has been accepted by the government. A termination arising out of our default could expose us to liability and have a negative impact on our ability to obtain future contracts and orders. Furthermore, on contracts for which we are a subcontractor and not the prime contractor, the U.S. Government could terminate the prime contract for convenience or otherwise, irrespective of our performance as a subcontractor.

Our failure to comply with a variety of complex procurement rules and regulations could result in our being liable for penalties, including termination of our U.S. Government contracts, disqualification from bidding on future U.S. Government contracts and suspension or debarment from U.S. Government contracting.

We must comply with laws and regulations relating to the formation, administration and performance of U.S. Government contracts, which affect how we do business with our customers and may impose added costs on our business.  U.S. Government contracts generally are subject to the Federal Acquisition Regulation (FAR), which sets forth policies, procedures and requirements for the acquisition of goods and services by the U.S. Government, department-specific regulations that implement or supplement DFAR, such as the DoD’s Defense Federal Acquisition Regulation Supplement (DFARS) and other applicable laws and regulations.  We are also subject to the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with certain contract negotiations; the Procurement Integrity Act, which regulates access to competitor bid and proposal information and government source selection information, and our ability to provide compensation to certain former government officials; the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. Government for payment or approval; and the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. Government for payment or approval; and the U.S. Government Cost Accounting Standards, which impose accounting requirements that govern our right to reimbursement under certain cost-based U.S. Government contracts.  These regulations impose a broad range of requirements, many of which are unique to government contracting, including various procurement, import and export, security, contract pricing and cost, contract termination and adjustment, and audit requirements. A contractor’s failure to comply with these regulations and requirements could result in reductions to the value of contracts, contract modifications or termination, and the assessment of penalties and fines and lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time. In addition, government contractors are also subject to routine audits and investigations by U.S. Government agencies such as the Defense Contract Audit Agency (DCAA) and Defense Contract Management Agency (DCMA). These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations and standards. The DCAA also reviews the adequacy of and a contractor’s compliance with its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. During the term of any suspension or debarment by any U.S. Government agency, contractors can be prohibited from competing for or being awarded contracts by U.S. Government agencies. The termination of any of the Company’s significant Government contracts or the imposition of fines, damages, suspensions or debarment would adversely affect the Company’s business and financial condition.

The U.S. Government may adopt new contract rules and regulations or revise its procurement practices in a manner adverse to us at any time.

Our industry has experienced, and we expect it will continue to experience, significant changes to business practices as a result of an increased focus on affordability, efficiencies, and recovery of costs, among other items. U.S. Government agencies may face restrictions or pressure regarding the type and amount of services that they may obtain from private contractors. Legislation, regulations and initiatives dealing with procurement reform, mitigation of potential conflicts of interest and environmental responsibility or sustainability, as well as any resulting shifts in the buying practices of U.S. Government agencies, such as increased usage of fixed price contracts, multiple award contracts and small business set-aside contracts, could have adverse effects on government contractors, including us. Any of these changes could impair our ability to obtain new contracts or renew our existing contracts when those contracts are recompeted. Any new contracting requirements or procurement methods could be costly or administratively difficult for us to implement and could adversely affect our future revenues, profitability and prospects.

Risks of fixed priced government contracts

Most of Sysorex’s current U.S. Government contracts are multi-award, multi-year indefinite delivery/indefinite quantity (“IDIQ”) task order based contracts, which generally provide for fixed price schedules for products and services, have no pre-set delivery schedules, have very low minimum purchase requirements and task orders are typically competed among the multiple awardees and we must carry the burden of any cost overruns. Due to their nature, fixed-priced contracts inherently have more risk than cost reimbursable contracts.  If we are unable to control costs or if our initials cost estimates are incorrect, we can lose money on these contracts. In addition, some of our contracts have provisions relating to cost controls and audit rights, and if we fail to meet the terms specified in those contracts, we may not realize their full benefits. Lower earnings caused by cost overruns and cost controls would have a negative impact on our results of operations.  The U.S. Government has the right to enter into contract with other suppliers, which may be competitive with the Company’s IDIQ contracts. The Company also performs fixed priced contracts under which the Company agrees to provide specific quantities of products and services over time for a fixed price.  Since the price competition to win both IDIQ and fixed price contracts is intense and the costs of future contract performance cannot be predicted with certainty, there can be no assurance as to the profits, if any, that the Company will realize over the term of such contracts.

Misconduct of employees, subcontractors, agents and business partners could cause us to lose existing contracts or customers and adversely affect our ability to obtain new contracts and customers and could have a significant adverse impact on our business and reputation.

Misconduct could include fraud or other improper activities such as falsifying time or other records and violations of laws, including the Anti-Kickback Act. Other examples could include the failure to comply with our policies and procedures or with federal, state or local government procurement regulations, regulations regarding the use and safeguarding of classified or other protected information, legislation regarding the pricing of labor and other costs in government contracts, laws and regulations relating to environmental, health or safety matters, bribery of foreign government officials, import-export control, lobbying or similar activities, and any other applicable laws or regulations. Any data loss or information security lapses resulting in the compromise of personal information or the improper use or disclosure of sensitive or classified information could result in claims, remediation costs, regulatory sanctions against us, loss of current and future contracts and serious harm to our reputation. Although we have implemented policies, procedures and controls to prevent and detect these activities, these precautions may not prevent all misconduct, and as a result, we could face unknown risks or losses. Our failure to comply with applicable laws or regulations or misconduct by any of our employees, subcontractors, agents or business partners could damage our reputation and subject us to fines and penalties, restitution or other damages, loss of security clearance, loss of current and future customer contracts and suspension or debarment from contracting with federal, state or local government agencies, any of which would adversely affect our business, reputation and our future results.

We use estimates in recognizing revenues and if we make changes to estimates used in recognizing revenues, our profitability may be adversely affected.

Revenues from our contracts are primarily recognized using the percentage-of-completion method or on the basis of partial performance towards completion. These methodologies require estimates of total costs at completion, fees earned on the contract, or both. This estimation process, particularly due to the technical nature of the services performed and the long-term nature of certain contracts, is complex and involves significant judgment. Adjustments to original estimates are often required as work progresses, experience is gained and additional information becomes known, even though the scope of the work required under the contract may not change. Any adjustment as a result of a change in estimate is recognized as events become known. Changes in the underlying assumptions, circumstances or estimates could result in adjustments that may adversely affect our future financial results.

Since we have recently acquired Lilien Systems, it is difficult for potential investors to evaluate our business.

We completed the Lilien Acquisition on March 20, 2013.  Therefore, our limited combined operating history makes it difficult for potential investors to evaluate our business or prospective operations and your purchase of our securities.  Therefore, we are subject to the risks inherent in the financing, expenditures, complications and delays inherent in a newly combined business.  These risks are described below under the risk factor titled “Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition and operating results.”  In addition, while the former members of Lilien have indemnified the Company from any undisclosed liabilities there may not be adequate resources to cover such indemnity.  Furthermore, there are risks that Lilien’s vendors, suppliers and customers may not renew their relationships for which there is no indemnification.  Accordingly, our business and success faces risks from uncertainties faced by developing companies in a competitive environment.  There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

We may need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

As of March 31, 2013, we had $1,192,415 cash on hand.  On March 20, 2013, we entered into a revolving credit line for $5 million from Bridge Bank, N.A. of which $4,175,000 was funded on March 20, 2013 and matures on March 19, 2015.  In view of our business plan we may not be able to execute the same and fund business operations long enough to achieve profitability. Our ultimate success depends upon our ability to raise additional capital.  We are pursuing sources of additional capital through various means, including debt or equity financing. Future financing through equity investments will be dilutive to existing stockholders.  Also, the terms of securities we may issue in future capital transactions may be more favorable to new investors than our current investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuance of incentive awards under employee equity incentive plans, which may have additional dilutive effects. Further, in connection with any future financing, we will incur substantial costs, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs while there is no assurance such offering will be completed.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by factors, including the condition of the economy and capital markets, both generally and specifically in our industry, and the fact that we are not profitable, which could impact the availability or cost of future financing. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may need to reduce our operations accordingly.

Failure to manage or protect growth may be detrimental to our business

The Lilien Acquisition in March 2013 requires a substantial expansion of the Company’s systems, workforce and facilities. We may fail to adequately manage our anticipated future growth. The substantial growth in our operations as a result of the Lilien Acquisition will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

To the extent we acquire other businesses, we will also need to integrate and assimilate new operations, technologies and personnel.  The integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.  There can be no assurance that the Company would be able to accomplish such an expansion on a timely basis. If the Company is unable to affect any required expansion and is unable to perform its contracts on a timely and satisfactory basis, its reputation and eligibility to secure additional contracts in the future could be damaged. The failure to perform could also result in a contract terminations and significant liability. Any such result would adversely affect the Company’s business and financial condition.

We will need to increase the size of our organization, and we may experience difficulties in managing growth.

In addition to employees hired from Lilien and any other companies which we may acquire, we will need to expand our employee infrastructure for managerial, operational, financial and other resources at the parent company level.  Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. Our future financial performance and our ability to commercialize our product candidates and to compete effectively will depend, in part, on our ability to manage any future growth effectively.

In order to manage our future growth, we will need to continue to improve our management, operational and financial controls and our reporting systems and procedures. All of these measures will require significant expenditures and will demand the attention of management. If we do not continue to enhance our management personnel and our operational and financial systems and controls in response to growth in our business, we could experience operating inefficiencies that could impair our competitive position and could increase our costs more than we had planned. If we are unable to manage growth effectively, our business, financial condition and operating results could be adversely affected.

Our business depends on experienced and skilled personnel, and if we are unable to attract and integrate skilled personnel, it will be more difficult for us to manage our business and complete contracts.

The success of our business depends on the skill of our personnel. Accordingly, it is critical that we maintain, and continue to build, a highly experienced management team and specialized workforce, including software programs and sales professionals.  Competition for personnel, particularly those with expertise in government consulting, a security clearance is high, and identifying candidates with the appropriate qualifications can be costly and difficult. We may not be able to hire the necessary personnel to implement our business strategy given our anticipated hiring needs, or we may need to provide higher compensation or more training to our personnel than we currently anticipate.   In addition, our ability to recruit, hire and indirectly deploy former employees of the U.S. Government is subject to complex laws and regulations, which may serve as an impediment to our ability to attract such former employees.

In the event we are unable to attract, hire and retain the requisite personnel and subcontractors, we may experience delays in completing contracts in accordance with project schedules and budgets, which may have an adverse effect on our financial results, harm our reputation and cause us to curtail our pursuit of new contracts. Further, any increase in demand for personnel may result in higher costs, causing us to exceed the budget on a contract, which in turn may have an adverse effect on our business, financial condition and operating results and harm our relationships with our customers.

We may fail to obtain and maintain necessary security clearances which may adversely affect our ability to perform on certain contracts.

Many U.S. government programs require contractors to have security clearances. Depending on the level of required clearance, security clearances can be difficult and time-consuming to obtain. If we or our employees are unable to obtain or retain necessary security clearances, we may not be able to win new business, and our existing clients could terminate their contracts with us or decide not to renew them. To the extent we are not able to obtain and maintain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively rebid on expiring contracts, as well as lose existing contracts, which may adversely affect our operating results and inhibit the execution of our growth strategy.

We plan to expand our business in part through future acquisitions, but we may not be able to identify or complete suitable acquisitions.

Acquisitions are a significant part of our growth strategy. We continually review, evaluate and consider potential investments and acquisitions.  In such evaluations, we are required to make difficult judgments regarding the value of business opportunities and the risks and cost of potential liabilities.  We plan to use acquisitions of companies or technologies to expand our project skill-sets and capabilities, expand our geographic markets, add experienced management and increase our product and service offerings. However, we may be unable to implement this growth strategy if we cannot identify suitable acquisition candidates, reach agreement with acquisition targets on acceptable terms or arrange required financing for acquisitions on acceptable terms. In addition, the time and effort involved in attempting to identify acquisition candidates and consummate acquisitions may divert members of our management from the operations of our company.

Any future acquisitions that we may make could disrupt our business, cause dilution to our stockholders and harm our business, financial condition or operating results.

If we are successful in consummating acquisitions, those acquisitions could subject us to a number of risks, including, but not limited to:

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the purchase price we pay and/or unanticipated costs could significantly deplete our cash reserves or result in dilution to our existing stockholders;

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we may find that the acquired company or technologies do not improve market position as planned;

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we may have difficulty integrating the operations and personnel of the acquired company, as the combined operations will place significant demands on the Company’s management, technical, financial and other resources;

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key personnel and customers of the acquired company may terminate their relationships with the acquired company as a result of the acquisition;

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we may experience additional financial and accounting challenges and complexities in areas such as tax planning and financial reporting;

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we may assume or be held liable for risks and liabilities (including environmental-related costs) as a result of our acquisitions, some of which we may not be able to discover during our due diligence or adequately adjust for in our acquisition arrangements;

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our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

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we may incur one-time write-offs or restructuring charges in connection with the acquisition;

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we may acquire goodwill and other intangible assets that are subject to amortization or impairment tests, which could result in future charges to earnings; and

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We may not be able to realize the cost savings or other financial benefits we anticipated.

We cannot assure you that we will successfully integrate Lilien or profitably manage any other acquired business.  In addition, we cannot assure you that, following any acquisition, our continued business will achieve sales levels, profitability, efficiencies or synergies that justify acquisition or that the acquisition will result in increased earnings for us in any future period.  These factors could have a material adverse effect on our business, financial condition and operating results.

Insurance and contractual protections may not always cover lost revenue, increased expenses or liquidated damages payments.

Although we maintain insurance and intend to obtain warranties from suppliers, obligate subcontractors to meet certain performance levels and attempt, where feasible, to pass risks we cannot control to our customers, the proceeds of such insurance, warranties, performance guarantees or risk sharing arrangements may not be adequate to cover lost revenue, increased expenses or liquidated damages payments that may be required in the future.

Our credit facilities and debt instruments contain financial and operating restrictions that may limit our business activities and our access to credit

Pursuant to our existing credit facility, all of the Company’s and our subsidiaries’ assets are secured with our senior lender.  Provisions in our credit facilities and debt instruments impose restrictions or require prior approval on our and certain of our subsidiaries’ ability to, among other things:

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incur additional debt;

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pay cash dividends and make distributions;

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make certain investments and acquisitions;

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guarantee the indebtedness of others or our subsidiaries;

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redeem or repurchase capital stock;

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create liens or encumbrances;

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enter into transactions with affiliates;

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engage in new lines of business;

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sell, lease or transfer certain parts of our business or property;

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restrictions on incurring obligations for capital expenditures;

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issue additional capital stock of the Company or any subsidiary of the Company;

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acquire new companies and merge or consolidate.

These agreements also contain other customary covenants, including covenants that require us to meet specified financial ratios and financial tests. We may not be able to comply with these covenants in the future. Our failure to comply with these covenants may result in the declaration of an event of default and cause us to be unable to borrow under our credit facilities and debt instruments. In addition to preventing additional borrowings under these agreements, an event of default, if not cured or waived, may result in the acceleration of the maturity of indebtedness outstanding under these agreements, which would require us to pay all amounts outstanding. If an event of default occurs, we may not be able to cure it within any applicable cure period, if at all. If the maturity of our indebtedness is accelerated, we may not have sufficient funds available for repayment or we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us or at all.

We may be subject to damages resulting from claims that the Company or our employees have wrongfully used or disclosed alleged trade secrets of their former employers.

Upon completion of any acquisitions by the Company, we may be subject to claims that our acquired companies and their employees may have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of former employers or competitors.  Litigation may be necessary to defend against these claims.  Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management.  If we fail in defending such claims, in addition to paying money claims, we may lose valuable intellectual property rights or personnel.  A loss of key research personnel or their work product could hamper or prevent our ability to commercialize certain products, which could severely harm our business.

Dependence on key personnel who do not have pubic company regulatory experience.

The Company’s success depends to a significant extent upon the operation, experience, and continued services of certain of its officers, including our CEO, as well as other key personnel.  While our CEO and the executive officers of Lilien are all employed under employment contracts, there is no assurance we will be able to retain their services.   The loss of our CEO or several of the other key personnel could have an adverse effect on the Company.  If our CEO or other executive officers were to leave we would face substantial difficulty in hiring a qualified successor and could experience a loss in productivity while any successor obtains the necessary training and experience.  In addition, our CEO, CFO and other key personnel do not have prior experience in SEC reporting obligations.  Furthermore, we do not maintain “key person” life insurance on the lives of any executive officer and their death or incapacity would have a material adverse effect on us.  The competition for qualified personnel is intense, and the loss of services of certain key personnel could adversely affect our business.

Our international business exposes us to geo-political and economic factors, regulatory requirements and other risks associated with doing business in foreign countries.

Our foreign operations pose complex management, foreign currency, legal, tax and economic risks, which we may not adequately address. We have foreign operations in the Middle East and expect to do business in South Asia.  These risks differ from and potentially may be greater than those associated with our domestic business.

Our international business is sensitive to changes in the priorities and budgets of international customers and geo-political uncertainties, which may be driven by changes in threat environments and potentially volatile worldwide economic conditions, various regional and local economic and political factors, risks and uncertainties, as well as U.S. foreign policy. Our international sales are subject to U.S. laws, regulations and policies, including the International Traffic in Arms Regulations (ITAR) and the Foreign Corrupt Practices Act (see below) and other export laws and regulations. Due to the nature of our products, we must first obtain licenses and authorizations from various U.S. Government agencies before we are permitted to sell our products outside of the U.S. We can give no assurance that we will continue to be successful in obtaining the necessary licenses or authorizations or that certain sales will not be prevented or delayed. Any significant impairment of our ability to sell products outside of the U.S. could negatively impact our results of operations and financial condition.

Our international sales are also subject to local government laws, regulations and procurement policies and practices which may differ from U.S. Government regulations, including regulations relating to import-export control, investments, exchange controls and repatriation of earnings, as well as to varying currency, geo-political and economic risks. Our international contracts may include industrial cooperation agreements requiring specific in-country purchases, manufacturing agreements or financial support obligations, known as offset obligations, and provide for penalties if we fail to meet such requirements. Our international contracts may also be subject to termination at the customer’s convenience or for default based on performance, and may be subject to funding risks. We also are exposed to risks associated with using foreign representatives and consultants for international sales and operations and teaming with international subcontractors, partners and suppliers in connection with international programs.  As a result of these factors, we could experience award and funding delays on international programs and could incur losses on such programs, which could negatively impact our results of operations and financial condition.

We are also subject to a number of other risks including:

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the absence in some jurisdictions of effective laws to protect our intellectual property rights;

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multiple and possibly overlapping and conflicting tax laws;

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restrictions on movement of cash;

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the burdens of complying with a variety of national and local laws;

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political instability;

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currency fluctuations;

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longer payment cycles;

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restrictions on the import and export of certain technologies;

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price controls or restrictions on exchange of foreign currencies; and

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trade barriers.

Our international operations are subject to special U.S. government laws and regulations, such as the Foreign Corrupt Practices Act, and regulations and procurement policies and practices, including regulations to import-export control, which may expose us to liability or impair our ability to compete in international markets.

Our international operations are subject to the U.S. Foreign Corrupt Practices Act, or the FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. and other business entities for the purpose of obtaining or retaining business. We have operations and deal with governmental customers in countries known to experience corruption, including certain countries in the Middle East and in the future, the Far East. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, consultants or contractors that could be in violation of various laws including the FCPA, even though these parties are not always subject to our control. We are also subject to import-export control regulations restricting the use and dissemination of information classified for national security purposes and the export of certain products, services, and technical data, including requirements regarding any applicable licensing of our employees involved in such work.

Our business could be negatively impacted by security threats and other disruptions.

As a U.S. defense contractor, we face certain security threats, including threats to our information technology infrastructure, attempts to gain access to our proprietary or classified information, and threats to physical security. These types of events could disrupt our operations, require significant management attention and resources, and could negatively impact our reputation among our customers and the public, which could have a negative impact on our financial condition, results of operations and liquidity.  We are continuously exposed to cyber attacks and other security threats, including physical break-ins. Any electronic or physical break-in or other security breach or compromise may jeopardize security of information stored or transmitted through our information technology systems and networks. This could lead to disruptions in mission-critical systems, unauthorized release of confidential or otherwise protected information and corruption of data. Although we have implemented policies, procedures and controls to protect against, detect and mitigate these threats, we face advanced and persistent attacks on our information systems and attempts by others to gain unauthorized access to our information technology systems are becoming more sophisticated. These attempts include covertly introducing malware to our computers and networks and impersonating authorized users, among others, and may be perpetrated by well funded organized crime or state sponsored efforts. We seek to detect and investigate all security incidents and to prevent their occurrence or recurrence. We continue to invest in and improve our threat protection, detection and mitigation policies, procedures and controls. In addition, we work with other companies in the industry and government participants on increased awareness and enhanced protections against cybersecurity threats. However, because of the evolving nature and sophistication of these security threats, which can be difficult to detect, there can be no assurance that our policies, procedures and controls have or will detect or prevent any of these threats and we cannot predict the full impact of any such past or future incident. We may experience similar security threats to the information

A technology systems that we develop, install or maintain under customer contracts. Although we work cooperatively with our customers and other business partners to seek to minimize the impacts of cyber and other security threats, we must rely on the safeguards put in place by those entities. Any remedial costs or other liabilities related to cyber or other security threats may not be fully insured or indemnified by other means. Occurrence of any of these security threats could expose us to claims, contract terminations and damages and could adversely affect our reputation, ability to work on sensitive U.S. Government contracts, business operations and financial results.

Internal system or service failures could disrupt our business and impair our ability to effectively provide our services and products to our customers, which could damage our reputation and adversely affect our revenues and profitability.

Any system or service disruptions, including those caused by ongoing projects to improve our information technology systems and the delivery of services, if not anticipated and appropriately mitigated, could have a material adverse effect on our business including, among other things, an adverse effect on our ability to bill our customers for work performed on our contracts, collect the amounts that have been billed and produce accurate financial statements in a timely manner. We are also subject to systems failures, including network, software or hardware failures, whether caused by us, third-party service providers, cybersecurity threats, natural disasters, power shortages, terrorist attacks or other events, which could cause loss of data and interruptions or delays in our business, cause us to incur remediation costs, subject us to claims and damage our reputation. In addition, the failure or disruption of our communications or utilities could cause us to interrupt or suspend our operations or otherwise adversely affect our business. Our property and business interruption insurance may be inadequate to compensate us for all losses that may occur as a result of any system or operational failure or disruption and, as a result, our future results could be adversely affected.

Customer systems failures could damage our reputation and adversely affect our revenues and profitability.

Many of the systems and networks that we develop, install and maintain for our customers involve managing and protecting personal information and information relating to national security and other sensitive government functions. While we have programs designed to comply with relevant privacy and security laws and restrictions, if a system or network that we develop, install or maintain were to fail or experience a security breach or service interruption, whether caused by us, third-party service providers, cybersecurity threats or other events, we may experience loss of revenue, remediation costs or face claims for damages or contract termination. Any such event could cause serious harm to our reputation and prevent us from having access to or being eligible for further work on such systems and networks. Our errors and omissions liability insurance may be inadequate to compensate us for all of the damages that we may incur and, as a result, our future results could be adversely affected.

We have entered, and expect to continue to enter, into joint venture, teaming and other arrangements, and these activities involve risks and uncertainties.

We have entered, and expect to continue to enter, into joint venture, teaming and other arrangements. These activities involve risks and uncertainties, including the risk of the joint venture or applicable entity failing to satisfy its obligations, which may result in certain liabilities to us for guarantees and other commitments, the challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and our partners and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements.

Our business and operations expose us to numerous legal and regulatory requirements and any violation of these requirements could harm our business.

We are subject to numerous federal, state and foreign legal requirements on matters as diverse as data privacy and protection, employment and labor relations, immigration, taxation, anticorruption, import/export controls, trade restrictions, internal and disclosure control obligations, securities regulation and anti-competition. Compliance with diverse and changing legal requirements is costly, time-consuming and requires significant resources.  We are also focused on expanding our business in certain identified growth areas, such as health information technology, energy and environment, which are highly regulated and may expose us to increased compliance risk. Violations of one or more of these diverse legal requirements in the conduct of our business could result in significant fines and other damages, criminal sanctions against us or our officers, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with the performance of customer contracts could also result in liability for significant monetary damages, fines and/or criminal prosecution, unfavorable publicity and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations.

Our future revenues and growth prospects could be adversely affected by our dependence on other contractors.

If other contractors with whom we have contractual relationships eliminate or reduce their work with us, or if the U.S. Government terminates or reduces these other contractors’ programs, does not award them new contracts or refuses to pay under a contract our financial and business condition may be adversely affected. Companies that do not have access to U.S. Government contracts may perform services as our subcontractor and that exposure could enhance such companies’ prospect of securing a future position as a prime U.S. Government contractor which could increase competition for future contracts and impair our ability to perform on contracts.

We may have disputes with our subcontractors arising from, among other things, the quality and timeliness of work performed by the subcontractor, customer concerns about the subcontractor, our failure to extend existing task orders or issue new task orders under a subcontract, our hiring of a subcontractor’s personnel or the subcontractor’s failure to comply with applicable law. Current uncertain economic conditions heighten the risk of financial stress of our subcontractors, which could adversely impact their ability to meet their contractual requirements to us. If any of our subcontractors fail to timely meet their contractual obligations or have regulatory compliance or other problems, our ability to fulfill our obligations as a prime contractor or higher tier subcontractor may be jeopardized. Significant losses could arise in future periods and subcontractor performance deficiencies could result in our termination for default. A termination for default could eliminate a revenue source, expose us to liability and have an adverse effect on our ability to compete for future contracts and task orders, especially if the customer is an agency of the U.S. Government.

If we do not adequately protect our intellectual property rights, we may experience a loss of revenue and our operations may be materially harmed.

We have not registered copyrights on any of the software we have developed. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property. We cannot assure you that we can adequately protect our intellectual property or successfully prosecute potential infringement of our intellectual property rights. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. Our failure to protect our intellectual property rights may result in a loss of revenue and could materially adversely affect our operations and financial condition.

Our performance and ability to compete are dependent to a significant degree on our proprietary technology. Our proprietary software is protected by common law copyright laws, as opposed to registration under copyright statutes.  Common law protection may be narrower than that which we could obtain under registered copyrights.  As a result, we may experience difficulty in enforcing our copyrights against certain third party infringements.  As part of our confidentiality-protection procedures, we generally enter into agreements with our employees and consultants and limit access to, and distribution of, our software, documentation and other proprietary information.  There can be no assurance that the steps we have taken will prevent misappropriation of our technology or that agreements entered into for that purpose will be enforceable.  The laws of other countries may afford us little or no protection of our intellectual property.  We also rely on a variety of technology that we license from third parties.  There can be no assurance that these third party technology licenses will continue to be available to us on commercially reasonable terms, if at all. The loss of or inability to maintain or obtain upgrades to any of these technology licenses could result in delays in completing software enhancements and new development until equivalent technology could be identified, licensed or developed and integrated.  Any such delays would materially and adversely affect our business.

Sysorex Arabia is currently without contracts

Sysorex Arabia’s largest contract was with Optical Connections Corp.’s (“OCC”), main contractor Tuwaiq Communications.  This was to build three data centers to support OCC’s FTTH (Fiber to the Home) Network. It was signed in April 2008 and  put on hold soon thereafter because of OCC’s financial and legal troubles.  Therefore, Sysorex Arabia is currently without business and is seeking new contracts.  These issues with OCC are still being resolved and could result in the cancellation of the project or OCC could sell its telecom license to a third party and which could cancel the project.

Historical liabilities may adversely affect the Company

Sysorex has been operating since 2002. During the past nine years the Company has had its share of financial and operational issues. In the U.S. the Company suffered from an under-performing sales team; losses in operations; lack of proper working capital; protests on lost contract bids; supplier liabilities; etc. Sysorex Government Services has worked through most of these issues and has become profitable once again.  Sysorex Federal no longer has any contracts and we are attempting to negotiate and settle the outstanding liabilities of approximately $533,000 which are several years old with vendors.

Sysorex Arabia also has old liabilities due to vendors, employees, social insurance payments, and partners amounting to approximately $2.8 million. This has been a result primarily of the two-year delay in the OCC Data Center project as revenue and cash-flow projections did not materialize because of the delays. Some of the local suppliers have taken legal action and Sysorex is working with them on payment plans. Sysorex has taken on several loans to finance the losses to date and to pay some liabilities.  Any of these issues in either company could have a material adverse effect on the Company if not resolved properly.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations, and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the global capital markets and the economy generally, both in the U.S. and elsewhere around the world.  Concerns over inflation, energy costs, geopolitical issues, the availability and cost of credit, the U.S. mortgage market, and the real estate market in the U.S. have contributed to increased volatility and diminished expectations for the economy and the markets going forward. These factors, combined with volatile oil prices, declining business and consumer confidence and increased unemployment, precipitated an economic slowdown and a global recession. Domestic and international equity markets have been experiencing heightened volatility and turmoil. These events and the continuing market upheavals may have an adverse effect on our business. In the event of extreme prolonged market events, such as the global credit crisis, we could incur significant losses.

Risks Related to Our Common Stock

Our directors and executive officers beneficially own a significant number of shares of our common stock.  Their interests may conflict with our outside stockholders, who may be unable to influence management and exercise control over our business.

As of the date of this prospectus, our executive officers, directors and their affiliates beneficially own approximately 51% of our shares of Common Stock.  As a result, our executive officers and directors may be able to:  elect or defeat the election of our directors, amend or prevent amendment to our certificates of incorporation or bylaws, effect or prevent a merger, sale of assets or other corporate transaction, and control the outcome of any other matter submitted to the shareholders for vote.  Accordingly, our outside stockholders may be unable to influence management and exercise control over our business.

We do not intend to pay cash dividends to our stockholders, so you will not receive any return on your investment in our Company prior to selling your interest in the Company.

We have never paid any dividends to our stockholders. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any cash dividends in the foreseeable future. If we determine that we will pay cash dividends to the holders of our common stock, we cannot assure that such cash dividends will be paid on a timely basis. The success of your investment in the Company will likely depend entirely upon any future appreciation.  As a result, you will not receive any return on your investment prior to selling your shares in our Company and, for the other reasons discussed in this “Risk Factors” section, you may not receive any return on your investment even when you sell your shares in our Company.

Anti-Takeover, Limited Liability and Indemnification Provisions

Some provisions of our articles of incorporation and by-laws may deter takeover attempts, which may limit the opportunity of our stockholders to sell their shares at a favorable price.

Certificate of Incorporation and By-laws.

Under our articles of incorporation, our Board of Directors may issue additional shares of common or preferred stock.  Any additional issuance of common stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, and thereby protects the continuity of our management.  Specifically, if in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, shares could be issued by our Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

•

diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,

•

putting a substantial voting block in institutional or other hands that might undertake to support the incumbent Board of Directors, or

•

effecting an acquisition that might complicate or preclude the takeover.

Our articles of incorporation also allow our Board of Directors to fix the number of directors in the bylaws.  Cumulative voting in the election of directors is specifically denied in our certificate of incorporation.  The effect of these provisions may be to delay or prevent a tender offer or takeover attempt that a stockholder may determine to be in his or its best interest, including attempts that might result in a premium over the market price for the shares held by the stockholders.

Nevada Anti-Takeover Law.

We are subject to the provisions of Section 78.438 of the Nevada Revised Statutes concerning corporate takeovers.  This section prevents many Nevada corporations from engaging in a business combination with any interested stockholder, under specified circumstances.  For these purposes, a business combination includes a merger or sale of more than 5% of our assets, and an interested stockholder includes a stockholder who owns 10% or more of our outstanding voting stock, as well as affiliates and associates of these persons.  Under these provisions, this type of business combination is prohibited for three years following the date that the stockholder became an interested stockholder unless:

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the transaction in which the stockholder became an interested stockholder is approved by the Board of directors prior to the date the interested stockholder attained that status;

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on consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owned at least 90% of the voting stock of the corporation outstanding at the time the transaction was commenced, excluding those shares owned by persons who are directors and also officers; or

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on or subsequent to that date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least a majority of the outstanding voting stock that is not owned by the interested stockholder.

This statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Limited Liability and Indemnification.

Our articles of incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law.  This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission.  Our certificate of incorporation requires us to indemnify our directors and officers to the fullest extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law.

Under Nevada law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

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conducted himself or herself in good faith, reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

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in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorneys' fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding.  If the person is found liable to the corporation, no indemnification will be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us under the above provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The obligations associated with being a public company require significant resources and management attention, which may divert from our business operations.

Upon the effective date of this prospectus, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and The Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition, proxy statement, and other information. The Sarbanes-Oxley Act requires, among other things, that we establish and maintain effective internal controls and procedures for financial reporting.  Our Chief Executive Officer and Chief Financial Officer will need to certify that our disclosure controls and procedures are effective in ensuring that material information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. We will need to hire additional financial reporting, internal controls and other financial personnel in order to develop and implement appropriate internal controls and reporting procedures.  As a result, we will incur significant legal, accounting and other expenses.  Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management's attention from implementing our growth strategy, which could prevent us from improving our business, results of operations and financial condition. We have made, and will continue to make, changes to our internal controls and procedures for financial reporting and accounting systems to meet our reporting obligations as a public company. However, the measures we take may not be sufficient to satisfy our obligations as a public company. In addition, we cannot predict or estimate the amount of additional costs we may incur in order to comply with these requirements. We anticipate that these costs will materially increase our selling, general and administrative expenses.

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting.  In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act of 2002, then we may not be able to obtain the independent account certifications required by that act, which may preclude us from keeping our filings with the SEC current, and interfere with the ability of investors to trade our securities and our shares to continue to be quoted on the OTC PINK or our ability to list our shares on any national securities exchange.

If we fail to establish and maintain an effective system of internal controls, we may not be able to report our financial results accurately or prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  With each prospective acquisition we may make we will conduct whatever due diligence is necessary or prudent to assure us that the acquisition target can comply with the internal controls requirements of the Sarbanes-Oxley Act.  Notwithstanding our diligence, certain internal controls deficiencies may not be detected.  As a result, any internal control deficiencies may adversely affect our financial condition, results of operations and access to capital.  We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal controls that need improvement.

Risks Related to our Securities

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, these rules and regulations increase our compliance costs and make certain activities more time consuming and costly. As a public company, these rules and regulations may make it more difficult and expensive for us to maintain our director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

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our ability to execute our business plan and complete prospective acquisitions;

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changes in our industry;

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competitive pricing pressures;

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our ability to obtain working capital financing;

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additions or departures of key personnel;

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limited ”public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

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sales of our common stock (particularly following effectiveness of this resale registration statement);

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operating results that fall below expectations;

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regulatory developments;

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economic and other external factors;

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period-to-period fluctuations in our financial results; and

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our inability to develop or acquire new or needed technologies.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our shares of common stock are thinly traded, the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded, our common stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things.  We will take certain steps including utilizing investor awareness campaigns and firms, press releases, road shows and conferences to increase awareness of our business. Any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares.

If an active market should develop, the price may be highly volatile. Because there is currently a low price for our shares of common stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account.  Many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.  Furthermore, our securities are currently traded on the OTC Pink where it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about these companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock is currently subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or another national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenues of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issuable upon the effectiveness of this registration statement, upon the expiration of any statutory holding period under Rule 144, or shares issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In general, a non-affiliated person who has held restricted shares for a period of six months, under Rule 144, may sell into the market our common stock all of their shares, subject to the Company being current in its periodic reports filed with the SEC.  An affiliate may sell an amount equal to the greater of 1% of the outstanding shares or, if listed on Nasdaq or another national securities exchange, the average weekly number of shares sold in the last four weeks prior to such sale. Such sales may be repeated once every three months, and any of the restricted shares may be sold by a non-affiliate without any restriction after they have been held one year.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on behalf of our company.

Forward Looking Statements

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “feel,” “confident,” “estimate,” “intend,” “predict,”  ”forecast,” “potential” or “continue” or the negative of such terms or other variations on these words or comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described under “Risk Factors” that may cause the Company's or its industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  In addition to the risks described in Risk Factors, important factors to consider and evaluate in such forward-looking statements include: (i) general economic conditions and changes in the external competitive market factors which might impact the Company's results of operations; (ii) unanticipated working capital or other cash requirements including those created by the failure of the Company to adequately anticipate the costs associated with acquisitions and other critical activities; (iii) changes in the Company's corporate strategy or an inability to execute its strategy due to unanticipated changes; (iv) the inability or failure of the Company's management to devote sufficient time and energy to the Company's business; and (v) the failure of the Company to complete any or all of the transactions described herein on the terms currently contemplated.  In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this Risk Factors discussion, there can be no assurance that the forward-looking statements contained in this prospectus will in fact transpire.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements.  Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements.  We do not undertake any duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results or changes in our expectations.

USE OF PROCEEDS

We will not receive proceeds from the sale of shares offered hereby by Selling Stockholders, except upon the exercise of 166,667 warrants offered hereby for $75,000 and 300,000 warrants offered hereby for $261,000. Any warrant proceeds will be used by the Company for working capital purposes.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS

AND ISSUER PURCHASES OF EQUITY SECURITIES

Our common stock has been quoted on the OTC Pink under the symbol SYRX since June 2, 2011.  Prior thereto, it was quoted under the symbol SFTL.  As of July 11, 2013 there were 523 holders of record of our common stock.

The following table sets forth the high and low bid closing prices for our common stock for the periods indicated, as reported by the OTC Pink.  The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may to represent actual transactions.  All prices reflect a 1 for 20 reverse split effected by the Company on June 3, 2011.

Period	High	Low
Year Ending December 31, 2013
April 1, 2013 through June 30, 2013	$0.75	$0.50
January 1, 2013 through March 31, 2013	$0.80	$0.17

Year Ended December 31, 2012
October 1, 2012 through December 31, 2012	$0.51	$0.20
July 1, 2012 through September 30, 2012	$0.60	$0.51
April 1, 2012 through June 30, 2012	$1.10	$0.12
January 1, 2012 through March 31, 2012	$1.09	$0.42

Year Ended December 31,1 2011
October 1, 2011 through December 31, 2011	$1.39	$1.01
July 1, 2011 through September 30, 2011	$2.90	$1.40
April 1, 2011 through June 30, 2011	$10.00	$2.90
January 1, 2011 through March 31, 2011	$0.80	$0.14

The last report sales price of our common stock on the OTC Pink on August 9, 2013 was $1.50 per share.

Dividend Policy

Sysorex Global Holdings Corp. has not declared nor paid any cash dividend on our common stock, and we currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future.  The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, results of operations, capital requirements and other factors that our board of directors considers significant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

Sysorex Global Holdings Corp. acquired Lilien Systems, an enterprise IT infrastructure solution provider with over $40 million in annual revenue, through a combination of 6,000,000 shares of common stock and $3 million in cash from debt financing, effective March 1, 2013. Lilien is the first target in Sysorex’ multiple-acquisition strategy to diversify from the public sector into the private sector and adding new services and technology capabilities to the Sysorex portfolio. Lilien expands Sysorex's depth of enterprise service offerings, including Big Data services and advanced analytics, while providing premier partnership status with leading vendors in IT infrastructure. The acquisition provides Lilien with a unique opportunity for vertical market and geographic expansion.

The Lilien Acquisition significantly impacted the operations and financials for the Quarter ending March 31, 2013 as indicated in the Results of Operations below. The results show a net loss which was attributable, in part, to certain one-time non-recurring charges related to the Lilien Acquisition, which resulted in the Company incurring significant legal, accounting, due diligence, financing and general and administrative expenses as compared to the expenses incurred in comparable prior period in 2012.

The accretive impact of our acquisition strategy is mounting and our next quarter results will include a full quarter of Lilien’s revenues. We anticipate synergies and operational efficiencies to improve revenues and profitability for both Sysorex and Lilien especially as we move into Q3 and Q4 when Lilien’s business is historically stronger. Sysorex' U.S. government operations are profitable and this division is growing, as the U.S. Navy SPAWAR contract is expected to start releasing task orders in Q3 and other awards are expected later this quarter.

Critical Accounting Policies

Our consolidated financial statements as of December 31, 2012 and March 31, 2013 and for the year and the three months then ended, respectively, were prepared in accordance with accounting principles generally accepted in the United States.  In preparing these financial statements, management has made its best estimates and judgments of certain amounts, giving due consideration to materiality.  The Company's complete accounting policies are described in Note 2 of the audited financial statements for the year ended December 31, 2012.  We believe that the following accounting policies are particularly important to understanding our results of operations and financial position:

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The valuation of the assets and liabilities acquired from Lilien LLC as well as the valuation of the Company's common shares issued in that transaction;

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Revenue recognition;

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The valuation of stock-based compensation;

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The allowance for doubtful accounts; and

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The valuation allowance for the deferred tax asset.

Rounding

All dollar amounts in this section have been rounded to the nearest thousand.

Results Of Operations - For The Years Ended December 31, 2012 Compared To The Year Ended December 31, 2011

Revenues

Revenues for the year ended December 31, 2012 were $4,238,000 compared to $7,004,000 for the comparable period in the prior year.  This decrease of $2,766,000 was attributable to the conclusion of the MODA C4I contract in October 2011.  However, we expect revenues to increase during the balance of 2013 as award decisions are made in connection with several outstanding proposals and our U.S. Navy SPAWAR contract which was awarded in February 2013 is expected to start releasing task orders during the third quarter of 2013.

Costs of Revenues

Cost of revenues for the year ended December 31, 2012 were $2,345,000 compared to $4,312,000 for the comparable period in the prior year.  This decrease of $1,967,000 was primarily attributable to the conclusion of the MODA C4I contract in October 2011.  However, as indicated above, we expect revenues and therefore, cost of revenues to increase during the balance of this year as award decisions are made in connection with several outstanding proposals and our U.S. Navy SPAWAR contract is expected to start releasing task orders during the third quarter of 2013.  The gross profit margin for the year ended December 31, 2012 was 44.7% compared to 38.4% for the comparable period in the prior year as the Sysorex Arabia MODA C4I contract ended in 2011 and the Sysorex U.S. contracts yield higher profit margins.

Operating Expenses

Operating expenses for twelve months ended December 31, 2012 were $2,349,000 compared to $2,740,000 for the comparable period in the prior year.  This decrease of $391,000 consisted of: a) decreases of $324,000 and $186,000 in compensation and consulting expenses, respectively, related to the conclusion of the MODA C41 contract in October 2011 as discussed in the preceding paragraphs; b) An increase of $331,000 in professional and legal fees related to the pursuit of the Company acquisition strategy as discussed in the preceding sections; and c) A decrease of $218,000 in other administrative expenses attributable to general cost containment measures.  Operating expenses will increase for reporting and compliance costs once we are a reporting company with the SEC.

Loss From Operations

Loss from operations for the year ended December 31, 2012 was $455,000 compared to $48,000 for the comparable period in the prior year.  This increase of $407,000 was attributable to the decrease in gross profit of $798,000 related to the conclusion of the MODA C41 contract in October 2011, as discussed in the preceding paragraph offset by the decrease of $391,000 in operating expenses as also discussed in the preceding paragraphs.

Other Income (Expense)

Other income (expense) for twelve months ended December 31, 2012 was an expense of $329,000, as compared to income of $79,000 for the comparable period in the prior year.  This change of $408,000 consisted of: a) a decrease of $110,000 related to a gain on settlement of a vendor liability during 2011 for which there was no comparable amount present during 2012; b) a decrease related to an additional $319,000 interest expense primarily attributable to the debt incurred by us during 2012 to finance operations; and c) an increase of $18,000 related to the change in the fair value of our derivative liability for which there was no comparable amount during 2011.

Provision for Income Taxes

There was no provision for income taxes for the year ended December 31, 2012 as we were in a net loss position.  Deferred tax assets resulting from such losses are fully reserved as of December 31, 2012 and 2011 since, at present we have no history of taxable income and it is more likely than not that such assets will not be realized.  The provision for income taxes for the year ended December 31, 2011 of $31,000 represented the income tax provision for the Saudi subsidiary computed under Saudi Arabia tax law.

Net Income/Loss Attributable To Non-Controlling Interest

Net income/loss attributable to non-controlling interest for the year ended December 31, 2012 was a loss of $91,000 compared to income of $36,000 for the comparable period in the prior year.  This change of $127,000 was attributable to the loss incurred at Sysorex Arabia due to the conclusion of the MODA C4I contract in October 2011.

Net Loss Attributable To Stockholders of Sysorex Global Holdings Corp.

Net income/loss attributable to stockholders of Sysorex Global Holdings Corp. for the year ended December 31, 2012 was a loss of $694,000 compared to a loss of $36,000 for the comparable period in the prior year.  This increase of $658,000 was attributable to the changes described for the various reporting captions discussed above.

Non-GAAP Financial information

EBITDA is defined as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization.  Adjusted EBITDA as used by our Company’s management as the matrix in which it manages the business is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and non-cash stock-based compensation.

Adjusted EBITDA for the year ended December 31, 2012 was income of $83,000 compared to income of $394,000 for the comparable period in the prior year.  Overall, Adjusted EBITDA compares favorably to the net loss attributable to stockholders of Sysorex Global Holdings Corp. as described in the following paragraph.

The following table presents a reconciliation of net income/loss attributable to stockholders of Sysorex Global Holdings Corp., which is our GAAP operating performance measure, to Adjusted EBITDA for the years ended December 31, 2012 and 2011:

	Year Ended	Year Ended
	2012	2011
Adjusted EBITDA	$83,000	$394,000
Non-recurring one time charges (acquisition expenses and related charges of an acquisition that was not consummated)	(236,000)	-
Stock-based compensation – included in SG&A expense	(113,000)	(395,000)
Stock-based compensation – included in interest expense	(111,000)	-
Other interest expense	(239,000)	(31,000)
Provision for income taxes	-	(31,000)
Depreciation and amortization	(99,000)	(83,000)
Gain on settlement of obligations *	-	110,000
Change in fair value of derivative liability *	18,000	-
Other *	3,000	-
Net loss attributable to stockholders of Sysorex Global Holdings Corp.	$(694,000)	$(36,000)

* Included on our statement of operations as a component of other income

We rely on Adjusted EBITDA, which is a non-GAAP financial measure:

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To review and assess the operating performance of our Company as permitted by SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”;

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To compare our current operating results with corresponding periods and with the operating results of other companies in our industry;

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As a basis for allocating resources to various projects;

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As a measure to evaluate potential economic outcomes of acquisitions, operational alternatives and strategic decisions; and

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To evaluate internally the performance of our personnel.

We have presented Adjusted EBITDA above because we believe it conveys useful information to investors regarding our operating results. We believe it provides an additional way for investors to view our operations, when considered with both our GAAP results and the reconciliation to net income (loss), and that by including this information we can provide investors with a more complete understanding of our business. Specifically, we present Adjusted EBITDA as supplemental disclosure because:

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We believe Adjusted EBITDA is a useful tool for investors to assess the operating performance of our business without the effect of interest, income taxes, and other non-operating expenses as well as depreciation and amortization which are non-cash expenses;

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We believe that it is useful to provide to investors with a standard operating metric used by management to evaluate our operating performance; and

•

We believe that the use of Adjusted EBITDA is helpful to compare our results to other companies.

Even though we believe Adjusted EBITDA is useful for investors, it does have limitations as an analytical tool. Thus, we strongly urge investors not to consider this metric in isolation or as a substitute for net income (loss) and the other consolidated statement of operations data prepared in accordance with GAAP. Some of these limitations include the fact that:

•

Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•

Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•

Adjusted EBITDA does not reflect income or other taxes or the cash requirements to make any tax payments; and

•

Other companies in our industry may calculate Adjusted EBITDA differently than we do, thereby potentially limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business or as a measure of performance in compliance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and providing Adjusted EBITDA only as supplemental information.

Results Of Operations - For The Quarter Ended March 31, 2013 Compared To The Quarter Ended March 31, 2012

Revenues

Revenues for the three months ended March 31, 2013 were $5,362,000 compared to $1,106,000 for the comparable period in the prior year.  This increase of $4,256,000 was primarily attributable to the Lilien Acquisition effective March 1, 2013 and the inclusion of Lilien's revenues of $4,276,000 from the effective date of the acquisition.  Revenues of $1,086,000 related to the historical Sysorex business were essentially unchanged.  However, we expect historical Sysorex business revenues to increase during the balance of this year as award decisions are made in connection with several outstanding proposals and our U.S. Navy SPAWAR contract which was awarded to us in February 2013 is expected to start releasing task orders during the third quarter of 2013.

Costs of Revenues

Cost of revenues for the three months ended March 31, 2013 were $3,906,000 compared to $592,000 for the comparable period in the prior year.  This increase of $3,314,000 was primarily attributable to the Lilien Acquisition effective March 1, 2013 and the inclusion of Lilien's cost of revenues of $3,313,000 for the month ended March 31, 2013.  Costs of revenues of $592,000 related to the historical Sysorex business were essentially unchanged.  However, we expect historical Sysorex business cost of revenues to increase during the balance of this year as award decisions are made in connection with several outstanding proposals and our U.S. Navy SPAWAR contract is expected to start releasing task orders during the third quarter of 2013. The gross profit margin for the three months ended March 31, 2013 was 27.2% compared to 46.5% for the comparable period in the prior year as the March 31, 2013 quarter included revenues for the month of March 2013 which have lower gross profit margins than the Sysorex service revenues.

Operating Expenses

Operating expenses for the three months ended March 31, 2013 were $2,418,000 compared to $606,000 for the comparable period in the prior year.  This increase of $1,812,000 was primarily attributable to the Lilien Acquisition effective March 1, 2013 and the inclusion of Lilien's operating expenses of $982,000 from the effective date of their acquisition.  Operating expenses related to the historical Sysorex business for the three months ended March 31, 2013 were $1,436,000 compared to $606,000 for the comparable period in the prior year.  This increase of $830,000 consisted primarily of one-time non-recurring charges of $908,000 related to the acquisition of Lilien and consisted of legal, accounting, due diligence, financing and general and administrative expenses.  All other operational expenses were comparable.  Operating expenses will increase for reporting and compliance costs once we are a reporting company with the SEC.

Loss From Operations

Loss from operations for the three months ended March 31, 2013 was $962,000 compared to $91,000 for the comparable period in the prior year.  This increase of $871,000 was primarily attributable to the historical Sysorex business for the three months ended March 31, 2013 which consisted of $942,000 compared to $91,000 for the comparable period in the prior year.  This increase of $851,000 was attributable primarily to the inclusion of one-time non-recurring charges of $908,000 related to the acquisition of Lilien and consisted of legal, accounting, due diligence, financing and general and administrative expenses.  All other amounts were comparable.

Other Expense

Other expense consisted primarily of interest expense and such interest expense for the three months ended March 31, 2013 was $533,000 compared to $6,000 for the comparable period in the prior year. This increase of $527,000 was attributable to $489,000 of non-cash change in the fair value of derivative liability for warrants issued and $38,000 in fees related to the closing of a prior credit facility and the borrowings under the Bridge Bank revolving line of credit in the amount of $4,200,000.  The majority of those borrowings were used in connection with the acquisition of Lilien for the $3,000,000 cash payment to the seller and the $908,000 in one-time non-recurring charges included in operational expenses discussed above.

Provision for Income Taxes

The was no provision for income taxes for the quarter ended March 31, 2013 as we were in a net loss position.  Deferred tax assets resulting from such losses are fully reserved as of December 31, 2012 and 2011 since, at present we have no history of taxable income and it is more likely than not that such assets will not be realized.

Net Loss Attributable To Non-Controlling Interest

Net loss attributable to non-controlling interest for the three months ended March 31, 2013 was $37,000 compared to $48,000 for the comparable period in the prior year.  This decrease of $11,000 was attributable to the decrease in the loss of Sysorex Arabia and was not material.

Net Loss Attributable To Stockholders of Sysorex Global Holdings Corp.

Net income/loss attributable to stockholders of Sysorex Global Holdings Corp. for the three months ended March 31, 2013 was a loss of $1,458,000 compared to $49,000 for the comparable period in the prior year.  This increase of $1,409,000 was attributable to the changes described for the various reporting captions discussed above.

Non-GAAP Financial information

Adjusted EBITDA for the three months ended March 31, 2013 was income of $211,000 compared to a loss of $27,000 for the comparable period in the prior year.  Overall, Adjusted EBITDA compares favorably to the net loss attributable to stockholders of Sysorex Global Holdings Corp. as described in the following paragraph.

The following table presents a reconciliation of net income/loss attributable to stockholders of Sysorex Global Holdings Corp., which is our GAAP operating performance measure, to Adjusted EBITDA for the three months ended March 31, 2013 and 2012:

	3 Months Ended	3 Months Ended
	March 2013	March 2012
Adjusted EBITDA	$211,000	$(27,000)
Acquisition transaction costs - non-recurring one time charges	(908,000)	-
Stock-based compensation – included in acquisition costs	(195,000)	-
Stock-based compensation – included in SG&A expense	(148,000)	-
Change in the fair value of derivative liability	(489,000)	-
Other interest expense	(44,000)	(6,000)
Depreciation and amortization	(80,000)	(16,000)
Net loss attributable to stockholders of Sysorex Global Holdings Corp.	$(1,458,000)	$(49,000)

As previously indicated, even though we believe Adjusted EBITDA is useful for investors, it does have limitations as an analytical tool. Thus, we strongly urge investors not to consider this metric in isolation or as a substitute for net income (loss) and the other consolidated statement of operations data prepared in accordance with GAAP.

Liquidity And Capital Resources as of March 31, 2013 Compared With December 31, 2012

The Company’s net cash flows used in operating, investing and financing activities for the three months ended March 31, 2013 and 2012 and certain balances as of the end of those periods are as follows:

	2013	2012
Net cash used in operating activities	$(895,000)	$(57,000)
Net cash used in investing activities	(1,888,000)	(1,000)
Net cash provided by financing activities	3,967,000	41,000
Net change in cash	$1,184,000	$(17,000)

Cash and cash equivalents at March 31, 2013 and December 31, 2012	$1,192,000	$8,000

Working capital at March 31, 2013 and December 31, 2012	$(8,594,000)	$(5,756,000)

Net cash flows related to operating activities during the three months ended March 31, 2013 and 2012 were a negative approximately $895,000 and $57,000, respectively, while our revenues were approximately $5,362,000 and $1,106,000, respectively.  That increase in revenues was attributable to the Lilien Acquisition effective March 1, 2013 and the inclusion of Lilien's revenues totaling $4,276,000 in our consolidated results from the effective date of the Lilien Acquisition.  Cash flows from operating activities were negative due to acquisition transaction costs of approximately $908,000 and for other potential acquisitions that were never consummated.  Lilien is an information technology company whose operations complement and significantly expands our current base of business and enables us to provide integrated consulting and implementation solutions and services to both government and private organizations in the United States, Middle East and South Asia.  In that light, we expect significant increases in revenues and cash flows during 2013. Cash flows related to operating activities during the three months ended March 31, 2012 were, in comparison, minimal and consisted of normal operating activities.

Net cash flows related to investing activities during the three months ended March 31, 2013 and 2012 were a negative approximately $1,888,000 and $1,000, respectively.  The negative cash flows related to the three months ended March 31, 2013 was comprised of a $3,000,000 investment in Lilien offset by $1,112,000 in cash acquired in connection with the acquisition of Lilien.  Cash flows related to investing activities during the three months ended March 31, 2012 were minimal.

Net cash flows from financing activities during the three months ended March 31, 2013 and 2012 were a positive approximately $3,967,000 and $41,000, respectively. The positive cash flows related to the three months ended March 31, 2013 was comprised primarily of a $4,175,000 advance from a credit facility.  Those funds were primarily utilized for the $3,000,000 investment in investment in Lilien plus the acquisition costs of approximately $908,000.  The remaining net decrease of approximately $267,000 was comprised primarily of the repayment of notes payable and various balances due under other credit arrangements. Cash flows related to financing activities during the three months ended March 31, 2012 were, in comparison, minimal and consisted of advances of approximately $101,000 from Duroob Technology, Inc. (“Duroob”). The owners and management of Duroob own slightly less than 50% of our subsidiary operating in Saudi Arabia.  Therefore, Duroob made such advances to us to support those operations while we pursued the acquisition and expansion strategy described in the preceding paragraphs.

Liquidity And Capital Resources - Bridge Bank Financing Agreement

In March 2013, we obtained a revolving line of credit for up to $5,000,000 through March 2015.  Terms of this agreement include compliance with certain debt covenants, interest at the bank prime rate plus 2% per annum, and repayment of any outstanding principal balance in March 2015. We borrowed $4,175,000 under this Agreement in March 2013 to finance the acquisition of Lilien as previously discussed.  The remaining $825,000 under this facility is available to us for general operating purposes.

Liquidity And Capital Resources - Contingency

In 2011, Sysorex Arabia, our 50.2% owned subsidiary, was named as a defendant in connection with legal suit filed by Mr. Darwish Fagiha alleging non-performance of certain contractual obligations by a Sysorex Shareholder.  A judgment was entered against Sysorex Arabia in the amount of approximately $800,000.  That amount has been paid by the Shareholder and Sysorex Arabia is waiting for the Saudi Courts to remove this judgment and release it from any claims.  Until that time, Sysorex Global could be technically liable for 50.2% of the amount of that judgment.

Liquidity And Capital Resources - General

During the balance of 2013 we will be actively pursuing equity financing to provide us with the cash and working capital necessary to continue pursuing the acquisition and expansion strategy that was launched with the Lilien Acquisition in March 2013 and improve our working capital position.  We expect our combined operations to be cash flow positive during 2013. If we are unsuccessful in raising additional capital or obtaining alternative financing during 2013, we might have to postpone or abandon our acquisition and expansion plans and/or curtail operations.

Liquidity And Capital Resources - December 31, 2012 Compared With December 31, 2011

The Company’s net cash flows used in operating, investing and financing activities for the years ended December 31, 2012 and 2011 and certain balances as of the end of those periods are as follows:

	2012	2011
Net cash used in operating activities	$(472,000)	$(442,000)
Net cash used in investing activities	(4,000)	(6,000)
Net cash provided by financing activities	259,000	648,000
Net change in cash	$(217,000)	$200,000

Cash and cash equivalents at year end	$8,000	$225,000

Working capital at year end	$(5,756,000)	$(4,916,000)

Net cash flows from operating activities during the years ended December 31, 2012 and 2011 were a negative approximately $472,000 and $442,000, respectively while our revenues were approximately $4,238,000 and $7,004,000, respectively.  That decline in revenues was attributable to the completion of a major project with the Saudi government in monitoring the British Aerospace and

Lockheed project on Command and Control, C4I, during 2011.  As discussed elsewhere in this document, we pursued an acquisition and expansion strategy during 2011 and 2012 and in March 2013 we completed the Lilien Acquisition which will enable us to provide integrated consulting and implementation solutions and services to both government and private organizations in the U.S., Middle East and South Asia.  In that light, we expect significant increases in revenues and cash flows during 2013.

Net cash flows from financing activities during the years ended December 31, 2012 and 2011 were approximately $259,000 and $648,000, respectively.  Such funding activities during those years consisted primarily of advances of approximately $568,000 and $1,113,000, respectively, from Duroob Technology, Inc. (“Duroob”).

BUSINESS

Overview

Sysorex Global Holdings Corp. (“Sysorex” or the “Company”), provides information technology and telecommunications solutions and services to commercial and government customers primarily in the United States, as well as in the Middle East and India. We provide a variety of IT services and/or technologies that enable customers to manage, protect and monetize their enterprise assets whether on-premise, in the Cloud, or via mobile.  Sysorex is a systems integration and consulting company and has a wide range of offerings, including, but not limited to: custom application/software design, architecture and development, data center design and operations services, command control, computer communication, intelligence (C4I) system consulting, program management and security solutions and services. Sysorex is currently engaged in an acquisition strategy to add cutting edge technologies and intellectual property that complement its services offerings. The targeted technologies typically include software and/or hardware products providing cyber security, mobile/bring your own device (BYOD) or big data/analytics capabilities.

Effective March 1, 2013, the Company acquired Lilien Systems (“Lilien”) based in Larkspur, California, an information technology company, which significantly expanded its operations in the fields described above. Lilien delivers right-fit information technology solutions that help organizations reach their next level of business advantage. Lilien brings unsurpassed commitment, a highly qualified and educated staff with deep technical expertise, premier technology certifications, key manufacturer partnerships, and business vision to its solutions, enterprise computing and storage, virtualization, business continuity, networking and IT business consulting.  See “Business - The Lilien Acquisition” below.

Management intends to accelerate introduction of the acquired technology/products of Lilien, as well as any potential acquisitions, by offering them through its U.S. federal government contracts by adding the solutions and services to its GSA schedule and other relevant contract vehicles where Sysorex is the prime contractor. Sysorex will leverage Lilien’s sales force and customer base with any future acquisition as and when appropriate.

Corporate Strategy

Sysorex management has a mergers and acquisitions strategy to acquire companies and innovative technologies servicing the multi-billion dollar IT services industry.  We have targeted services and technology/IP based companies. Sysorex will facilitate and manage cross-selling opportunities between the companies and provide shared corporate services to create efficiencies and be cost effective. We are seeking opportunities with the following profiles:

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Innovative and commercially proven technologies primarily in cyber-security, business intelligence/analytics, Cloud solutions and mobile.

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Commercial and government IT services companies, which have an established customer base seeking growth capital to expand their capabilities, product offerings and substantially increase their revenues and operating profits.

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Companies with profitable, proven technologies and complementary to the Company’s overall strategy. We are looking at companies primarily in the U.S.   However, we may expand in its existing markets ( e.g., Saudi Arabia) and into other geographies, such as India,  if there are significant strategic and financial reasons to do so.

An important element of our mergers and acquisitions strategy is to acquire companies with complementary capabilities/technologies and an established customer base in each of the afore-mentioned categories. The customer base of each potential acquisition will present an opportunity to cross-sell solutions to the other acquired companies customer base. For example, when we acquire a company that primarily specializes BYOD cyber security, we will be in position to market this solution to both Sysorex’s public sector government clients and Lilien’s private and public sector clients.

Another very important criteria is an acquisition candidate’s contract backlog or customer base. This is one of the most important benefits of having public sector clients. These customers provide very large multi-year contracts that can provide secure revenue visibility typically for three to five years.  We understand government contracting very well and have built a core competency in bidding on government requests for proposals (RFPs).  We are actively seeking companies that have built a backlog with various government agencies that can complement Sysorex’s existing contracts.

We intend to acquire innovative technologies and established, reputable IT services companies, using restricted common stock, cash and debt financing in combinations appropriate for each potential acquisition.

Industry Overview

Worldwide, companies and organizations are expected to spend a combined $3.8 trillion on hardware, software, IT services and telecommunications in 2013 with approximately 3.9% growth rate over the next five years (Source: Gartner, Inc.  March 28, 2013 press release). While the U.S. avoided the fiscal cliff, the automatic sequestration that has mandated sudden cuts in government spending has offset anticipated gains. Although Europe has settled down, for the most part, intermittment sovereign debt issues (e.g., Cyprus) have also served as something of a setback.

The U.S. government spends approximately $80 billion in IT spending annually and this spending will continue although at a 3% compound annual growth rate (CAGR), compared with 6% historically in the first decade of the 21st Century. Security of all forms especially cyber-security are significant growth areas and Sysorex intends to increase its role in this sector. The focus is on deployment of technologies that have  proved their worth in the private sector. The technology segments like business intelligence, cloud computing, eDiscovery, GIS and geospatial, non-relational database management systems, Smart Grid, SOA, unified communications and virtualization are expected to see double digit growth during 2013 – 2018. The total annual U.S. Federal IT market is expected to surpass $93 billion by 2018 (Source: Market Research Media - U.S. Federal IT Market Forecast 2013-2018.)

Corporate Structure

Sysorex has three operating subsidiaries:  Sysorex Federal, Inc. (100% ownership) and its wholly owned subsidiary Sysorex Government Services, Inc. based in Herndon, Virginia, which focuses on the U.S. Federal Government market; Lilien Systems (100% ownership) based in Larkspur, California, and Sysorex Arabia LLC (50.2% ownership) is based in Riyadh, Saudi Arabia.

Mr. Nadir Ali is the Chief Executive Officer (“CEO”) of Sysorex and the three Sysorex subsidiaries. Geoffrey Lilien is the CEO of Lilien Systems.  Future acquisitions may be operated as separate business units or merged into one of the existing subsidiaries depending on its business focus.

Although the subsidiaries operate independently, they work in concert to cross sell and leverage each other’s capabilities, technologies and customer base. Sysorex provides shared corporate services across the entities. We believe that the implementation and execution of our corporate strategy will benefit our shareholders and attract investors.

Corporate History

The Company was formed in Nevada in April 1999, under the name Liquidation Bid, Inc.  It changed its name to Softlead, Inc. on September 9, 2003.

On March 2, 2011 by a majority vote of shareholders a special meeting, the Company elected to change its name to Sysorex Global Holdings, Corp.; affect a 1 for 20 reverse split of its stock; and acquired the Sysorex operational businesses. On June 2, 2011, the Company effected a 1 for 20 reverse split and changed its name to Sysorex Global Holdings Corp.

On July 29, 2011, the Company acquired all of the stock of the U.S. Federal Government business of Sysorex (Sysorex Federal, Inc. and its subsidiary Sysorex Government Services, Inc.) and 50.2% of the stock of the operating unit of Sysorex engaged in Saudi Arabian Government contracts (Sysorex Arabia, LLC). The acquisition was based on a share exchange, with Sysorex shareholders being issued 14,600,000 restricted common shares of the Company for stock of the three operating entities.

The Company recapitalized itself by amending its articles of incorporation on August 3, 2011 and increased its authorized common stock to 30,000,000 common shares, with a par value $0.001 per share. On September 1, 2011, the Board of Directors and the majority shareholders authorized the increase of the authorized shares from 30,000,000 to 40,000,000; however, the filing of the Amendment to the Articles of Incorporation was not filed with the State of Nevada until April, 2012.

Effective March 20, 2013, the Company completed the acquisition of the assets of Lilien LLC and 100% of the stock of Lilien Systems in exchange for $3,000,000 cash and 6,000,000 shares of common stock, which are being registered in this registration statement.

Sysorex Products and Services

Sysorex’s focus is largely on services and related solutions; its solutions are primarily software and select high-end hardware products required for our contracts. Sysorex services cover a full range of systems integration, cyber-security, Business Intelligence (BI)/Analytics, mobile/bring your own device (BYOD) and custom application development services as described in the table below. Sysorex also assists customers with:

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assessment of available solutions;

•

strategy to apply these solutions to existing processes;

•

road-map for streamlining processes to take advantage of new technologies;

•

management and implementation resources to deliver a solution; and

•

maintenance, training and support of solutions.

Project/Program Management & Independent Validation & Verification

Sysorex provides life-cycle comprehensive Project & Program Management services, reorganization/cost-cutting strategies IV&V services and training. Recent projects include C41SR system implementation to Fiber Network roll-out.

Custom Application Development & Enterprise Architecture Design

Providing technology consulting (architecture; platform; technology) and outsourced product design; SOA development; enhancement; testing for enterprise, mobile, etc. On-site; off-site; off-shore or a combination.

Green Data Center Design & Operations & Facilities Management	Providing full service infrastructure management and managed services on-site or remotely; design, build, operate and manage data centers using Green methodologies and solutions.
Security (Cyber/Network, Physical, Information), Critical Infrastructure Protection

Designing and implementing solutions that integrate physical (surveillance/access control) to cyber security; information assurance, designing and implementing security policies and re-designing business processes; secure information sharing and collaboration solutions; etc.

Business Intelligence/Analytics	Business Intelligence and Analytics in real-time using semantic ontologies and other methodologies. Predictive Analytics; Forensics, and Decision Support Systems.

Lilien Systems Products and Services

On March 20, 2013, Sysorex Global Holdings, Corp., acquired substantially all of the assets and liabilities of Lilien, LLC and 100% of the stock of Lilien Systems, a California corporation with an effective date of March 1, 2013. Founded in 1984, Lilien Systems based in Larkspur, California, had approximately $42 million in revenues in 2012. Lilien Systems currently serves approximately 700 commercial businesses in California, Oregon, Washington and Hawaii with its approximately 50 employees as of December 31, 2012.

Lilien delivers right-fit information technology solutions that help organizations reach their next level of business advantage. Lilien brings high level commitment, technical expertise and business vision to its solutions – enterprise computing and storage, virtualization, business continuity, networking and IT business consulting.  Lilien leverages almost 29 years of deep industry experience to deliver the right solution.

As a trusted advisor, Lilien builds long lasting relationships. As a team, Sysorex delivers best-of-breed products and innovative solutions that enable customers to solve complex technology challenges and business objectives while driving increased shareholder value.  We achieve this through partnership, collaboration, and understanding of our customer’s goals while employing individuals who are confident, competent and committed to success.

Lilien is regularly recognized for thought leadership and performance.  CRN recently recognized Lilien as one of the 50 fastest-growing VARs in the nation over the last three years.    For 2009, Lilien was named Top Partner for HP Storage Sales in a nationwide field by Avnet, one of the largest distributors of technology products in the U.S.  The year before, Lilien was honored with Avnet’s Innovation Award and CRN’s Best Partnership Award, for our collaboration with HP on delivering customer value.  Since 2006, Lilien has been included in CRN’s annual VAR500 (top 500 VARs in the U.S.), confirming its position as a leading provider of IT solutions in its region and across the nation.

Lilien is a full-service solutions integrator, effecting sales of hardware and software for enterprise infrastructure solutions.   Since 1984, Lilien has helped accelerate business with expert guidance on tomorrow’s game changing solutions.  Lilien develops customized data management strategies, offers best-of-breed products and backs them up with superior technical and customer service teams. Lilien core practice areas include:

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Big Data – mine terabytes of data from disparate sources in real time

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Advanced Analytics – fastest, most robust BI platforms for your data warehouse

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Secure Wireless Networking – addressing today’s proliferation of mobile devices

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Enterprise IT as a Service – most efficient use of IT resources

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Converged Infrastructure – integrating  resources and promoting business agility

Lilien enjoys a leadership position among solution providers in the Western United States.  Lilien holds premier partner status with many of its Technology Partners as a result of its commitment to solution training, our business orientation and our performance.  In addition, Lilien is regularly recognized by the industry as a top Solution Integrator/VAR, and was recently named to CRN’s inaugural Tech Elite 250, which recognizes the top IT organizations in the U.S.

The Lilien Acquisition

The purchase price for Lilien, under the Asset Purchase & Merger Agreement (the “APMA”), effective March 1, 2013 was $9,000,000.  This consisted of the cash payment of $3,000,000 and the issuance of 6,000,000 shares of restricted Common Stock of the Company with an agreed upon value of $6,000,000, or $1.00 per share.

Under the APMA, the Company issued an aggregate of 6,000,000 shares of its Common Stock to the members of Lilien, LLC (the “Former Lilien Members”) in exchange for all of the outstanding capital stock of Lilien Systems.  All of the Company’s 6,000,000 shares issued in the Lilien Systems Acquisition (collectively, the “Company Shares”) are subject to Lock-up/Leak-out and Guaranty Agreements. All of the Former Lilien Members, including Geoffrey Lilien, who continued as CEO of Lilien, Bret Osborn, President of Lilien and Dhruv Gulati, EVP of Lilien cannot sell any of their Company Shares for a six-month period beginning on the effective date of a secondary offering by the Company. In addition, Geoffrey Lilien can sell up to $1,000,000 in such secondary offering. The Company contingently guaranteed (the “Guaranty”) to the Former Lilien Members the net sales price of $1.00 per share for a two year period following the closing, provided the stockholders are in compliance with the terms and conditions of the lock-up agreement.  At the end of the two year Guaranty period the Former Lilien Members shall have an option to put all, but not less than all, of their unsold Sysorex shares to Sysorex, for the price of $1.00 per unsold share.  Notwithstanding the foregoing, in the event the gross profit for calendar 2013 and 2014, attributable to the Lilien assets is more than 20% below what was forecasted to the Company the Guaranty will be proportionately reduced.

Under the APMA, the Former Lilien Members were entitled to any excess cash above $1,000,000, provided both Lilien’s net worth immediately preceding the closing was greater than $1,000,000 and its net worth less excess cash of at least $1,000,000 was greater than $ 1,000,000.  As a result of a post-closing adjustment, since net worth was less than $1,000,000 the former Lilien Members refunded to the Company $350,966.

Upon the completion of the Lilien Acquisition, Geoffrey Lilien, Bret Osborn and Dhruv Gulati were elected to the Company’s then existing Board of Directors of three persons.  Sysorex and Lilien agreed to mutually elect an independent seventh director, who has not yet been elected.  Sysorex also agreed to nominate Lilien’s three representatives for re-election for two successive shareholder meetings.

Market Size

Worldwide, companies and organizations are expected to spend a combined $3.8 trillion on hardware, software, IT services and telecommunications in 2013 (Source: Gartner, Inc. March 2013 Forecast.) That is $100 billion higher than the last forecast it made in October 2012.

While the U.S. avoided the fiscal cliff at the end of 2012, that cast a pall over everything related to the global economy, including IT spending, the automatic sequestration that has mandated sudden cuts in government spending has offset anticipated gains.  And while Europe has settled down, for the most part, intermittent sovereign debt issues (e.g., Cyprus) have also served as something of a setback.

Spending on devices — smartphones, tablets and printers — has grown exponentially, which should not surprise anybody, and will continue to grow, Gartner said. Last year, spending on devices was $665 billion globally, and is expected to reach $718 billion this year, or 8 percent more.

Spending on enterprise software is running a close second, and is expected to grow this year by more than 6 percent to $297 billion. In this sector, a slowdown in IT operations management software is being offset by growth in spending on database management systems.

IT services and data center systems are also expected to grow this year, but a bit more slowly than in the previous forecast. Spending is coming down in the near-term on external storage and in Europe. IT services is seeing some intense price competition and redirection of budgets away from new consulting projects.

The slowest-growing segment will be telecom services, which declined last year. Gartner says it will generate about $1.7 trillion in revenue, up about 2 percent from last year. Declines in spending on voice are being offset by mobile data.

Government IT Services and Solutions Market

The U.S. government spends approximately $80 billion on IT annually.  This spending is expected to continue at a 3% growth rate vs. 6% historically, because of the sequester. Security of all forms especially cyber-Security are significant growth areas and Sysorex intends to increase its role in this sector.  Sysorex Government Services, Inc. (“SGS”) is servicing U.S. Government customers in both civilian and defense agencies. SGS provides a variety of IT Solutions and services through its various government contract vehicles including our GSA Schedule, SPAWAR, TEIS-III, SITE, and others. SGS serves as a prime and subcontractor depending on the contract. SGS is also well positioned to win Foreign Military Sales (FMS) contracts leveraging the Company’s presence overseas.

With a cumulative market valued at $518 billion (2013 – 2018), the U.S. Federal IT market will grow steadily – at about 3% CAGR over the period 2013 – 2018. The projected growth rate of 3% is less than historical average 6% in the first decade of 21st century, reflecting not only the struggling economy and budget pressures, but also confidence in better performing government IT machine at lower costs.

Our focus is on deployment of technologies with proven worth in the private sector. Technology segments like business intelligence, cloud computing, eDiscovery, GIS and geospatial, non-relational database management systems, Smart Grid, SOA, unified communications and virtualization are expected to experience double digit growth in the period from 2013 to 2018. Total annual U.S. Federal IT market will surpass $93 billion by 2018 (Source: Market Research Media - U.S. Federal IT Market Forecast 2013-2018.)

Despite sequestration, the U.S. government is still expanding its cyber security force, a fact not lost either on America’s adversaries or allies in the undeclared but raging cyber war. China’s cyber threat is nothing new, yet evidence of China-originated attacks has increased at a frightening rate.  Despite the bleak budgetary environment, the U.S. government sector is witnessing a blossoming of investments in cyber security technologies.  The government IT market is expected to continue to grow under the Obama Administration as funds shift from Defense to Civilian Agencies and the government tries to create jobs and opportunities for businesses like Sysorex.  Many government agencies continue to struggle with:

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Standalone applications/technology silos

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Interoperability issues

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Information sharing challenges

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Cyber-security challenges

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A critical lack of internal IT skills and resources

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Technology is evolving fast for government employees to keep up

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Government is outsourcing civilian positions under the A-76 Rule

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Government cannot successfully attract and maintain required technical staff for critical systems development

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The on-going war on terrorism, Iraq and Afghanistan and homeland security requirements has forced the government to expedite critical system deployments. This will continue despite the focused shift to civilian agencies

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The larger established integrators often move too slowly, miss many smaller critical pilot opportunities and have rigid structures that inhibit innovation.

Sysorex expects to provide a variety of systems integration services to many government agencies. Many of our target clients have specialized systems that need to be modernized, integrated or connected to the Cloud, all with proper security infrastructure and resulting in efficiencies. Government customers are also looking to create more efficient systems to deploy green IT pursuant to government guidelines. This could be LEED certification by “greening” federal buildings or simply improving energy utilization from large complex systems by using cutting edge IT and alternative energy technologies.

Cyber security:

“Federal agencies have spent more on cyber security than the entire GDP of North Korea, who some have speculated is to be involved with some of this cyber-attacks,” said Senator Thomas. L. Carper. “The issue of Cyber Warfare is not science fiction anymore. It’s reality.”

The short- to long-term federal cyber security investments will be driven by:

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an ever-increasing number and severity of cyber-attacks,

•

dramatic expansion in computer interconnectivity and the exponential increase in the data flows and computing power of the government networks;

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perception of the U.S. adversaries that the United States is dependent on information technology and that this dependency constitutes an exploitable weakness;

•

developments in the existing cyber security approaches and technologies and emergence of new technologies and approaches.

With a cumulative market valued at $65.5 billion (2013 – 2018), the U.S. Federal Cyber security market will grow steadily – at about 6.2% CAGR over the next six years.

Cloud Services:

Spending on public Cloud services is expected to increase 20 percent, to $109 billion, from $91 billion in 2011. By 2016, Gartner said, this expenditure could nearly double, to $207 billion.

Big Data/Analytics:

The volume, velocity and variety of big data can be overwhelming to IT organizations and their leaders. Gartner predicts that by 2015, big data demand will reach 4.4 million jobs. While this provides many opportunities to collect, manage and deploy data, a well thought out strategy is needed.  According to a recent Gartner Survey (“Predicts 2013: Information Innovation”), 42% of respondents stated they had invested in big data technology or were planning to do so within a year.

Gartner predicts that by 2015, 20% of Global 1000 organizations will have established a strategic focus on information infrastructure equal to that of application management. This is one of five Gartner predictions about big data and information infrastructure discussed in “Predicts 2013: Big Data and Information Infrastructure;” a November 30, 2012 report that describes in detail how the big data phenomenon will affect organizations, resources and information infrastructure.

“Big Data Adoption in the Logical Data Warehouse” February 7, 2013,  reports on the results of a Gartner study about big data. For example, over 40% of all organizations plan on using the data warehouse and data integration practices.

Mobile/BYOD:

The mobile software and services capabilities are a market that is predicted by McKinsey & Co. to reach $130 billion in revenue by 2015. According to Forrester Research statistics provided by IBM, mobile spending is predicted to reach $1.3 trillion by 2016. In addition, there are expected to be 200 million employees bringing their mobile devices to work by 2016.

Sales and Marketing

Sysorex has built a core competency in bidding on government RFPs. It utilizes its internal bid and proposal team as well as consultants to prepare the proposal responses for government clients. Sysorex also uses business development, sales and account management employees or consultants and will increase these departments as the Company grows.

Lilien Systems utilizes direct marketing through approximately 20 outside and inside sales representatives, who are compensated with a base salary and commission, and relationships with customers and channel partners to generate new projects.  Lilien Systems also maintains the following web site: www.lilien.com.

Customers

Sysorex

In the U.S., Sysorex has already re-established itself with a variety of government contracts and subcontracts serving the U.S. Army, FAA, DHS, Army Corps of Engineers, U.S. Navy, Department of Defense, Department of Health and Human Services and others. Sysorex is currently providing services, solutions or training to the following customers and holds a variety of contracts (either as a prime or subprime contractor):

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U.S. GSA Schedule 70 (prime contractor)

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U.S. Navy SPAWAR BFS Pillar (prime contractor)

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GSA Alliant (subcontractor to CSC)

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DIA - SITE– (subcontractor to Lockheed Martin)

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Department of Treasury – TIPPS 4 (subcontractor to VIP)

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U.S. Army Rock Island Arsenal (prime contractor)

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FAA e-FAST (subcontractor to HiTec Systems)

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U.S. Army – ITES-2 (subcontractor to NCI & ManTech)

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DoD– Encore II  (subcontractor to Lockheed Martin & ManTech)

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BOSS-U – (subcontractor to Northrop Grumman)

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Saudi War College (Foreign Military Sales Project, subcontractor to SAIC)

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DoD - PORTICO Program – (subcontractor to Lockheed Martin)

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TEIS III – (subcontractor to General Dynamics)

Lilien Systems

Lilien Systems’ key customers in 2012 were BioRad, Healthnet, Gilead Sciences, E&J Gallo, J.G. Boswell Company, and several other commercial customers and several state, local and educational agencies including City of Kirkland, City of Oakland and Hawaii Electric Co.

Competition

Sysorex

The market-space for those providing IT solutions and services is competitive throughout the world. However, the government sector is less competitive as fewer companies understand how to successfully penetrate the government tendering process.  The management of Sysorex has 30 plus years of experience in this area and knows how to compete against the smallest to the largest players. In the past, our predecessor Sysorex went head to head with companies such as EDS, Micron, IBM, and Accenture on large government projects and was able to compete effectively. We are seeking to do the same going forward.

Competition comes in a variety of forms in today’s global economy. There are large systems integrators and defense contractors as well as small businesses, 8a, Women-owned, Veteran Disabled, Alaskan Native, etc. Some of these players include:  Global Defense & IT Services Companies: IBM Global Services, LogicaCMG, CSC, ATOS Origins, Northrop Grumman, Raytheon IT Services, SAIC, etc. Sysorex will also face new competitors as it makes acquisitions in its target areas  of cyber-security; Big Data; cloud services; mobile/BYOD; etc. These will range from services companies to companies with products and technologies.

Traditional Consulting Firms include: KPMG, Accenture, Ernst & Young

Medium/Small Businesses include: Starry Associates, Eyak Technologies, Hi-Tec Systems, Inc., CACI, Apptis, Cylab and many others.

Indian IT Services Firms include: Wipro, TCS, Infosys, HCL, Polaris

Middle East IT Services Firms include: Jeraisy Group, Ebttikaar, Ejada, ACS, NATCOM

This complex landscape of domestic and multi-national services companies creates a challenging environment, however, Sysorex has a successful history and brand that it can leverage. Our strategy is to be a global services provider with presence in two high growth markets (India and Middle-East).  Our focus is on public, as well as private sectors, which gives it a balanced and strong based for success.

Lilien Systems

The enterprise infrastructure and IT VAR industry is highly competitive. Lilien competes with various types and sizes of companies ranging from local and national service providers such as Bear Data, LLC, enPointe Technologies and sometimes manufacturers of the products themselves. Lilien differentiates itself because it brings unsurpassed commitment, technical expertise and business vision to its solutions – enterprise computing and storage, virtualization, business continuity, networking and IT business consulting.

Intellectual Property

The Company currently does not have any legally filed trademarks for the names Sysorex or Lilien although it has assigned value to the Lilien trade name as part of the acquisition accounting. Sysorex is investigating a trademark and is also looking at future acquisitions which have intellectual property with patents, trademarks, etc. Sysorex believes that it does not infringe upon any intellectual property rights held by other parties.

Employees

As of March 31, 2013, Sysorex Global Holdings Corp. had 30 employees, including its two executive officers and one administrative person.  Lilien Systems had 50 full-time, non-union employees, including the executive officers and no part-time employees.

Properties

The Company’s executive offices are located at 3375 Scott Blvd. Suite 440 Santa Clara, CA 95054; Tel (408) 702-2167.  The Company entered into a 12 month lease for the facility commencing in August 2012 at a monthly rental of $1,785 for approximately 1,275 square feet of office space.  Sysorex Government Services/Sysorex Federal offices are located at 13800 Coppermine Road, Suite 300, Herndon, VA 20171 under a lease which ends on August 31, 2013.  The monthly rental is $175 for virtual office space. Sysorex’ fixed assets include computers, servers, desks, chairs, conference table and other miscellaneous office equipment.

Lilien’s executive office is located at 17 E. Sir Francis Drake Blvd. Suite 110 Larkspur, CA 94939.  The monthly rental is $18,421.65 for approximately 6,062 square feet of office space.

Sysorex Arabia LLC maintains an office at Akaria Center, Building 1, Suite 302-2, Riyadh, Saudi Arabia.  The lease was renewed for a one year until February 6, 2014, at an annual rental of approximately $16,500.

Legal Proceedings

From time to time, the Company may become involved in litigation relating to claims arising out of its operations in the normal course of business. No legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve the Company which, in the opinion of the management of the Company, could reasonably be expected to have a material adverse effect on its business or financial condition.

There are no proceedings in which any of the directors, officers or affiliates of the Company, or any registered or beneficial stockholder, is an adverse party or has a material interest adverse to that of the Company.

MANAGEMENT

Set forth below is certain information regarding our executive officers and directors. Each of the directors listed below was elected to our board of directors to serve until our next annual meeting of stockholders or until his (her) successor is elected and qualified. All directors hold office for one-year terms until the election and qualification of their successors. The following table sets forth information regarding the members of our board of directors and our executive officers:

Name	Age	Position
Abdus Salam Qureishi,	76	Chairman of the Board of Directors
Nadir Ali	44	CEO & Director
Wendy Loundermon	42	Chief Financial Officer, Secretary, President Sysorex Government Services, Inc.
Geoffrey Lilien	49	CEO Lilien Systems, Director
Bret Osborn	48	President Lilien Systems, Director
Dhruv Gulati	50	EVP Lilien Systems, Director
Abdul-Aziz Salloum	52	General Manager, Partner Sysorex Arabia
Nabil Abdul Baqi	71	VP Business Development Sysorex Arabia
Leonard Oppenheim	66	Director

Management Team

The CEO of Sysorex Global is Nadir Ali. He has been responsible for Sysorex’s growth since prior to its sale to Vanstar Corporation in 1997 where he managed a $165 million annual federal government business. The Sysorex management team in the U.S., consisting of Nadir Ali and Wendy Loundermon, Chief Financial Officer, has recently won contracts with the U.S. Navy, U.S. Army, Homeland Security, U.S. Treasury, Department of Defense, FAA and others. Mr. Ali has an employment contract with the Company.

Geoffrey Lilien serves as the CEO of Lilien Systems with Bret Osborn as the President and Dhruv Gulati as the EVP of Lilien Systems.  All three Lilien executives have 2-year employment contracts. This team is responsible for the operations of Lilien Systems.

Mr. Abdul-Aziz Salloum as General Manager heads Sysorex Arabia operations. He is responsible for the day-to-day operations of Sysorex Arabia. Nabil Abdul-Baqi is the VP of local business development activities and business partnerships. Mr. Abdul-Baqi has an employment contract.

Abdus Salam Qureishi, Chairman

Abdus Salam Qureishi is the Founder and Chairman of the Board of Directors, and was the CEO of the predecessor of Sysorex.  Until September 2011, he was also Chief Executive Officer. He launched Sysorex Information Systems (SIS) in 1972 establishing the company as a major force in the international computer industry. In less than four years he brought the company to prominence with offices in key cities and clients worldwide. SIS became one of the leading providers of information technology solutions to U.S. Federal government customers worldwide. Headquartered in the Washington, D.C. metropolitan area, SIS was awarded and successfully managed multi-year multi-million dollar contracts, before being sold to the Vanstar Corporation in 1997.

Additionally, during his career, Mr. Qureishi invented, developed, and marketed a highly successful player selection/organization system used by three major NFL championship-winning athletic teams. He conceived, designed, and installed a personnel-testing system for a 300,000-person organization. The system effectively evaluated numerous behavioral, professional, and performance facets of key employees in the organization. Mr. Qureishi has also managed the development, marketing, and implementation of a broad series of successful computer application programs in business, education, and government.  Mr. Qureishi is the father-in-law of Nadir Ali, the Company’s CEO.

Nadir Ali, CEO

Nadir Ali was elected CEO of the Company in September 2011.  Prior thereto, from 2001, he served as President of Sysorex Consulting and its subsidiaries. As CEO of the Company, Nadir is responsible for establishing the vision, strategic intent, and the operational aspects of Sysorex.  Nadir works with the Sysorex executive team to deliver both operational and strategic leadership and has over 15 years of experience in the consulting and high tech industries.

Prior to Sysorex, from 1998-2001, Nadir was the co-founder and Managing Director of Tira Capital, an early stage technology fund.  Immediately prior thereto, Nadir served as Vice President of Strategic Planning for Isadra, Inc., an e-commerce software start-up. Nadir led the company's capital raising efforts and its eventual sale to VerticalNet.

From 1995 through 1998, Nadir was Vice President of Strategic Programs at Sysorex Information Systems (acquired by Vanstar Government Systems in 1997) a leading computer systems integrator. Nadir played a key operations role and was responsible for implementing and managing the company's $1 billion plus in multi-year contracts.

From 1989 to 1994 he was a management consultant, first with Deloitte & Touche LLC in San Francisco and then independently. Nadir received a Bachelor of Arts degree in Economics from the University of California at Berkeley in 1989.  Mr. Ali is the son-in-law of Abdus Salam Qureishi, the Company’s Chairman of the Board.

Wendy Loundermon, Chief Financial Officer

Ms. Loundermon has overseen all of Sysorex’s finance, accounting and HR activities since 2002.  She is responsible for the preparation and filing of financial statements and reports for all companies, tax return filings, negotiating vendor credit terms, banking relationships, and managing the accounting staff. Ms. Loundermon also assists in 401(k) activities and prepares financial projection and budgeting models. Ms. Loundermon and her team manage all of the HR activities for the Company including payroll, employment contracts, compensation packages, health plans, etc.  Ms. Loundermon received a Bachelor of Science degree in Accounting and a Masters of Science degree in Taxation from George Mason University.

Geoffrey Lilien, CEO, Lilien Systems

Geoffrey Lilien was elected CEO of Lilien Systems upon the Company’s acquisition of Lilien on March 20, 2013.  Prior thereto, he was President from 1984-2010, Chairman from 1984-2013 and CEO from 2003 to 2013. He has overseen Lilien’s growth from his being the only employee to having five offices in four states with over 50 employees.  Geoffrey has authority over the operations of Lilien including sales/marketing, business development, program management, partnerships, etc.  Geoffrey’s leadership in the reseller community includes his participation on HP Enterprise Council and Avnet Executive Partner Council, and is regularly quoted in CRN and other trade press. In 2009, he received the VAR 500 Best Partnership Award recognizing nearly two decades of successful partnering with Hewlett-Packard.  Geoffrey has a B.S. in Applied Science and Business from the University of San Francisco.

Bret Osborn, President, Lilien Systems

Bret Osborn was elected President of Lilien Systems, upon the Company’s acquisition of Lilien on March 20, 2013.  Prior thereto, he held the position of President with Lilien since 2005.  Bret is responsible for the general operations of Lilien and sets Lilien’s strategic direction, oversees the Company’s sales, marketing and services organizations, and manages partner relationships. Since Bret jointed Lilien in 2005 as Vice President of Sales, Lilien has doubled in employees, quadrupled in revenue, and made VAR Business’s list of Top 50 fastest growing VARs.

Prior to joining Lilien, from 2003-2004, Bret was Regional Vice President for BlueArc. Corp., where his key responsibilities included strategy formulation, team acquisition, solution development, sales, and account penetration strategies.

From 1997-2002, Bret was Area Vice President for EMC Corporation, where he helped grow the business from $10 million to $110 million per year.  Bret has a B.A. in Speech Communications and Minor in Business Administration from Humboldt State University.

Dhruv Gulati, EVP Lilien Systems

Dhruv Gulati was elected EVP of Lilien Systems upon the Company’s acquisition of Lilien on March 20, 2013.  Prior thereto, he held the same position with Lilien since 1992.  Dhruv is responsible for the business development of Lilien, where he is responsible for partner relationships for the purpose of building synergies that drive revenue growth for the Company.  Individually, Dhruv has been one of the top revenue producers for Lilien over the past 20 years.

As Managing Director at GG Ventures SA, Dhruv has also founded and built a property development business in Nicaragua called El Encanto del Sur, where Dhruv manages finance, marketing and investor relations for the ongoing business.  Dhruv has a B.S. in Manufacturing Design and Process from San Francisco State University, with a Minor in Business Administration from San Francisco State University.

Abdul Aziz Salloum, General Manager, Partner, Sysorex Arabia

Mr. Salloum has been the General Manager of Sysorex Arabia since becoming co-owner in January 2011. He owns 49.8% of the capital stock of Sysorex Arabia while the Company owns 50.2%.  Mr. Salloum is responsible for the day-to-day operations of this subsidiary. He has extensive experience in the IT Solutions and Services market in the Middle East.  Prior to joining Sysorex Arabia he was a partner and Head of Computer Associates Middle East operations. He is also a Partner and CEO of Duroob Technology, which has over SR150 million in contracts in the Middle East.

Nabil Abdul-Baqi, Vice President, Business Development– Sysorex Arabia

Mr. Abdul-Baqi has served as Vice President of Sysorex Arabia since 2006.  He has over 30 years of business development and management level experience in Saudi Arabia working for leading local IT companies including most recently NATCOM. He has excellent relationships with many vendors and partners that Sysorex Arabia will need to work with and he also has extensive client relationships in a variety of Ministries and private companies. He is originally from Jordan, but has been settled in Riyadh for over 30 years.

Board of Directors

The Sysorex Board of Directors includes:

Mr. A. Salam Qureishi, Chairman -- see “Management Team” above

Mr. Nadir Ali, CEO -- see “Management Team” above

Mr. Geoffrey Lilien, CEO Lilien Systems -- see “Management Team” above

Mr. Bret Osborn, President Lilien Systems -- see “Management Team” above

Mr. Dhruv Gulati, EVP Lilien Systems -- see “Management Team” above

Mr. Leonard A. Oppenheim – Director – Mr. Oppenheim has served as a director of the Company since July 29, 2011.  Mr. Oppenheim retired from business in 2001 and has since been active as a private investor. From 1999 to 2001, he was a partner in Faxon Research, a company offering independent research to professional investors. From 1983 to 1999, Mr. Oppenheim was a principal in the Investment Banking and Institutional Sales division of Montgomery Securities. Prior to that, he was a practicing attorney. Mr. Oppenheim is a graduate of New York University Law School.  Mr. Oppenheim serves on the Board of Apricus Biosciences, Inc. (Nasdaq:APRI), a publicly held bioscience company.

There are no family relationships among any of our directors and executive officers other than Mr. Qureishi is the father-in-law of Mr. Ali.

Board of Advisors

Sysorex has established a Board of Advisors to review transactions, including, but not limited to, mergers and acquisitions in which Sysorex is involved, as well to consult and advise Sysorex on any proposed or potential transactions and to recommend any significant contracts or transactions that Sysorex should pursue.  Members of the Board of Advisors, acting as independent contractors shall provide consulting services from time to time as requested by the Company.  The Company will enter into individual consulting agreements with each member of the Board of Advisors to be negotiated on a case by case basis.

Robert Guerra

Mr. Guerra joined the Sysorex Board of Advisors in 2011. He has since 2002, been the Executive Vice President of Guerra Kiviat, Inc., a strategic sales consulting firm specializing in Federal Government solution selling, sales strategy and tactics, and market analysis and positioning. Immediately before that he was a founding Partner of Guerra, Kiviat, Flyzik & Associates, Inc. Previous to that, he was the President of Robert J. Guerra & Associates for eight years.

Mr. Guerra is a highly respected veteran in the Federal Information Technology (IT) community.  On five (5) occasions (1993, 1994, 1998, 2001, and 2003) Mr. Guerra was selected as one of Federal Computer Week’s Federal 100 award recipients.  The Federal 100 is an annual selection of leading federal government and industry executives, nominated by readers and selected by a panel of Federal IT executives.  He is one of only two private sector executives to be so honored this many times in the history of the award.  He has also been selected as the Federation of Information Processing Councils (FGIPC) “Industry Executive of the Year.”

Mr. Guerra was Executive Vice President of Sysorex Information Systems Inc. from 1995 to 1997, where he oversaw the identification, account development, contract capture, and contract implementation aspects of the company’s Federal IT business.  He also served as Vice President of Strategic Programs at Falcon Micro Systems, a major provider of Information Technology solutions to Federal agencies.   Prior to that Mr. Guerra served as President of Everex Federal Systems Inc. where he led federal sales from $22 million a year to federal sales in excess of $160 million in 18 months. His background includes a 14-year career at the Xerox Corporation and a career at Federal Data Corporation (FDC) where he engineered the sale of FDC’s client/server subsidiary to Everex Systems Inc.  He was active in the Math Box Inc. (later MBI Business Centers) three public stock offerings in 1983 and 1984.

Mr. Guerra served as the founding President of the Bethesda/National Institutes of Health (NIH) chapter of the Armed Forces Communications & Electronics Association (AFCEA), and now serves on its Advisory Committee.  He has served on the NIH AFCEA sponsored gala for 13 years assisting in raising over $3.2 million in contributions.  Mr. Guerra holds a Bachelor of Business Administration degree concentrating in Finance, from St. John Fisher College in Rochester, New York. He currently resides with his family in Ashburn, Virginia.

Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Directors and Officers Liability Insurance

We have directors' and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions. Such insurance also insures us against losses, which we may incur in indemnifying our officers and directors. In addition, officers and directors also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Independent Directors

We believe Len Oppenheim is an “independent director,” as that term is defined by listing standards of the national exchanges and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 under the Securities Exchange Act of 1934.  We intend to bring on additional independent directors shortly.

Committees of the Board of Directors

Currently, our Board of Directors acts as audit, nominating, corporate governance and compensation committees.   The Board of Directors has adopted charters relative to its audit committee, compensation committee and nominating committee.  Until such time as we add more members to the Board, the entire Board will determine all matters and no Committees have been formed. We intend to appoint persons to the board of directors and committees of the board of directors as required to meet the corporate governance requirements of a national securities exchange, although we are not required to comply with these requirements until we elect to seek listing on a national securities exchange. We intend to appoint directors in the future so that we continue to have a majority of our directors who will be independent directors, and of which at least one director will qualify as an “audit committee financial expert,” prior to a listing on a national securities exchange.

Audit Committee

The audit committee’s duties are to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee oversees the independent auditors, including their independence and objectivity. However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The audit committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the audit committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. Our audit committee member possesses an understanding of financial statements and generally accepted accounting principles. The Company does not currently have an audit committee financial expert. The Company and its board of directors have yet to identify a suitable candidate to serve as the audit committee financial expert due to the small size of the Company and its limited reporting history, however, the Company intends to appoint an audit committee financial expert prior to seeking a listing on a national securities exchange.

Compensation Committee

The compensation committee has certain duties and powers as described in its charter, including but not limited to periodically reviewing and approving our salary and benefits policies, compensation of our executive officers, administering our stock option plans, and recommending and approving grants of stock options under those plans.

Nominating Committee

The nominating and corporate governance committee considers and makes recommendations on matters related to the practices, policies and procedures of the board of directors and takes a leadership role in shaping our corporate governance. As part of its duties, the nominating and corporate governance committee assesses the size, structure and composition of the board of directors and its committees, coordinates evaluation of board performance and reviews board compensation. The nominating and corporate governance committee also acts as a screening and nominating committee for candidates considered for election to the board of directors.

Compensation Committee Interlocks and Insider Participation

None of our directors or executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more of its executive officers serving as a member of our board of directors.

Executive Compensation

The table below sets forth, for the last three fiscal years, the compensation earned by (i) each individual who served as our principal executive officer or principal financial officer, and (ii) our most highly compensated executive officers, other than those listed in clause (i) above, who was serving as executive officers at the end of the last fiscal year (together, the “Named Executive Officers”). No other executive officer had annual compensation in excess of $100,000 during the last fiscal year.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Nadir Ali,	2012	$240,000	(1)	-0-	$29,000	-0-	$269,000
Chief Executive	2011	$310,000	(2)	-0-	-0-	-0-	$310,000
Officer	2010	$240,000	(2)	-0-	-0-	-0-	$240,000

Wendy Loundermon,	2012	$117,083		2,917	$21,300	-0-	$141,300
Chief Financial	2011	$110,000		10,000	$57,400	-0-	$177,400
Officer	2010	$110,000		2,083	$-0-	-0-	$112,083

(1)	As of December 31, 2012, an aggregate of approximately $180,000 of Mr. Ali’s salary had been accrued but not yet paid.
(2)	Includes approximately $210,000 and $240,000 of accrued salary to be paid by Sysorex Consulting and not the Company for fiscal 2011 and 2010, respectively.

Outstanding Equity Awards at Fiscal Year-End

Other than as set forth below, there were no outstanding unexercised options, unvested stock, and/or equity incentive plan awards issued to our named executive officers as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Warrants Exercisable	Number of Securities Underlying Unexercised Warrants Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Warrants	Warrant Exercise Price ($)	Warrant Expiration Date	Number of Shares or Units of Stock That Have Not Vested #	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Abdus Salam	500,000	-0-	-0-	0.156	12/21/2022	-0-	-0-	-0-	-0-
Qureishi	309,856	-0-	-0-	0.156	12/21/2017	-0-	-0-	-0-	-0-

Nadir Ali	250,000	-0-	-0-	0.156	12/21/2022	-0-	-0-	-0-	-0-

Wendy	165,000	-0-	-0-	0.70	12/05/2021	-0-	-0-	-0-	-0-
Loundermon	150,000	-0-	-0-	0.156	12/21/2022	-0-	-0-	-0-	-0-
	43,500	-0-	-0-	0.156	12/21/2017	-0-	-0-	-0-	-0-

(1)	The closing price of the Company’s Common Stock on December 31, 2012 was $0.20 per share.

Employment Agreements

On July 1, 2010, Nadir Ali entered into an “at will” Employment and Non-Compete Agreement, as subsequently amended, with the Sysorex Group, consisting of Sysorex Federal, Inc., Sysorex Government Services and Sysorex Consulting prior to their acquisition by the Company.  The Agreement is for Mr. Ali to be President.  The Agreement was assumed by the Company and Mr. Ali became CEO in September 2011.  Mr. Ali’s salary under the Agreement is $360,000 per annum plus other benefits including bonus plan; health insurance; life insurance and other standard Sysorex employee benefits.  If Mr. Ali’s employment is terminated without Cause (as defined), he will receive his base salary for twelve (12) months from the date of termination.  Mr. Ali’s employment agreement provides that he will not compete with the Company for a period ending 12 months from termination and will be subject to non-solicitation provisions relating to employees, consultants and customers, distributors, partners, joint ventures or suppliers of the Company.

On March 20, 2013, upon the Company’s acquisition of Lilien Systems, Lilien Systems entered into a two-year employment agreement with Geoffrey Lilien, as CEO of Lilien Systems.  The parties agreed to negotiate in good faith either a new contract or an extension no later than six months prior to the expiration of the term.  Mr. Lilien’s compensation is $238,704 per annum.  He is entitled to a bonus based on a compensation plan to be agreed to between him and Lilien.  If the contract is terminated by Lilien for Cause (as defined), or if Mr. Lilien resigns without Good Reason (as defined), Mr. Lilien shall only receive his compensation earned through the termination date.  If the contract is terminated by Lilien without Cause or if Mr. Lilien terminates his employment for Good Reason, or upon a Change in Control (as defined), Mr. Lilien shall also be entitled to one year’s severance pay; all non-vested equity in the Company shall accelerate and vest on the date of termination and all healthcare and life insurance coverage through the end of the term shall be paid by the Company.  For purposes of this Agreement, Cause shall include, among other things:  the gross profits for calendar years ending December 31, 2013 and 2014 attributable to Lilien are more than 25% below the Gross Profit Projections for Lilien provided by Mr. Lilien.

On March 20, 2013, Lilien System entered into an employment with Bret Osborn to serve as President of Lilien Systems.  Mr. Osborn’s salary is $180,000 per year and he is eligible to receive compensation under a bonus plan.  Otherwise, Mr. Osborn’s contract is the same as Mr. Lilien’s.

On March 20, 2013, Lilien System entered into an employment agreement with Dhruv Gulati to serve as Executive Vice President of Business Development for Lilien Systems.  Mr. Gulati’s salary is $60,000 per year, plus commissions on sales and is eligible to receive compensation under a bonus plan.  Otherwise Mr. Gulati’s contract is the same as Mr. Lilien’s.

Equity Compensation Plan Information

On September 1, 2011 our Board of Directors and stockholders adopted the 2011 Employee Stock Incentive Plan (the “Plan”). The purpose of the Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship, and to stimulate an active interest of these persons in our development and financial success. Under the Plan, we are authorized to issue up to 2,000,000 shares of Common Stock, including incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. The 2011 Equity Incentive Plan will be administered by our board of directors until authority has been delegated to a committee of the board of directors.  We are seeking shareholder approval at our August 14, 2013 annual Shareholder Meeting to increase the number of authorized shares under the Plan to 3,000,000.

As of June 30, 2013, an aggregate of 1,707,500 options had been granted under the Plan to 52 different persons.  The options are exercisable at prices ranging from $0.156 to $0.70 per share.  Included are options to the following officers of the Company: A. Salam Qureishi, Chairman of the Board (500,000 options); Nadir Ali, CEO (250,000 options); and Wendy Loundermon, CFO (315,000 options).  Also included, effective March 1, 2013, upon the Lilien Acquisition, are 38 employees of Lilien Systems who granted an aggregate of 209,500 incentive stock options with four-year vesting schedules exercisable for ten (10) years at $0.40 per share.   Prior to the date of this prospectus, the Board of Directors intends to grant to Nadir Ali non-qualified stock options outside of the plan to purchase 1,250,000 shares of Common Stock at the current fair market value.  The options are expected to vest in four equal installments from the second through the fifth anniversary dates of grant.  However, in the event of a Change of Control (as defined) where Mr. Ali is no longer employed by the Company as an executive officer, the Option will accelerate and be fully vested (and non-forfeitable) and immediately exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information as of July 25, 2013, regarding the beneficial ownership of our common stock, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table above; (iii) each director; and, (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Sysorex Global Holdings Corp., 3375 Scott Boulevard, Suite 440, Santa Clara, California 95054. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of the date of this prospectus, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding the options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name and Address of Beneficial Owner	Number of Shares		Percentage of Shares Beneficially Owned(1)

Abdus Salam Qureishi	4,473,246	(2)	17.2%
Nadir Ali	2,094,023	(3)	8.2%
Nabil Mohammed Abdul-Baqi	73,188		*
Wendy Loundermon	395,094	(4)	1.5%
Geoffrey I. Lilien	3,411,815		12.4%
Bret Osborn	1,222,012		4.4%
Dhruv Gulati	885,766		3.2%
Abdul Aziz Salloum	1,187,433		4.3%
Len Oppenheim	47,935		*
All Directors and Executive Officers as a Group (9 persons)	13,790,512		51.5%

5% Beneficial Owners
Dr. Shaheen Ahmad 909 Third Avenue, New York, NY 10150-7584	2,663,087		9.7%
Sy Holdings Corporation(5)	4,336,336		15.7%
Qureishi 1998 Family Trust (6)	1,814,576		6.8%

*	less than 1% of the issued and outstanding Shares.

(1)

Based on 25,208,443 shares issued and outstanding as of July 25, 2013.  Does not include shares of Common Stock issuable upon exercise of 1,010,023 warrants as well as 1,707,500 shares reserved for issuance under the Company’s 2011 Employee Stock Incentive Plan and 1,250,000 options expected to be granted outside of the plan.

(2)

Includes 3,377,882 shares held by various trusts and corporations related to family interests of Mr. Qureishi, exclusive of Sy Holdings Corporation of which Mr. Qureishi and Nadir Ali are directors; 500,000 options and 309,856 warrants, all currently exercisable.

(3)	Includes 250,000 options and 87,500 warrants held directly or indirectly by Mr. Ali.
(4)	Includes 315,000 options and 43,500 warrants held directly by Mrs. Loundermon.
(5)	The power to vote and dispose of these shares is held by Mr. Tanveer Khader, 1735 Technology Drive, #430, San Jose, CA 95110.
(6)	The power to vote and dispose of these shares is held by Abdus Salam Qureishi.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

Employment Agreements

The Company entered into an employment agreement with Nadir Ali, as the CEO, on July 1, 2010, as amended.  Lilien Systems has entered into substantively similar employment agreements effective March 20, 2013, with Geoffrey Lilien, as Chief Executive Officer, Bret Osborn as President and Dhruv Gulati, as Executive Vice President of Business Development.  See “Executive Compensation - Employment Agreements.”

SELLING STOCKHOLDERS

Up to 6,888,233 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling security holders and include the following:

•

6,000,000 shares of common stock issued to the Former Lilien Members upon the sale of Lilien to the Company as of March 20, 2013;

•

166,667 shares of common stock issuable upon exercise of warrants at $0.45 per share issued to Bridge Bank, National Association in connection with the financing of the Lilien Acquisition;

•

300,000 shares of common stock issuable upon excercise of warrants at $0.87 per share issued to Hanover Holdings I, LLC in connection with a bridge financing in July, 2012; and

•

421,566 shares of common stock held by Sysorex Consulting, Inc., an entity controlled by our Chairman of the Board.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. None of the selling stockholders had a material relationship with us within the past three years prior to the acquisition of our securities.  Their current relationship is described in the footnotes to the table below. To our knowledge, subject to community property laws where applicable, as otherwise noted in the footnotes below, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. Beneficial ownership is determined in accordance with the rules of the SEC.

Each selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 25,208,443 shares of common stock outstanding as of July 25, 2013.

Selling Stockholder	Ownership Before Offering Number of Shares of Common Stock Beneficially Owned	Shares Offered	Percentage of Common Stock Beneficially Owned Before Offering (1)
Bridge Bank, National Association (2)	166,667	166,667	*
Hanover Holdings I, LLC	300,000	300,000	1.2%
Geoffrey I. Lilien (3)	3,411,815	3,411,815	13.5%
Dhruv Gulati (3)	885,766	885,766	3.5%
Eric I. Borsky	192,544	192,544	*
Bret R. Osborn (3)	1,222,012	1,222,012	4.9%
Robert H. Muirhead(3)	88,142	88,142	*
Kenneth S. Rosenberg(3)	30,465	30,465	*
Matthew C. Cummins(3)	40,894	40,894	*
Elisa V. Barnes(3)	64,181	64,181	*
William T. Becker(3)	64,181	64,181	*
Sysorex Consulting, Inc. (4)	421,566	421,566	1.7%

*	Represents less than 1%
(1)

Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(2)	The address of this Stockholder is 55 Almaden Blvd., Suite 100, San Jose, California 95113.
(3)	This person is an employee of Lilien Systems whose address is c/o the Company.
(4)	The power to vote and dispose of these shares is held by A. Salam Qureishi, our Chairman of the Board.

DESCRIPTION OF SECURITIES

Authorized and Outstanding Capital Stock

The following description of our capital stock and provisions of our articles of incorporation and by-laws are summaries and are qualified by reference to our articles of incorporation and by-laws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

We have authorized 45,000,000 shares of capital stock, par value $0.001 per share, of which 40,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock.

As of July 25, 2013, we had the following issued and outstanding securities on a fully diluted basis:

•

25,208,443 shares of common stock held of record by 523 shareholders as of July 11, 2013 and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably dividends, if any, declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our board of directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Transfer Agent

Our transfer agent is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

Indemnification of Directors and Officers

Section 718.7502 of the Nevada Revised Statutes (“NRS”) provides, in general, that a corporation incorporated under the laws of the State of Nevada, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Nevada corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person (a) is not liable pursuant to Section 73.138 of the NRS, and (b) acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation.

Our Articles of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, our director and officer indemnification agreements with each of our directors and officers provide, among other things, for the indemnification to the fullest extent permitted or required by Nevada law, provided that no indemnitee will be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of the claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to maintain insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that it is the opinion of the Securities and Exchange Commission that such indemnification against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

Certain provisions of our Bylaws are intended to strengthen the board of directors’ position in the event of a hostile takeover attempt. These provisions have the following effects:

We are subject to the provisions of NRS 78.378 to 78.3793, inclusive, an anti-takeover law which applies to any acquisition of a controlling interest in an “issuing corporation.” In general, such anti-takeover laws permit the articles of incorporation, bylaws or a resolution adopted by the directors of an “issuing corporation” (as defined in NRS 78.3788) to impose stricter requirements on the acquisition of a controlling interest in such corporation than the provisions of NRS 78.378 to 78.3793, inclusive, as well as permit the directors of an issuing corporation to take action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting plans, arrangements or other instruments that grant or deny rights, privileges, power or authority to holder(s) of certain percentages of ownership and/or voting power. Further, an “acquiring person” (and those acting in association) only obtains such voting rights in the control shares as are conferred by resolution of the stockholders at either a special meeting requested by the acquiring person, provided it delivers an offeror's statement pursuant to NRS 78.3789 and undertakes to pay the expenses thereof, or at the next special or annual meeting of stockholders. In addition, the anti-takeover law generally provides for (i) the redemption by the issuing corporation of not less than all of the “control shares” (as defined) in accordance with NRS 78.3792, if so provided in the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest in an “issuing corporation”, and (ii) dissenter's rights pursuant to NRS 92A.300 to 92A.500, inclusive, for stockholders that voted against authorizing voting rights for the control shares.

We are also subject to the provisions of NRS 78.411 to 78.444, inclusive, which generally prohibits a publicly held Nevada corporation from engaging in a “combination” with an “interested stockholder” (each as defined) that is the beneficial owner, directly or indirectly, of at least ten percent of the voting power of the outstanding voting shares of the corporation or is an affiliate or associate of the corporation that previously held such voting power within the past three years, for a period of three years after the date the person first became an “interested stockholder”, subject to certain exceptions for authorized combinations, as provided therein.

In accordance with NRS 78.195, our articles of incorporation provide for the authority of the board of directors to issue shares of preferred stock in series by filing a certificate of designation to establish from time to time the number of shares to be included in such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, subject to limitations prescribed by law.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. The distribution of the shares by the selling stockholders is not currently subject to any underwriting agreement. Each selling stockholder must use a broker-dealer which is registered in the state in which the selling stockholder seeks to sell their shares. A selling stockholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

conducting business in places where business practices and customs are unfamiliar and unknown;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the date of this prospectus;

•

broker-dealers may agree with the selling stockholders to sell a specified number of the shares at a stipulated price per share;

•

a combination of any of these methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The Company has not engaged any FINRA member firms to participate in the distribution of securities.  Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

FINRA Rule 5110  requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of selling stockholders, of the securities on a principal or agency basis. FINRA Notice to Members 88-101 states that in the event a selling stockholder intends to sell any of the shares registered for resale in this Prospectus through a member of FINRA participating in a distribution of our securities, the member is responsible for ensuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•

it intends to take possession of the registered securities or to facilitate the transfer of the certificates;

•

the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;

•

whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding these transactions; and

•

in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file for review with the Corporate Finance Department of FINRA all relevant documents with respect to these transactions.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the resale of the securities by the selling shareholders, which total compensation may not exceed 8%.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this Prospectus available to the selling stockholders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to these broker-dealers or other financial institutions of shares offered by this prospectus, which shares these broker-dealers or other financial institutions may resell pursuant to this prospectus (as supplemented or amended to reflect these transactions).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In this event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL MATTERS

Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158, will pass upon the validity of the shares of our common stock to be sold in this offering.

EXPERTS

The financial statements as of and for the years ended December 31, 2011 and 2012, included in this prospectus have been audited by Marcum LLP an independent registered public accounting firm as set forth in their report, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

We will file annual, quarterly and current reports and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. You may also request a copy of those filings, excluding exhibits, from us at no cost. These requests should be addressed to us at: Wendy Loundermon CFO, Sysorex Global Holdings Corp., 3375 Scott Boulevard, Suite 440, Santa Clara, CA 94054.

SYSOREX GLOBAL HOLDINGS CORP.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Consolidated Financial Statements

SYSOREX GLOBAL HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2013	2012
	(Unaudited)	(Audited)
Assets

Current Assets
Cash and cash equivalents	$1,192,415	$8,301
Accounts receivable, net	5,081,441	386,720
Inventory	60,276	--
Prepaid expenses	135,357	31,762
Prepaid licenses and maintenance contracts	5,545,810	--

Total Current Assets	12,015,299	426,783

Long-Term Assets
Property and equipment, net	286,235	49,238
Deposits	749,227	749,227
Contract receivable, long-term	414,492	369,804
Prepaid licenses and maintenance contracts, non-current	3,680,635	--
Other assets	778,497	20,060
Intangible assets, net	5,317,143	--
Goodwill	4,544,053	--

Total Assets	$27,785,581	$1,615,112

Liabilities and Stockholders' Equity (Deficiency)

Current Liabilities
Accounts payable	$5,348,077	$1,075,311
Accrued expenses	1,049,317	503,634
Accrued compensation and related benefits	1,867,089	1,078,330
Deferred revenue	7,017,535	236,291
Due to factoring company	--	46,426
Due to related parties	62,912	1,829,141
Advances payable	722,156	722,156
Notes payable	342,495	391,181
Notes payable to related party	18,350	35,050
Convertible note payable	--	88,333
Revolving line of credit	4,181,393	--
Derivative Liability	--	177,100
Total Current Liabilities	20,609,324	6,182,953
Long-Term Liabilities
Deferred revenue, non-current	4,455,476	--
Total Liabilities	$25,064,800	$6,182,953

Commitments and Contingencies

Stockholders' Equity (Deficiency)
Preferred stock - $0.001 par value: 5,000,000 shares authorized; no shares issued and outstanding	$--	$--
Common stock - $0.001 par value: 40,000,000 shares authorized; 25,069,951 and 17,987,518 issued and outstanding	25,070	17,988
Additional paid-in capital	14,907,392	6,130,440
Due from Sysorex Consulting Inc.	(665,554)	(665,554)
Accumulated deficit (excluding $2,441,960 reclassified to additional paid in capital in quasi-reorganization)	(10,300,929)	(8,842,558)
Stockholders' equity (deficiency) attributable to
Sysorex Global Holdings Corp.	3,965,979	(3,359,684)
Non- controlling interest	(1,245,198)	(1,208,157)

Total Stockholders' Equity (Deficiency)	2,720,781	(4,567,841)

Total Liabilities and Stockholders' Equity (Deficiency)	$27,785,581	$1,615,112

SYSOREX GLOBAL HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	March 31,
	2013	2012
	(Unaudited)

Revenues, Net	$5,361,544	$1,105,917

Cost of Revenues	3,905,733	591,503

Gross Profit	1,455,811	514,414

Operating Expenses
Compensation and related benefits	1,088,640	433,117
Professional and legal fees	47,375	73,747
Consulting expenses	68,932	--
Occupancy	36,939	14,162
Acquisition transaction costs	907,865	--
Amortization of intangibles	62,857	--
Other administrative	205,242	84,666

Total Operating Expenses	2,417,850	605,692

Loss from Operations	(962,039)	(91,278)

Other Income (Expense)
Interest expense	(27,538)	(5,944)
Interest expense - amortization of debt discount	(16,667)	--
Change in fair value of derivative liability	(489,168)	--

Total Other Income (Expense)	(533,373)	(5,944)

Loss before Provision for Income Taxes	(1,495,412)	(97,222)

Provision for Income Taxes	--	--

Net Loss	(1,495,412)	(97,222)

Net Loss Attributable to Non-controlling Interest	(37,041)	(48,373)

Net Loss Attributable to Stockholders of
Sysorex Global Holdings Corp.	$(1,458,371)	$(48,849)

Net Loss Per Share - Basic and Diluted	$(0.08)	$(0.00)

Weighted Average Shares Outstanding
Basic and Diluted	18,823,378	17,962,518

SYSOREX GLOBAL HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

FOR THE THREE MONTHS ENDED MARCH 31, 2013

(Unaudited)

							Total
			Additional	Due to		Non-	Stockholders'
	Common Stock		Paid-in	Sysorex	Accumulated	controlling	Equity
	Shares	Amount	Capital	Consulting, Inc.	Deficit	Interest	(Deficiency)

Balance – December 31, 2012	17,987,518	$17,988	$6,130,440	$(665,554)	$(8,842,558)	$(1,208,157)	$(4,567,841)

Common shares issued for Lilien acquisition	6,000,000	6,000	5,994,000	--	--	--	6,000,000
Common shares issued for consulting services	195,000	195	194,805	--	--	--	195,000
Stock options granted to employees for services	--	--	38,600	--	--	--	38,600
Warrants issued to financial institution in connection with Lilien acquisition	--	--	109,300	--	--	--	109,300
Common shares issued for the settlement of a related party payable	887,433	887	1,773,979	--	--	--	1,774,866
Reclassification of derivative liability to equity	--	--	666,268	--	--	--	666,268
Net loss	--	--	--	--	(1,458,371)	(37,041)	(1,495,412)

Balance – March 31, 2013 (Unaudited)	25,069,951	$25,070	$14,907,392	$(665,554)	$(10,300,929)	$(1,245,198)	$2,720,781

SYSOREX GLOBAL HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	March 31,
	2013	2012
	(Unaudited)
Cash Flows from Operating Activities
Net loss	$(1,495,412)	$(97,222)
Adjustments to reconcile net loss to net cash used in by operating activities:
Depreciation and amortization	17,642	15,916
Amortization of intangible assets	62,857	--
Stock-based compensation	342,900	--
Amortization of debt discount	16,667	--
Change in the fair value of derivative liability	489,168	--
Changes in operating assets and liabilities:
Accounts receivable	450,712	106,236
Inventory	(4,866)	--
Prepaid expenses	3,109	(1,809)
Other assets	(332,035)	(66,400)
Prepaid licenses and maintenance contracts	(79,491)	--
Accounts payable	(821,621)	1,803
Accrued expenses	370,695	(14,779)
Deferred revenue	84,479	--
Total Adjustments	600,216	40,967
Net Cash Used in Operating Activities	(895,196)	(56,255)
Cash Flows from Investing Activities
Purchase of property and equipment	--	(1,330)
Investment in Lilien	(3,000,000)	--
Cash acquired in Lilien acquisition	1,112,485	--
Net Cash Used in Investing Activities	$(1,887,515)	$(1,330)

Cash Flows from Financing Activities
Advances from revolving credit line	$4,175,000	$--
Repayment of advances to related parties	(85,782)	(29,756)
Repayment of notes payable	(65,386)	(25,936)
Repayment of Factor	(46,426)	(4,364)
Advance from Duroob Technology	94,419	100,817
Repayment of convertible notes	(105,000)	--
Net Cash Provided by Financing Activities	3,966,825	40,761
Net Increase (Decrease) in Cash and Cash Equivalents	1,184,114	(16,824)
Cash and Cash Equivalents - Beginning of period	8,301	225,134
Cash and Cash Equivalents - End of period	$1,192,415	$208,310

Supplemental Disclosure of Cash Flow Information:
Cash paid for:
Interest	$40,146	$5,945
Income taxes	$--	$1,600

Supplemental Disclosures of Non-cash Information:
Acquisition of Lilien:
Assumption of assets other than cash	$15,180,232	$--
Assumption of liabilities	$17,216,770	$--
Issuance of common stock	$6,000,000	$--
Issuance of common stock for settlement of liability	$1,774,866	$--

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 1 - Organization and Nature of Business

Sysorex Global Holdings Corp. (“SGHC”), through its wholly-owned subsidiaries, Sysorex Federal, Inc. and Sysorex Government Services, Inc., and majority-owned subsidiary, Sysorex Arabia LLC (collectively the “Company”), provides information technology and telecommunications solutions and services primarily to government customers in the United States and Saudi Arabia.  The Company is a systems integration and consulting company and has a wide range of offerings, including, but not limited to: custom application/software design, architecture and development, data center design and operations services, command control, computer communication, intelligence (C4I) system consulting, program management and security solutions and services.

Effective March 1, 2013, and as more fully described in Note 4, the Company acquired the assets of Lilien LLC (“Lilien”), and 100% of the stock of Lilien Systems. The Company expanded its operations by providing information technology solutions services to organizations. These services include enterprise computing and storage, virtualization, business continuity, networking and information technology business consulting services. The Company is headquartered in the state of California, has an office in the state of Virginia, and the Company’s majority-owned subsidiary operates in Saudi Arabia.

Note 2 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three-month period ended March 31, 2013 is not necessarily indicative of the results to be expected for the year ending December 31, 2013. The interim condensed consolidated financial statements should be read in connection with the audited financial statements and footnotes contained herein for the years ended December 31, 2012 and 2011.

Note 3 - Significant Accounting Policies and Recent Accounting Pronouncements

Significant Accounting Policies

The Company's complete accounting policies are described in Note 2 to the audited financial statements contained herein for the year ended December 31, 2012.

Principles of Consolidation

The condensed consolidated financial statements have been prepared using the accounting records of the Company and its wholly-owned subsidiaries, Lilien Systems, Sysorex Federal, Inc., and Sysorex Government Services, Inc., and its majority-owned subsidiary, Sysorex Arabia LLC.  All material inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods.  Actual results could differ from those estimates.  The Company’s significant estimates consist of:

•

The valuation of the assets and liabilities acquired from Lilien LLC as described in Note 4, as well as the valuation of the Company's common shares issued in that transaction;

•

The valuation of stock-based compensation;

•

The allowance for doubtful accounts; and

•

The valuation allowance for the deferred tax asset.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 3 - Significant Accounting Policies and Recent Accounting Pronouncements (continued)

Inventory

Inventory consisting primarily of finished goods is stated at the lower of cost or market utilizing the first-in, first-out method. The Company continually analyzes its slow-moving, excess and obsolete inventories.  Based on historical and projected sales volumes and anticipated selling prices, the Company establishes reserves.  If the Company does not meet its sales expectations, these reserves are increased.  Products that are determined to be obsolete are written down to net realizable value.  As of March 31, 2013 and December 31, 2012, the Company deemed any such allowance nominal.

Intangible Assets

Intangible assets primarily consist of customer lists and trade names and is amortized ratably over 7 years which approximates customer attrition rate. The Company assesses the carrying value of its intangible assets for impairment each year. Based on its assessments, the Company did not incur any impairment charges for the three months ended March 31, 2013.

Goodwill

The Company records goodwill and other indefinite-lived assets in connection with business combinations. Goodwill, which represents the excess of acquisition cost over the fair value of the net tangible and intangible assets of acquired companies, is not amortized. Indefinite-lived assets are stated at fair value as of the date acquired in a business combination. The Company’s goodwill balance and other assets with indefinite lives are evaluated for potential impairment annually each year and in certain other circumstances. The evaluation of impairment involves comparing the current fair value of the business to the recorded value, including goodwill. To determine the fair value of the business, the Company utilizes both the “Income Approach”, which is based on estimates of future net cash flows, and the “Market Approach”, which observes transactional evidence involving similar businesses. There was no impairment for the three months ended March 31, 2013.

Prepaid Licenses and Maintenance Contracts

Prepaid licenses and maintenance contracts represent payments made by the Company directly to the manufacturer. The Company acts as the principal and the primary obligor in the transaction and amortizes the capitalized costs ratably over the term of the contract to cost of revenues, generally one to five years.

Stock-Based Compensation

The Company accounts for equity instruments granted to employees by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant.  The fair value of that award is then ratably recognized as expense over the period during which the recipient is required to provide services in exchange for that award.

Equity instruments granted to consultants and other non-employees are recorded at fair value as of the grant date and subsequently adjusted to fair value at the end of each reporting period until such options and warrants vest, and the fair value of such instruments, as adjusted, is expensed over the related vesting period.

The Company incurred stock-based compensation charges net of estimated forfeitures of $342,900 and $-0- for the quarters ended March 31, 2013 and 2012, respectively.  The following table summarizes the nature of such charges for the three months ended March 31, 2013:

2013
Compensation and related benefits	$38,600
Acquisition transaction costs	304,300

Total	$342,900

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 3 - Significant Accounting Policies and Recent Accounting Pronouncements (continued)

Revenue Recognition

The Company is primarily a reseller of third-party manufactured products, maintenance, and services, recognizes the revenue on sales of products (software and hardware) and maintenance agreements once four criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed and determinable, (3) delivery (software and hardware) or fulfillment (maintenance) has occurred, and (4) there is reasonable assurance of collection of the sales proceeds. Revenues from the sales of hardware products, software products, licenses, and maintenance agreements are recognized on a gross basis in accordance with applicable standards with the selling price to the customer recorded as sales and the acquisition cost of the product recorded as cost of sales.

Revenue on time and material contracts is recognized based on a fixed hourly rate for direct labor hours expended. The fixed rate includes direct labor, indirect expenses, and profits. Materials, or other specified direct costs, are reimbursed as actual costs and may include markup. Anticipated losses are recognized as soon as they become known. These amounts are based on known and estimated factors. Revenues are derived principally from time and material or firm fixed price long-term and short-term contracts with various United States Government agencies, Saudi Arabian Government agencies, and commercial customers.

The Company records revenues from sales of third party products in accordance with Accounting Standards Codification (“ASC”) Topic 605-45 “Principal Agent Consideration” (“ASC 605-45”). Furthermore, in accordance with ASC 605-45, the Company evaluates sales on a case by case basis to determine whether the transaction should be recorded gross or net, including, but not limited to, assessing whether or not the Company:  1) acts as principal in the transaction, 2) takes title to the products, and 3) has risks and rewards of ownership, such as the risk of loss for collection, delivery, or returns.

The Company also enters into sales transactions whereby customer orders contain multiple deliverable, and reports its multiple deliverable arrangements under ASC 605-25 “Revenue Arrangements with Multiple Deliverables” (“ASC-605-25”). These multiple deliverable arrangements primarily consist of the following deliverables: third-party computer hardware, third-party software, third-party hardware and software maintenance (a.k.a. support), and third-party services.  From time to time the personnel of the Company were contracted to perform installation and services for the customer.  In situations where the Company bundles all or a portion of the separate elements, Vendor Specific Objective Evidence (“VSOE”) is determined based on prices when sold separately.

Product delivery to customers occur in a variety of ways, including (i) as physical product shipped from the Company’s warehouse, (ii) via drop-shipment by the vendor, or (iii) via electronic delivery for software licenses. The Company leverages drop-ship arrangements with many of its vendors and suppliers to deliver products to customers without having to physically hold the inventory at its warehouse, thereby increasing efficiency and reducing costs. Furthermore, in such drop-ship arrangements, the Company negotiates price with the customer, pays the supplier directly for the product shipped and bears credit risk of collecting payment from its customers. The Company serves as the principal with the customer and, therefore, recognizes the sale and cost of sale of the product upon receiving notification from the supplier that the product has shipped.

Maintenance agreements allow customers to obtain technical support directly from the manufacturer and to upgrade, at no additional cost, to the latest technology if new software updates are introduced during the period that the maintenance agreement is in effect. Revenue derived from maintenance contracts primarily consists of the sale of third-party maintenance contracts by the Company, whereby the Company acts as the principal and the primary obligor in the transaction. Typically, the Company sells third-party maintenance contracts for a separate fee with initial contractual periods ranging from one to three years with renewal for additional periods thereafter. The Company generally bills maintenance fees in advance. The Company recognizes maintenance revenue ratably over the term of the maintenance agreement. In situations where the Company bundles all or a portion of the maintenance fee with products, VSOE for maintenance is determined based on prices when sold separately.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 3 - Significant Accounting Policies and Recent Accounting Pronouncements (continued)

Revenue Recognition (continued)

The Company recognizes revenue for sales of internally-performed services ratably over the time period over which the service will be provided. Billings for such services that are made in advance of the related revenue recognized are recorded as deferred revenue and recognized as revenue ratably over the billing coverage period.  For service engagements that are on a time and materials basis, revenues are recognized based upon hours incurred as services are performed and amounts are earned.  Sales are recorded net of discounts, rebates, and returns. Vendor rebates and price protection are recorded when earned as a reduction to cost of sales or merchandise inventory, as applicable.  Vendor product price discounts are recorded when earned as a reduction to cost of sales.  Vendor product sales volume and growth incentive rebates based on total Company quarterly sales are recorded when earned as other income.

Cooperative reimbursements from vendors, which are earned and available, are recorded in the period the related advertising expenditure is incurred. Cooperative reimbursements are recorded as a reduction of cost of sales in accordance with ASC Topic 605-50 “Accounting by a Customer (including reseller) for Certain Consideration Received from a Vendor.” Provisions for returns are estimated based on historical sales returns and credit memo analysis which are adjusted to actual on a periodic basis.  The Company receives Marketing Development Funds (MDF) from vendors based on quarterly sales performance to promote the marketing of vendor products and services. The Company must file claims with vendors for these cooperative reimbursements by providing invoices and receipts for marketing expenses.  Reimbursements are recorded as a reduction of marketing expenses and other applicable selling general and administrative expenses in the period in which the expenses were incurred.

In general, the Company requires an upfront deposit for significant arrangements. If the Company receives a payment from a customer prior to meeting all of the revenue recognition criteria, the payment is recorded as deferred revenue. The Company’s current arrangements with its third party integrators, value added resellers and distributors generally do not provide for any rights of return, price protection or other contingencies.

Net Loss Per Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Basic and diluted net loss per common share were the same since the inclusion of common shares issuable pursuant to the exercise of options and warrants, conversion of convertible notes payable, and shares issued to members of the Board of Directors of the Company for services rendered in the calculation of diluted net loss per common shares would have been anti-dilutive.

The following table summarizes the number of common shares and common share equivalents excluded from the calculation of diluted net loss per common share as of March 31, 2013 and 2012:

	2013	2012

Options	1,672,500	528,500
Warrants	1,010,023	--

Totals	2,682,523	528,500

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 3 - Significant Accounting Policies and Recent Accounting Pronouncements (continued)

Recent Accounting Pronouncements

In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220):  Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.   The amendments in this Update require an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles (GAAP) to be reclassified in its entirety to net income.  For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts.  For public entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2012. The adoption did not have an impact on the Company’s results of operations or financial position.

In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.  This Update applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. Early adoption is permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The adoption of this pronouncement is not expected to have a significant impact on the Company’s results of operations or financial position.

Other than those disclosed above, recent accounting pronouncements issued by the FASB and the SEC did not have, or are not expected to have, a material impact on the Company's condensed consolidated financial statements.

Note 4 - Acquisition of the Business of Lilien LLC

On March 20, 2013, the Company entered into an Asset Purchase and Merger Agreement (the “Agreement”) to acquire certain assets and liabilities of Lilien LLC and 100% of the stock of Lilien Systems (collectively referred hereafter as “Lilien”) effective as of March 1, 2013.  Lilien is an information technology company whose operations complement and significantly expands the Company's current base of business.

The purchase price of this acquisition aggregated $9,000,000 and consisted of cash of $3,000,000, and 6,000,000 shares of the Company's common stock deemed to have a fair value of $6,000,000.

Additionally, under the terms of the Agreement, the Company is liable to the former Lilien members for the payment of additional cash consideration on March 20, 2015 to the extent that they receive less than $1.00 per share from the sale of the 6,000,000 shares of the Company's common stock referred to above (the “Guaranteed Amount”), less customary commissions, on or before March 20, 2015, provided the stockholders are in compliance with the terms and conditions of the lock-up agreement.

On that date, the former Lilien members shall have an option to put all, but not less than all, of any unsold shares of Sysorex common stock to Sysorex, for the price of $1.00 per share. Notwithstanding the foregoing, in the event that the gross profits for calendar 2013 and 2014 attributable to the Lilien assets are more than 20% below what was forecasted to the Company, the Guaranteed Amount will be proportionately reduced.  As of the date of the acquisition and March 31, 2013 the guaranteed amount was de minimis.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 4 - Acquisition of the Business of Lilien LLC (continued)

The acquisition of Lilien was accounted for by the Company under the acquisition method of accounting, whereby assets acquired and liabilities assumed by the Company are recorded at their estimated fair values as of the date of acquisition and the results of operations of the acquired company are consolidated with those of the Company from the date of acquisition.

The purchase price is allocated as follows:

Assets Acquired:
Cash	$1,112,485
Receivables	4,870,471
Inventory	55,410
Other current assets	852,759
Prepaid Licenses/Contracts	9,146,954
Property and equipment	254,638
Intangible assets	5,380,000
Goodwill	4,544,053
26,216,770

Liabilities Assumed:
Accounts payable	5,094,390
Accrued expenses	970,139
Deferred Revenue	11,152,241
17,216,770

Purchase Price	$9,000,000

The following unaudited proforma financial information presents the consolidated results of operations of the Company and Lilien for the three months ended March 31, 2013 and 2012, as if the acquisition had occurred on January 1, 2012 instead of March 1, 2013. The proforma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods.

	3 Months Ended	3 Months Ended
	March 2013	March 2012

Revenues	$10,522,545	$11,591,357

Net Loss Attributable to Common Shareholder	$(1,375,502)	$(631,742)

Weighted Average Number of Common Shares Outstanding	24,023,378	23,962,518

Loss Per Common Share - Basic and Fully Diluted	$(.06)	$(.03)

Note 5 - Due from Related Parties

Non-interest bearing amounts due on demand from a related party was $665,554 as of March 31, 2013 and December 31, 2012 and consisted primarily of amounts due from Sysorex Consulting, Inc.

As Sysorex Consulting, Inc. is a direct shareholder of and an investor in the Company, the amounts due from Sysorex Consulting, Inc. as of March 31, 2013 and December 31, 2012 have been classified in and as a reduction of stockholders' deficiency.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 6 - Intangible Assets

Intangibles assets relate exclusively to the Lilien acquisition.  Balances, net of amortization, as of March 31, 2013 are as follows:

March 31, 2013
(Unaudited)

Trade name/trademarks	$3,250,000
Customer relationships	2,130,000
Total at cost	5,380,000

Less: accumulated amortization	(62,857)

Total	$5,317,143

The following table presents the Company's estimate for amortization expense for each of the five succeeding years and thereafter.

Year Ending December 31,	Amount
2013	$577,619
2014	$768,571
2015	$768,571
2016	$768,571
2017	$768,571
2018 and thereafter	$1,665,240

Total	$5,317,143

Note 7 - Due to Related Parties

Non-interest bearing amounts due on demand to related parties as of March 31, 2013 and December 31, 2012 are as follows:

	March 31, 2013	December 31, 2012
	(Unaudited)	(Audited)

Qureishi Family Trust, an entity which owns 7.2% of the outstanding common shares of the Company as of March 31, 2013	$62,912	$136,977

Duroob Technology, Inc., an entity whose CEO owns a minority interest in Sysorex Arabia LLC, the Company's 50.2% owned subsidiary as of March 31, 2013	--	1,680,447

Sysorex Consulting, Inc., an entity which owns 1.7% of the outstanding common shares of the Company as of March 31, 2013	--	11,717

Total	$62,912	$1,829,141

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 8 - Notes Payable

Notes payable and accrued interest as of March 31, 2013 and December 31, 2012 consisted of the following:

	March 31, 2013	December 31, 2012
	(Unaudited)

Note payable dated July 1, 2008	$315,233	$341,899
Note payable dated June 15, 2010	--	22,020
Note payable dated July 29, 2011	27,262	27,262

Total	$342,495	$391,181

On July 1, 2008, the Company entered into a note payable for gross proceeds of $515,233. The note has no stated interest rate or repayment terms and matured on July 31, 2012.  Effective December 31, 2012, that arrangement has been amended and the maturity date was revised to September 30, 2013.

On June 15, 2010, the Company entered into a note payable for gross proceeds of $28,000. The note accrued interest at the rate of 6% per annum and matured on March 31, 2013. Principal and interest was paid in full on March 27, 2013.

On July 29, 2011 and in connection with the acquisition of Softlead, the Company became responsible for a note payable in the amount of $27,262.  The note had no stated interest rate, repayment terms or maturity date.  This note was paid in full on April 3, 2013.

Note 9 - Note Payable to Related Party

On June 15, 2010, the Company entered into a note payable with a director of the Company for $15,000.  The note accrues interest at an annual rate of 8% per annum and matures on September 30, 2013.  Principal and interest due in connection with this note totaled $18,350 and $18,050 as of March 31, 2013 and December 31, 2012, respectively.

On May 29, 2012, the Company entered into a note payable with a related party of the Company for $37,595.  This note has no stated interest rate and is payable upon demand.  Principal due in connection with this note totaled $0 and $17,000 as of March 31, 2013 and December 31, 2012, respectively.

Note 10 - Secured Convertible Note Payable

On August 7, 2012, the Company issued a secured convertible promissory note (the “Note”) in the face amount of $200,000 and received proceeds of $180,000.  The Note accrues interest at the effective rate of 32%, is secured by Company receivables, matures on February 7, 2013, and may be prepaid without penalty at any time.

The Note is also convertible at any time at the option of the holder into shares of the Company's common stock at a conversion price equal to 45% of the lowest trading price for the common stock at any time during the ten trading days immediately preceding the date of issuance by the holder of a notice of conversion. Therefore, since this embedded conversion feature provides for the settlement of this convertible promissory note with shares of common stock at a rate which is variable in nature, this embedded conversion feature must be classified and accounted for as a derivative financial instrument.

In connection with the issuance of the Note, the Company also issued warrants for the purchase of 300,000 shares of the Company's common stock at an exercise price of $0.87 per share through July 29, 2014.  Therefore, since the embedded conversion feature of the convertible promissory note must be accounted for as a derivative instrument, these warrants must also be accounted for as derivative instruments. As a result of entering into the convertible promissory note described above, all other non-employee warrants issued by the Company must also be classified and accounted for as derivative financial instruments.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 10 - Secured Convertible Note Payable (continued)

Generally accepted accounting principles require that:

a)

Derivative financial instruments be recorded at their fair value on the date of issuance and then adjusted to fair value at each subsequent balance sheet date with any change in fair value reported in the statement of operations; and

b)

The classification of derivative financial instruments be reassessed as of each balance sheet date and, if appropriate, be reclassified as a result of events during the reporting period then ended.

The fair value of the embedded conversion feature and the warrants, $244,500 and $17,700, respectively, aggregated $262,200.  Consequently, upon issuance of the Note, a debt discount of $200,000 was recorded and the difference of $62,200, representing the fair value of the conversion feature and the warrants in excess of the debt discount, was immediately charged to interest expense.  The debt discount will be amortized over the earlier of (i) the term of the debt, or (ii) conversion of the debt, using the straight-line method, which approximates the interest method. The amortization of debt discount is included as a component of interest expense in the condensed consolidated statements of operations.

The fair value of the embedded conversion feature and the warrants was estimated using the Black-Scholes option-pricing model.  Key assumptions used to apply this pricing model during the quarter ended March 31, 2013 were as follows:

Risk-free interest rate	0.3%
Expected life of option grants	0.5 to 2.0 years
Expected volatility of underlying stock	39%

The expected stock price volatility for the Company’s stock options was determined by the historical volatilities for industry peers and used an average of those volatilities.  The risk free interest rate was obtained from U.S. Treasury rates for the applicable periods.

The Company repaid $105,000 and $95,000 of the principal balance due and reclassified $128,468 and $116,097 of the derivative liability to additional paid-in capital during the period ended March 31, 2013 and the year ended December 31, 2012, respectively.  This note payable was paid in full during the quarter ended March 31, 2013.

Note 11 - Line of Credit

On March 15, 2013, Sysorex Government Services, Inc., and Lilien Systems, 100%-owned subsidiaries of Sysorex Global Holdings, Inc., entered into a Business Finance Agreement (the “Agreement”) as co-borrowers (the “Borrowers”) with Bridge Bank, NA (the “Bank”) under which the Borrowers obtained a revolving line of credit for up to $5,000,000 through March 15, 2015.  Terms of this agreement include compliance with certain debt covenants to include an asset coverage ratio of 1.4 to 1.0, a debt service coverage ratio of 1.5 to 1.0 and performance to plan covenants. As of March 31, 2013 the Company was compliant with these debt covenants. The line of credit incurs interest at the greater of 5.25%, or the bank's prime rate, plus 2%, and matures on March 15, 2015.  The interest rate on March 31, 2013 was 5.25%.

On March 20, 2013, the Borrowers received $4,175,000 under this Agreement to finance the acquisition of Lilien described in note 4.

The balance outstanding under this facility, including accrued interest, was $4,181,393 as of March 31, 2013.

Note 12 - Common Stock

On March 20, 2013 and as more fully described in Note 4, the Company issued 6,000,000 shares of common stock in connection with the acquisition of certain assets of Lilien LLC and 100% of the stock of Lilien Systems.  These shares were deemed to have a fair value of $6,000,000.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 12 - Common Stock (continued)

On March 20, 2013, the Company issued 180,000 shares of common stock under the terms of a consulting services agreement in connection with the Lilien acquisition.  The Company recorded an expense of $180,000 during the quarter ended March 31, 2013 which has been including as a component of the acquisition transaction costs in the condensed consolidated statement of operations.

On March 20, 2013, the Company issued 15,000 shares of common stock under the terms of a consulting services agreement.  The Company recorded an expense of $15,000 during the quarter ended March 31, 2013 which has been including as a component of the acquisition transaction costs in the condensed consolidated statement of operations.

On March 31, 2013, the Company issued 887,433 shares of common stock in satisfaction of $1,774,866 owed by Sysorex Arabia LLC to Duroob Technology, Inc. (“Duroob”), a related party, as Duroob's Chief Executive Officer owns a minority interest in Sysorex Arabia, LLC.  These shares were valued at $2.00 per share based upon the carrying value of the obligations which they satisfied.  The issuance of these shares was recorded by Sysorex Global Holdings Corp. as an additional investment in its majority-owned subsidiary, Sysorex Arabia LLC.  However, by agreement with the other shareholder of Sysorex Arabia LLC, the ownership percentages of Sysorex Arabia LLC remained unchanged.

Note 13 - Options

During the quarter ended March 31, 2013, the Company granted 209,500 of stock options to employees.  The stock options vest over 4 years and have a life of ten years.  The options have an exercise price of $0.40 per share.  The Company valued the stock options using the Black-Scholes option valuation model and incurred a stock-based compensation charge of $38,600 which has been included as a component of compensation and related benefits in the condensed consolidated statement of operations.

As of March 31, 2013, the fair value of non-vested options totaled $115,800.

The fair value of each employee option grant is estimated on the date of the grant using the Black-Scholes option-pricing model.  Key weighted-average assumptions used to apply this pricing model, as of March 31, 2013, are as follows:

Risk-free interest rate	1.96%
Expected life of option grants	10 years
Expected volatility of underlying stock	39.7%

The expected stock price volatility for the Company’s stock options was determined by the historical volatilities for industry peers and used an average of those volatilities.  The Company attributes the value of stock-based compensation to operations on the straight-line single option method.  The risk free interest rate was obtained from U.S. Treasury rates for the applicable periods.

Note 14 - Warrants

On March 20, 2013, the Company granted 166,667 warrants to Bridge Bank, NA in connection with the acquisition of Lilien.  The warrants were fully vested on the date of the grant and have a life of 7 years.  The warrants have an exercise price of $0.45 per share.  The Company valued the warrants using the Black-Scholes option valuation model and incurred a stock-based compensation charge of $109,300 which has been including as a component of the acquisition transaction costs in the condensed consolidated statement of operations.

Note 15 - Fair Value

The Company determines the estimated fair value of amounts presented in these condensed consolidated financial statements using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented in the condensed consolidated financial statements are not necessarily indicative of the amounts that could be realized in a current exchange between buyer and seller. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. These fair value estimates were based upon pertinent information available as of March 31, 2013 and December 31, 2012 and, as of those dates, the carrying value of all amounts approximates fair value.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 15 - Fair Value (continued)

The Company has categorized its assets and liabilities at fair value based upon the following fair value hierarchy:

•

Level 1 - Inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•

Level 2 - Inputs use other inputs that are observable, either directly or indirectly. These inputs include quoted prices for similar assets and liabilities in active markets as well as other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

•

Level 3 - Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair measurements requires judgment and considers factors specific to each asset or liability.

Both observable and unobservable inputs may be used to determine the fair value of positions that are classified within the Level 3 category. As a result, the unrealized gains and losses for assets within the Level 3 category presented in the tables below may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in historical company data) inputs.

The following are the major categories of assets measured at fair value during the three months ended March 31, 2013, using quoted prices in active markets for identical assets (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3):

	Quoted Prices in Active Markets for Identical Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at March 31, 2013

Embedded conversion feature	$--	$--	$--	$--
Warrant and option liability	--	--	--	--

March 31, 2013	$--	$--	$--	$--

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques, and at least one significant model assumption or input is unobservable. The Company’s Level 3 liabilities consist of derivative liabilities associated with the convertible debt that contains an indeterminable conversion share price and the tainted warrants as the Company cannot determine if it will have sufficient authorized common stock to settle such arrangements.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 15 - Fair Value (continued)

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets measured at fair value on a recurring basis using significant unobservable inputs during the three months ended March 31, 2013.

	Warrant Liability	Embedded Conversion Feature	Total

Balance - December 31, 2012	$48,800	$128,300	$177,100

Change in Fair Value of Derivative Liability	489,000	168	489,168
Reclassification of Derivative Liability to Equity	(537,800)	(128,468)	(666,268)

Balance - March 31, 2013	$--	$--	$--

Note 16 - Credit Risk and Concentrations

Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable’s credit risk exposure beyond such allowances is limited.

The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits. Cash is also maintained at a foreign financial institution for its majority-owned subsidiary. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.

During the quarter ended March 31, 2013, the Company earned revenues from four different customers representing approximately 27%, 9%, 9% and 9% of gross sales.  During the quarter ended March 31, 2012, the Company earned revenues from four different customers representing approximately 48%, 19%, 16% and 14% of gross sales.

As of March 31, 2013, four customers represented approximately 27%, 10%, 9% and 9% of total accounts receivable.  As of December 31, 2012, four customers represented approximately 50%, 20%, 12% and 10% of total accounts receivable

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 17 - Foreign Operations

The Company’s operations are located primarily in the United States and Saudi Arabia. Revenues by geographic area are attributed by country of domicile of our subsidiaries. The financial data by geographic area are as follows:

	United	Saudi
	States	Arabia	Eliminations	Total
Quarter Ended March 31, 2013:
Revenues by geographic area	$5,316,856	$44,688	--	$5,361,544
Operating loss by geographic area	$(887,661)	$(74,378)	--	$(962,039)
Net loss by geographic area	$(1,421,034)	$(74,378)	--	$(1,495,412)
Identifiable assets by geographic area	$26,550,792	$1,234,789	--	$27,785,581
Long lived assets by geographic area	$254,207	$32,028	--	$286,235

Quarter Ended March 31, 2012:
Revenues by geographic area	$892,870	$213,047	--	$1,105,917
Operating income (loss) by geographic area	$5,856	$(97,134)	--	$(91,278)
Net loss by geographic area	$(88)	$(97,134)	--	$(97,222)

Year Ended December 31, 2012:
Identifiable assets by geographic area	$428,527	$1,186,585	--	$1,615,112
Long lived assets by geographic area	$8,517	$40,721	--	$49,238

Note 18 - Commitments and Contingencies

Litigation

Certain conditions may exist as of the date the condensed consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

During the year ended December 31, 2011, a judgment in the amount of $936,330 was levied against Sysorex Arabia LLC in favor of Creative Edge, Inc. in connection with amounts advanced for operations.  Of that amount, $214,187 has been repaid, $514,836 will be paid through a surety bond, and the remaining $207,313 has been accrued by the Company as of March 31, 2013.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31, 2013 AND 2012

Note 18 - Commitments and Contingencies (continued)

Litigation (continued)

During the year ended December 31, 2011, a judgment in the amount of $613,333 was levied against Sysorex Arabia LLC in favor of one of its vendors (Tuwaiq) in connection with a dispute related to a services contract.  However, this vendor owed Sysorex Arabia LLC a like amount in connection with the same services contract. In 2012, the balances were offset, the accounts were settled, and the judgment was released.

Contingent Consideration

Under the terms of the acquisition of Lilien as more fully described in Note 4, the Company is liable for the payment of additional cash consideration to the extent that the recipients of the 6,000,000 shares of the Company's common stock referred to above receive less than $6,000,000 from the sale of those shares, less customary commissions, on or before March 20, 2015.  As of the date of this acquisition and March 31, 2013 the guaranteed amount was de minimis.

Note 19 - Subsequent Events

The Company has evaluated subsequent events to determine if events or transactions occurring through the date the condensed consolidated financial statements were available to be issued, require adjustment to or disclosure in the condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Sysorex Global Holdings Corp.

We have audited the accompanying consolidated balance sheets of Sysorex Global Holdings Corp. and Subsidiaries (the “Company”) as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sysorex Global Holdings Corp. and Subsidiary as of December 31, 2012 and 2011, and the results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

New York, NY

August 12, 2013

SYSOREX GLOBAL HOLDINGS CORP.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2012 AND 2011

	2012	2011
Assets
Current Assets
Cash and cash equivalents	$8,301	$225,134
Accounts receivable, net	386,720	414,519
Prepaid expenses	31,762	43,318
Total Current Assets	426,783	682,971
Property and Equipment - Net	49,238	144,921
Deposits	749,227	762,738
Contracts Receivable, Long Term	369,804	21,788
Other Assets	20,060	298
Total Assets	$1,615,112	$1,612,716

Liabilities and Stockholders' Deficiency
Current Liabilities
Accounts payable	$1,075,312	$896,262
Accrued expenses	503,634	456,152
Accrued compensation and related benefits	1,078,330	1,024,403
Deferred revenue	236,291	378,557
Due to factoring company	46,426	44,423
Due to related parties	1,829,141	1,365,888
Advance payable	722,156	936,343
Notes payable	391,181	479,741
Note payable to related party	35,050	16,850
Convertible note payable, net of debt discount of $16,667	88,333	--
Derivative liability	177,100	--
Total Liabilities	6,182,953	5,598,619

Commitments and Contingencies	--	--
Stockholders' Deficiency
Preferred stock - $0.001 par value: 5,000,000 shares authorized; -0- shares issued and outstanding	--	--
Common stock - $0.001 par value: 40,000,000 shares authorized; 17,987,518 and 17,962,518 issued and outstanding	17,988	17,963
Additional paid-in capital	6,130,440	5,901,968
Due from Sysorex Consulting, Inc.	(665,554)	(639,744)
Accumulated deficit (excluding $2,441,960 reclassification to additional paid-in capital in quasi-reorganization)	(8,842,558)	(8,148,712)

Stockholders' Deficiency Attributable to Sysorex Global Holdings Corp.	(3,359,684)	(2,868,525)

Non-controlling interest	(1,208,157)	(1,117,378)

Total Stockholders' Deficiency	(4,567,841)	(3,985,903)

Total Liabilities and Stockholders' Deficiency	$1,615,112	$1,612,716

The accompanying notes are an integral part of these consolidated financial statements.

SYSOREX GLOBAL HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

Revenues, Net	$4,237,789	$7,003,549

Cost of Revenues	2,344,592	4,312,281

Gross Profit	1,893,197	2,691,268

Operating Expenses
Compensation and related benefits	1,462,858	1,787,255
Professional and legal fees	471,393	140,459
Consulting and advisory fees	1,685	187,625
Occupancy	50,043	44,137
Other administrative	362,632	580,165

Total Operating Expenses	2,348,611	2,739,641

Loss from Operations	(455,414)	(48,373)

Other Income (Expense)
Other income	2,987	66
Gain on settlement of obligations	--	110,049
Interest expense	(350,201)	(30,890)
Change in fair value of derivative liability	18,003	--

Total Other (Expense) Income	(329,211)	79,225

Net (Loss) Income before Provision for Income Taxes	(784,625)	30,852

Provision for Income Taxes	--	30,606

Net (Loss) Income	$(784,625)	$246

Net (Loss) Income Attributable to Non-controlling Interest	$(90,779)	$35,775

Net Loss Attributable to Stockholders of Sysorex Global Holdings Corp.	$(693,846)	$(35,529)

Dividends	--	118,200

Net Loss Attributable to Common Stockholders	$(693,846)	$(153,729)

Net Loss Per Share - Basic and Diluted	$(0.04)	$(0.01)

Weighted Average Shares Outstanding
Basic and Diluted	17,962,586	13,879,817

The accompanying notes are an integral part of these consolidated financial statements.

SYSOREX GLOBAL HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

			Additional	Due to		Non-	Total
	Common Stock		Paid-in	Sysorex	Accumulated	Controlling	Stockholders'
	Shares	Amount	Capital	Consulting, Inc.	Deficit	Interest	Deficiency

Balance – January 1, 2011	9,658,967	$9,659	$3,943,441	$(651,625)	$(7,994,983)	$(2,349,883)	$(7,043,391)

Issuance of common stock for the settlement of debt due to a related party	1,135,781	1,136	1,174,864	--	--	--	1,176,000
Dividends	--	--	--	--	(118,200)	--	(118,200)
Conversion of Sysorex Federal, Inc. preferred stock and accrued dividends to common stock prior to reverse merger with Softlead, Inc.	3,805,252	3,805	1,549,220	--	--	--	1,553,025
Reverse merger with Softlead, Inc. and Sysorex Arabia LLC	2,650,518	2,651	(1,311,645)	--	--	1,196,730	(112,264)
Stock options granted to employees for services	--	--	202,800	--	--	--	202,800
Shares issued for the exercise of stock options	30,000	30	2,970	--	--	--	3,000
Shares of common stock issued for consultant and legal services	42,000	42	20,958	--	--	--	21,000
Shares of common stock issued for cash and services	350,000	350	174,650	--	--	--	175,000
Shares of common stock issued for cash	290,000	290	144,710	--	--	--	145,000
Cash repayment of advances from related party	--	--	--	11,881	--	--	11,881
Net income (loss)	--	--	--	--	(35,529)	35,775	246

Balance – March 31, 2013 (Unaudited)	17,962,518	17,963	5,901,968	(639,744)	(8,148,712)	(1,117,378)	(3,985,903)

Advances from related party	--	--	--	(25,810)	--	--	(25,810)
Stock options granted to employees for services	--	--	108,500	--	--	--	108,500
Reclassification of derivative liability (Note 10)	--	--	116,097	--	--	--	116,097
Shares of common stock issued for services	25,000	25	3,875	--	--	--	3,900
Net loss	--	--	--	--	(693,846)	(90,779)	(784,625)

Balance - December 31, 2012	17,987,518	$17,988	$6,130,440	$(665,554)	$(8,842,558)	$(1,208,157)	$(4,567,841)

The accompanying notes are an integral part of these consolidated financial statements.

SYSOREX GLOBAL HOLDINGS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Cash Flows from Operating Activities
Net income (loss)	$(784,625)	$246
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	99,204	83,198
Bad debt expense	--	99,341
Stock based compensation	223,600	395,300
Accretion of debt discount	183,333	--
Change in fair value of derivative liability	(18,003)	--
Gain on settlement of obligations	--	(110,049)
Changes in operating assets and liabilities:
Accounts receivable	(320,217)	(60,739)
Prepaid expenses	11,557	38,487
Other assets	(6,251)	4,610
Accounts payable	179,048	(337,841)
Accrued expenses	47,481	274,585
Accrued compensation	53,928	(942,716)
Deferred revenue	(142,266)	107,273
Accrued interest	1,200	6,640
Net Cash Used in Operating Activities	(472,011)	(441,665)
Cash Used in Investing Activities
Purchase of property and equipment	(3,521)	(5,875)
Cash Flows from Financing Activities
Advances from factor	2,003	3,957
Net proceeds from issuance of common stock	--	148,500
Net proceeds from the exercise of stock options	--	3,000
Proceeds from note from related party	17,000	--
Repayment of advances to Qureishi Family Trust	(7,631)	(82,099)
Repayment of advances to Sysorex Consulting, Inc.	(122,613)	(338,890)
Repayment of cash advances	(214,187)	(106,667)
Proceeds from convertible notes	200,000	--
Repayment of convertible notes	(95,000)	--
Repayment of notes payable	(88,560)	(93,344)
Advance from Duroob Technology	567,687	1,112,760

Net Cash Provided by Financing Activities	$258,699	$647,217
Net (Decrease) Increase in Cash and Cash Equivalents	(216,833)	199,677
Cash and Cash Equivalents - Beginning of Year	225,134	25,457
Cash and Cash Equivalents - End of Year	$8,301	$225,134

Supplemental Disclosure of Cash Flow Information:
Cash Paid for:
Interest	$55,668	$25,233
Income Taxes	$23,122	$1,320

Non-cash disclosure of Financing and Investing Activities:
Reclassification of derivative liability to equity	$116,097	$--
Issuance of common stock for the settlement of
related party advances	$--	$1,176,000
Issuance of common stock for the settlement of
accrued dividends	$--	$1,553,025
Acquisition of Softlead:
Assumption of assets other than cash	$--	$20,000
Assumption of liabilities	$--	$32,264
Dividends accrued	$--	$118,200

The accompanying notes are an integral part of these consolidated financial statements.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 1 - Organization and Nature of Business

Overview

Sysorex Global Holdings Corp. ("SGHC"), through its wholly-owned subsidiaries, Sysorex Federal, Inc. and Sysorex Government Services, Inc., and majority-owned subsidiary, Sysorex Arabia LLC (collectively the “Company”), provides information technology and telecommunications solutions and services primarily to government customers in the United States and Saudi Arabia.  The Company is a systems integration and consulting company and has a wide range of offerings, including, but not limited to: custom application/software design, architecture and development, data center design and operations services, command control, computer communication, intelligence (C4I) system consulting, program management and security solutions and services.  The Company is headquartered in the state of California, has an office in the state of Virginia, and the Company’s majority-owned subsidiary operates in Saudi Arabia.

Effective March 1, 2013, and as more fully described in Note 21, the Company acquired the assets of Lilien LLC ("Lilien"), and 100% of the stock of Lilien Systems, an information technology company, which significantly expanded its operations in the fields described above.

Reverse Merger

Effective July 29, 2011, Softlead Inc. (“Softlead”) entered into an Acquisition and Share Exchange Agreement with the Company.  Upon the terms and subject to the conditions of the agreement, at the effective date of the merger, the Company was merged with and into Softlead, with Softlead continuing as the surviving corporation.

As of the effective date, Softlead acquired 100% of the issued and outstanding shares of Sysorex Federal, Inc. and its wholly-owned subsidiary, Sysorex Government Services, Inc., and 50.2% of the issued and outstanding shares of Sysorex Arabia LLC, from Sysorex Consulting, Inc. and the Qureishi Family Trust.

As of the effective date of the merger, each share of the Company's common stock was cancelled and converted automatically into the right to receive common shares of Softlead for an aggregate of 14,600,000 common shares of Softlead, which constituted 84.6% of the post-acquisition outstanding shares of Softlead’s stock at the end of the merger.  Softlead’s existing shareholders retained a total of 2,650,518 shares of Softlead’s stock, which constituted 15.4% of the post-acquisition outstanding shares of Softlead.  Post-acquisition and after share exchange, there was a total of 17,250,518 issued and outstanding shares of Softlead stock, which was recorded as a recapitalization of Softlead.

For accounting purposes, the transaction described above was treated as a recapitalization of Sysorex Federal Inc., the accounting acquirer, because Sysorex Federal’s shareholders own the majority of Softlead’s outstanding common stock following the transaction and exercise significant influence over the operating and financial policies of the consolidated entity.  Softlead was a non-operating company prior to the acquisition.  Pursuant to Securities and Exchange Commission rules, the merger or acquisition of a private operating company into a non-operating public company with nominal net assets is considered a capital transaction in substance, rather than a business combination.  As a result, the effect of the recapitalization was applied retroactively to the prior year’s consolidated financial statements as if the current structure existed since inception of the periods presented.  The number of shares issued and outstanding, additional paid-in capital and all references to share quantities of the Company in these notes have been retroactively adjusted to reflect the equivalent number of shares issued by the Company in the reverse merger, while the operating company’s historical equity is being carried forward.  All costs attributable to the reverse merger were expensed as transaction costs.  On the date of the merger, Softlead changed its corporate name to Sysorex Global Holdings Corp.

Currently and as a result of the transactions described in the preceding paragraphs, SGHC conducts its business through:

•

Sysorex Federal, Inc., a 100% owned subsidiary of SGHC, and Sysorex Government Services, Inc., a 100% owned subsidiary of Sysorex Federal, Inc.; and

•

Sysorex Arabia LLC, a 50.2% owned subsidiary of SGHC.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Principles of Consolidation

The consolidated financial statements have been prepared using the accounting records of the Company and its wholly-owned subsidiaries, Sysorex Federal, Inc. and Sysorex Government Services, Inc., and its majority-owned subsidiary, Sysorex Arabia LLC.  All material inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods.  Actual results could differ from those estimates.  The Company’s significant estimates are the valuation of stock-based compensation, derivatives, allowance for doubtful accounts and the valuation allowance for the deferred tax asset.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash, checking accounts, money market accounts and temporary investments, with maturities of three months or less when purchased. As of December 31, 2012 and 2011 the Company had no cash equivalents.

Accounts Receivable, Contracts receivable and Allowance for Doubtful Accounts

Accounts receivables are stated at the amount the Company expects to collect.  The Company recognizes an allowance for doubtful accounts to ensure accounts receivables are not overstated due to uncollectibility.  Bad debt reserves are maintained for various customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience.  An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings, or deterioration in the customers’ operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.  The Company has recorded an allowance for doubtful accounts of $133,180 and $133,180 as of December 31, 2012 and 2011, respectively. As of December 31, 2012 and 2011 the Company has reclassified $369,804 and $21,788 respectively as long term  contracts receivable because the amount is not expected to be collected within the next twelve months.

Property and Equipment

Property and equipment are recorded at cost.  The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.  Leasehold improvements are amortized over the lesser of the useful life of the asset, or the initial lease term.  Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized.  When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, including property and equipment and intangible assets, when there are indications that the assets might be impaired. When evaluating assets for potential impairment, the Company compares the carrying value of the asset to its estimated discounted future cash flows.  If an asset's carrying value exceeds such estimated cash flows (undiscounted and with interest charges), the Company records an impairment charge for the difference.

Based on its assessments, the Company did not incur any impairment charges for the years ended December 31, 2012 and 2011.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes using the asset and liability method.  Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Income tax benefits are recognized when it is probable that the deduction will be sustained.  A valuation allowance is established when it is more likely than not that all or a portion of a deferred tax asset will either expire before the Company is able to realize the benefit, or that future deductibility is uncertain.

Non-Controlling Interest

The Company has a 50.2% equity interest in Sysorex Arabia as of December 31, 2012 and 2011.  The portion of the Company's deficiency attributable to this third-party non-controlling interest was approximately $1.2 million and $1.1 million as of December 31, 2012 and 2011, respectively.

Foreign Currency Translation

Assets and liabilities related to the Company’s foreign operations are calculated using the Saudi Riyal and are translated at end-of-period exchange rates, while the related revenues and expenses are translated at average exchange rates prevailing during the period.  Translation adjustments are recorded as a separate component of stockholders’ equity.

Transaction gains and losses were immaterial for the years ended December 31, 2012 and 2011.

Comprehensive Income (Loss)

The Company reports comprehensive income (loss) and its components in its consolidated financial statements.  Comprehensive loss consists of net loss and foreign currency translation adjustments affecting stockholders’ equity that, under US GAAP, are excluded from net loss.  The difference between net income as reported and comprehensive income have historically been immaterial.

Revenue Recognition

Revenue is generally recognized when services have been rendered, provided that persuasive evidence of an arrangement exists, the fee is fixed or determinable, and collection is reasonably assured.  To the extent that one or more of these conditions are not met, revenue is deferred until such time as all four criteria are met.

Revenues are derived principally from time and material or firm fixed price long-term and short-term contracts with various United States Government agencies, Saudi Arabian Government agencies, and commercial customers.  Revenue on time and material contracts is recognized based on a fixed hourly rate for direct labor hours expended.  The fixed rate includes direct labor, indirect expenses, and profits.  Materials, or other specified direct costs, are reimbursed as actual costs and may include markup.  Anticipated losses are recognized as soon as they become known. These amounts are based on known and estimated factors.

In general, the Company requires an upfront deposit for significant arrangements.  If the Company receives a payment from a customer prior to meeting all of the revenue recognition criteria, the payment is recorded as deferred revenue.  The Company’s current arrangements with its third-party integrators, value-added resellers and distributors generally do not provide for any rights of return, price-protection or other contingencies.

Advertising Costs

Advertising costs are expensed as incurred.  Advertising costs, which are included in selling, general and administrative expenses, were deemed to be nominal during each of the reporting periods.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Stock-Based Compensation

The Company accounts for options granted to employees by measuring the cost of services received in exchange for the award of equity instruments based upon the fair value of the award on the date of grant.  The fair value of that award is then ratably recognized as expense over the period during which the recipient is required to provide services in exchange for that award.

Options and warrants granted to consultants and other non-employees are recorded at fair value as of the grant date and subsequently adjusted to fair value at the end of each reporting period until such options and warrants vest, and the fair value of such instruments, as adjusted, is expensed over the related vesting period.

The Company incurred stock-based compensation charges, net of estimated forfeitures of $223,600 and $395,300 for the years ended December 31, 2012 and 2011, respectively.  The following table summarizes the nature of such charges for the years then ended:

	2012	2011

Compensation and related benefits	$108,500	$202,800
Professional fees	3,900	3,000
Consulting and advisory		189,500
Interest expense	111,200	--

Totals	$223,600	$395,300

Net Loss Per Share

The Company computes basic and diluted earnings per share by dividing net loss by the weighted average number of common shares outstanding during the period. Basic and diluted net loss per common share were the same since the inclusion of common shares issuable pursuant to the exercise of options and warrants, conversion of convertible notes payable, and shares issued to members of the Board of Directors of the Company for services rendered in the calculation of diluted net loss per common shares would have been anti-dilutive.

The following table summarizes the number of common shares and common share equivalents excluded from the calculation of diluted net loss per common share for the years ended December 31, 2012 and 2011:

	2012	2011

Options	1,463,000	528,500
Warrants	843,356	--
Convertible debt	1,166,667	--

Totals	3,473,023	528,500

Fair Value of Financial Instruments

Financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, deferred revenue, and derivative instruments. The Company determines the estimated fair value of such financial instruments presented in these financial statements using available market information and appropriate methodologies. These financial instruments are stated at their respective historical carrying amounts, which approximate fair value due to their short term nature, except derivative instruments which are marked to market at the end of each reporting period.

Derivative Liabilities

In connection with the issuance of a secured convertible promissory note, the terms of the convertible note included an embedded conversion feature; which provided for the settlement of the convertible promissory note into shares of common stock at a rate which was determined to be variable.  The Company determined that the conversion feature was an embedded derivative instrument pursuant to ASC 815 “Derivatives and Hedging”.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Derivative Liabilities (continued)

The accounting treatment of derivative financial instruments requires that the Company record the conversion option and related warrants at their fair values as of the inception date of the agreements and at fair value as of each subsequent balance sheet date.  As a result of entering into the convertible promissory notes, the Company is required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date.  Any change in fair value was recorded as a change in the fair value of derivative liabilities for each reporting period at each balance sheet date.  The Company reassesses the classification at each balance sheet date.  If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

The fair value of an embedded conversion option that is convertible unto a fixed number of shares is recorded using the intrinsic value method and the embedded conversion option that is convertible into at variable amount of shares are deemed to be a “down-round protection” and therefore, do not meet the scope exception for treatment as a derivative under ASC 815.  Since, “down-round protection” is not an input into the calculation of the fair value of the conversion option and cannot be considered “indexed to the Company’s own stock” which is a requirement for the scope exception as outlined under ASC 815.  The Company determined the fair value of the Binomial Lattice Model and the Intrinsic Value Method to be materially the same.  Warrants that have been reclassed to derivative liability that did not contain “down-round protection” were valued using the Black-Scholes model.  The Company’s outstanding warrants did not contain any down round protection.

The Black-Scholes option valuation model is used to estimate the fair value of the warrants or options granted.  The model includes subjective input assumptions that can materially affect the fair value estimates.  The model was developed for use in estimating the fair value of traded options or warrants.  The expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the warrants or options granted.

Reclassification

Certain accounts in the prior year’s financial statements have been reclassified for comparative purposes to conform with the presentation in the current year’s financial statements. These reclassifications have no effect on previously reported earnings.

Subsequent Events

The Company evaluates events and/or transactions occurring after the balance sheet date and before the issue date of the consolidated financial statements to determine if any of those events and/or transactions require adjustment to or disclosure in the consolidated financial statements.

Note 3 - Property and Equipment

Property and equipment at December 31, 2012 and 2011 consists of the following:

	2012	2011
Computer and office equipment	$135,631	132,110
Furniture and fixtures	62,973	62,973
Leasehold improvements	134,445	134,445
Software	24,245	24,245
Vehicles	207,280	207,280
Total	564,574	561,053
Less: accumulated depreciation and amortization	(515,336)	(416,132)

Total Property and Equipment - Net	$49,238	144,921

Depreciation and amortization expense was $99,204 and $83,198 for the years ended December 31, 2012 and 2011, respectively.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 4 - Deposits

The Company has entered into surety bonds with a financial institution in Saudi Arabia which guarantee future performance on certain contracts.  Deposits for surety bonds amounted to $749,227 and $762,738 as of December 31, 2012 and 2011, respectively.

Note 5 - Due to Factoring Company

The Company has an agreement with a commercial financing company (the "Factoring Company") under which the Company factors trade accounts receivable without recourse as to credit risk, but with recourse for certain claims by the customer for adjustments in the normal course of business.  The Company granted a security interest in those receivables to the Factoring Company and continues to carry them as receivables on the balance sheet.  The Company also records the amounts factored as liabilities to the Factoring Company and owed $46,426 and $44,423 under this arrangement as of December 31, 2012 and 2011, respectively.  The Company incurred commission charges under this agreement of $19,887 and $22,900 for the years ended December 31, 2012 and 2011, respectively.

Note 6 - Due to Related Parties

Non-interest bearing amounts due on demand to related parties as of December 31, 2012 and 2011 are as follows:

	2012	2011

Qureishi Family Trust, an entity which owns 10.1% of the outstanding common shares of the Company as of December 31, 2012 and 2011	$136,977	$144,608

Duroob Technology, Inc., an entity whose CEO owns 49.8% of Sysorex Arabia LLC, the Company's 50.2% owned subsidiary	1,680,447	1,112,760

Sysorex Consulting, Inc., an entity which owns 2% of the outstanding common shares of the Company as of December 31, 2012 and 2011	11,717	108,520

Totals	$1,829,141	$1,365,888

Note 7 - Advance Payable

During the year ended December 31, 2009, the Company received a non-interest cash advance of $1,012,982 from a business partner to fund the operations of the Company.  Amounts owed to the business partner under this arrangement were $722,156 and $936,343 as of December 31, 2012 and 2011, respectively, and is payable on demand.

Note 8 - Notes Payable

Notes payable and accrued interest as of December 31, 2012 and 2011 consisted of the following:

	2012	2011

a) Note payable dated July 1, 2008	$341,899	$421,899
b) Note payable dated June 15, 2010	22,020	30,580
c) Note payable dated July 29, 2011	27,262	27,262

Totals	$391,181	$479,741

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 8 - Notes Payable (continued)

a)

Note payable dated July 1, 2008

On July 1, 2008, the Company entered into a note payable for gross proceeds of $515,233.  The note has no stated interest rate or repayment terms and matured on July 31, 2012.  The maturity of the note was amended and is now due on September 30, 2013, all other terms of the note remain unchanged.

b)

Note payable dated June 15, 2010

On June 15, 2010, the Company entered into a note payable for gross proceeds of $28,000.  The note accrued interest at the rate of 6% per annum, had no repayment terms and matured on March 31, 2013.  Principal and interest was repaid in full upon maturity.

c)

Note payable dated July 29, 2011

On July 29, 2011 and in connection with the acquisition of Softlead, the Company became responsible for a note payable in the amount of $27,262.  The note had no stated interest rate, repayment terms or maturity date.  The note was paid in full on April 3, 2013.

Note 9 - Note Payable to Related Party

On June 15, 2010, the Company entered into a note payable with a director of the Company for $15,000.  The note accrues interest at an annual rate of 8% per annum and matures on September 30, 2013.  Principal and interest due in connection with this note totaled $18,050 and $16,850 as of December 31, 2012 and 2011, respectively.

On May 29, 2012 the Company entered into a note payable with an officer of the Company for $17,000.  This note has no stated interest rate and is payable upon demand.  Principal due in connection with this note totaled $17,000 as of December 31, 2012.

Note 10 - Secured Convertible Note Payable

On August 7, 2012, the Company issued a secured convertible promissory note (the "Note") in the face amount of $200,000 and received proceeds of $180,000.  The Note accrues interest at the effective rate of 32%, is secured by Company receivables, matures on February 7, 2013, and may be prepaid without penalty at any time.

The Note is also convertible at any time at the option of the holder into shares of the Company's common stock at a conversion price equal to 45% of the lowest trading price for the common stock at any time during the ten trading days immediately preceding the date of issuance by the holder of a notice of conversion. Therefore, since this embedded conversion feature provides for the settlement of this convertible promissory note with shares of common stock at a rate which is variable in nature, this embedded conversion feature must be classified and accounted for as a derivative financial instrument.

In connection with the issuance of the Note, the Company also issued warrants for the purchase of 300,000 shares of the Company's common stock at an exercise price of $0.87 per share through July 29, 2014.  Therefore, since the embedded conversion feature of the convertible promissory note must be accounted for as a derivative instrument, these warrants must also be accounted for as derivative instruments. As a result of entering into the convertible promissory note described above, all other non-employee warrants issued by the Company must also be classified and accounted for as derivative financial instruments.

Generally accepted accounting principles require that:

a)

Derivative financial instruments be recorded at their fair value on the date of issuance and then adjusted to fair value at each subsequent balance sheet date with any change in fair value reported in the statement of operations; and

b)

The classification of derivative financial instruments be reassessed as of each balance sheet date and, if appropriate, be reclassified as a result of events during the reporting period then ended.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 10 - Secured Convertible Note Payable (continued)

The fair value of the embedded conversion feature and the warrants, $244,500 and $17,700, respectively, aggregated $262,200.  Consequently, upon issuance of the Note, a debt discount of $200,000 was recorded and the difference of $62,200, representing the fair value of the conversion feature and the warrants in excess of the debt discount, was immediately charged to interest expense.  The debt discount will be amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the straight-line method which approximates the interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The fair value of the embedded conversion feature and the warrants was estimated using the Black-Scholes option-pricing model.  Key assumptions used to apply this pricing model during the year ended December 31, 2012 were as follows:

Risk-free interest rate	0.3%
Expected life of option grants	0.5 to 2.0 years
Expected volatility of underlying stock	39%

The expected stock price volatility for the Company’s stock options was determined by the historical volatilities for industry peers and used an average of those volatilities.  Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods.

During the year ended December 31, 2012, the Company repaid $95,000 of the principal balance due and reclassified $116,097 of the derivative liability to additional paid-in capital.  This note payable was paid in full during the quarter ended March 31, 2013.

Note 11 - Preferred Stock

The Company is authorized to issue up to 5,000,000 shares of preferred stock with a par value of $0.001 per share with rights, preferences, privileges and restrictions as to be determined by the Company’s Board of Directors.  There were no shares of preferred stock issued and outstanding as of December 31, 2012 and 2011.

Note 12 - Common Stock

The Company is authorized to issue up to 40,000,000 shares of common stock with a par value of $0.001 per share.  Each share of common stock is entitled to one vote on matters submitted to a vote of the common shareholders as prescribed by the By-Laws of the Company.

On April 1, 2011, the Company issued 1,135,781 shares of common stock to an affiliated company with common ownership prior to the reverse merger for the settlement of $1,176,000 of advances payable.

On July 29, 2011 and immediately prior to the reverse merger, Sysorex Federal, Inc. issued 3,805,252 shares of common stock to an affiliated entity with common ownership prior to the reverse merger for the conversion of preferred stock and forgiveness of accrued dividends. The preferred stock was non-cumulative, fully participating, and voting.

On August 2, 2011, the Company issued 216,000 shares of common stock for cash proceeds of $108,000.

On August 4, 2011, the Company issued 30,000 shares of common stock for the exercise of stock options.  The gross proceeds received from the exercise were $3,000.

In August 2011, the Company issued 42,000 shares of common stock for consulting and legal services. Accordingly, the Company recorded a charge of $21,000 for the fair value of these issuances.

On August 4, 2011, the Company issued 350,000 shares of common stock to a consultant for $.01 a share for services they provided. The Company received cash proceeds of $3,500 from the consultant and, accordingly, recorded a charge of $171,500 for the remaining fair value of the shares.

On December 31, 2011, the Company issued 74,000 shares of common stock for cash proceeds of $37,000.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 12 - Common Stock (continued)

On December 31, 2012, the Company issued 25,000 shares of common stock under the terms of a consulting services agreement.  Such shares were valued at $0.156 per share based upon the closing price of the Company's shares over the preceding 10 days and, accordingly, the Company recorded an expense of $3,900 during the year ended December 31, 2012.

Note 13 - Due from a Related Party

Non-interest bearing amounts due on demand from a related party were $665,554 and $639,744 as of December 31, 2012 and 2011, respectively, and consisted primarily of amounts due from Sysorex Consulting, Inc.

As Sysorex Consulting, Inc. is a direct shareholder of and an investor in the Company, the amounts due from Sysorex Consulting, Inc. as of December 31, 2012 and 2011 have been classified in and as a reduction of Stockholders' Deficiency.

Note 14 - Options

During the year ended December 31, 2011, the Company granted 558,500 of stock options to employees and non-employees for services provided. The stock options were fully vested on the date of the grant and have a life ranging from two to five years. The options have exercise prices ranging from $0.10 to $0.70 per share.  The Company valued the stock options using the Black-Scholes option valuation model and incurred a stock-based compensation charge of $202,800.

During the year ended December 31, 2012, the Company granted 934,500 of stock options to employees and non-employees for services provided.  The stock options were fully vested on the date of the grant and have a life of ten years.  The options have an exercise price of $0.156 per share.  The Company valued the stock options using the Black-Scholes option valuation model and incurred a stock-based compensation charge of $108,500.

As of December 31, 2012, the fair value of non-vested options totaled $-0-.

The fair value of each employee option grant is estimated on the date of the grant using the Black-Scholes option-pricing model.  Key weighted-average assumptions used to apply this pricing model during the years ended December 31, 2011 and 2012 were as follows:

	2012	2011

Risk-free interest rate	0.7% to 1.8%	0.2% to 0.8%
Expected life of option grants	10 years	2 to 5 years
Expected volatility of underlying stock	39.7% to 41.6%	100%

The expected stock price volatility for the Company’s stock options was determined by the historical volatilities for industry peers and used an average of those volatilities.  The Company attributes the value of stock-based compensation to operations on the straight-line single option method.  Risk free interest rates were obtained from U.S. Treasury rates for the applicable periods.

The following table summarizes the changes in options outstanding during the years ended December 31, 2012 and 2011:

		Weighted	Aggregate
	Number of Options	Average Exercise Price	Intrinsic Value
Outstanding at January 1, 2011	--	--	--

Granted	558,500	(0.55)	--
Exercised	(30,000)	(0.10)	--

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 14 – Options (continued)

		Weighted	Aggregate
	Number of Options	Average Exercise Price	Intrinsic Value
Outstanding at December 31, 2011	528,500	$0.60	$--

Granted	934,500	$0.16	$--

Outstanding at December 31, 2012	1,463,000	$0.16	$58,520

Exercisable at December 31, 2012	1,463,000	$0.16	$58,520

Exercisable at December 31, 2011	528,500	$0.60	$--

		Weighted
		Average
		Remaining	Average
Number of	Range of	Contractual Life	Exercise	Currently
Options	Exercise Price	(In Years)	Price	Exercisable
315,000	$0.50	3.4	$0.50	315,000
213,500	$0.70	3.9	$0.70	213,500
934,500	$0.16	10.0	$0.16	934,500

1,463,000				1,463,000

Note 15 - Warrants

During the year ended December 31, 2012, the Company issued warrants for the purchase of 543,356 of shares of common stock to employees and non-employees as compensation for interest free loans they have made to the Company over the past several years.  As of December 31, 2012, the balance outstanding related to those loans total $0.  The warrants were fully vested upon issuance, have a life of five years, and have an exercise price of $0.156 per share.  The Company valued the warrants using the Black-Scholes option valuation model and incurred a stock-based compensation charge of $49,000 which was classified as interest expense.

As previously discussed in Note 11 and in connection with the issuance of a convertible note, on July 31, 2012 the Company issued warrants for the purchase of 300,000 shares of common stock at $0.87 per share.  The warrants were fully vested upon issuance and have a life of two years.  The Company valued the warrants using the Black-Scholes option valuation model and incurred a stock-based compensation charge of $17,700 which was classified as interest expense.

As of December 31, 2012, all outstanding warrants are exercisable and allow for the purchase of up to 843,356 shares of common stock at a weighted average exercise price of $0.41 per share, have a weighted average remaining contractual life of 3.8 years, and have an aggregate intrinsic value of $23,908.

Note 16 - Income Taxes

The domestic and foreign components of income (loss) before income taxes from continuing operations for the years ended December 31, 2012 and 2011 are as follows:

	2012	2011
Domestic	$(602,338)	$(71,592)
Foreign	(182,287)	102,444

Income from Continuing Operations before Provision for Income Taxes	$(784,625)	$30,852

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 16 - Income Taxes (continued)

The income tax provision (benefit) for the years ended December 31, 2012 and 2011 consists of the following:

	2012	2011
Foreign
Current	$--	$30,606
Deferred	(36,457)	10,202)
U.S. federal
Current	--	--
Deferred	(100,106)	(198,150)
State and Local
Current	--	--
Deferred	(81,409)	(16,851)
	(217,972)	(174,193)
Change in valuation allowance	217,972	204,799

Income Tax Provision	$--	$30,606

The reconciliation between the U.S. statutory federal income tax rate and the Company’s effective rate for the years ended December 31, 2012 and 2011 is as follows:

	2012	2011
U.S. federal statutory rate	(34.0)%	34.0%
State income taxes, net of federal benefit	(4.2)	4.4
Merger and acquisition costs	0.0	2.0
Derivative liability / Debt discount	13.9	0.0
Meals and entertainment	0.0	0.9
NOL from Softlead	0.0	(149.8)
Fines/penalties	0.0	(1.3)
State rate change	(7.0)	6.6
US-Saudi Arabia income tax rate difference	3.3	(28.3)
Other permanent items	0.2	76.1
Change in valuation allowance	27.8	154.6

Effective Rate	0.0%	99.2%

As of December 31, 2012 and 2011, the Company’s deferred tax assets consisted of the effects of temporary differences attributable to the following:

	2012	2011
Deferred Tax Asset
Net operating loss carryovers	$1,805,873	$1,610,423
Intangible amortization	202,774	227,684
Charitable contribution carryover	39	39
Non-deductible stock compensation	198,039	151,064
Accrued compensation	43,244	42,787
Derivative Liability	6,575	--

Total Deferred Tax Asset	2,256,544	2,031,997
Less: valuation allowance	(2,249,969)	(2,031,997)

Deferred Tax Asset, Net of Valuation Allowance	$6,575	$--

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 16 - Income Taxes (continued)

Deferred Tax Liabilities

Derivative liabilities	$(6,575)	$--
Total deferred tax liabilities	(6,575)	--

Net Deferred Tax Asset (Liability)	$--	$--

As of December 31, 2012 and 2011, the Company had approximately $4.4 million and $4.1 million, respectively, of U.S. federal and state net operating loss (“NOL”) carryovers available to offset future taxable income. These net operating losses, which, if not utilized, begin expiring in the year 2019. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company’s net operating loss carryover may be subject to an annual limitation in the event of a change of control, as defined by the regulations. The Company performed a preliminary evaluation as to whether a change of control has taken place and concluded that Sysorex Global Holdings Corp. experienced a change of ownership upon the completion of the reverse merger transaction in July 2011. It is estimated that Softlead’s NOLs are subject to an annual limitation of $330,520 for NOLs generated up through the date of the reverse merger in July 2011.  As of December 31, 2012 and 2011, the Company had approximately $400,000 and $218,000 respectively of Saudi Arabian net operating loss carryovers available to offset future taxable income. However, only 25% of taxable income in any given year may be offset by the Company’s NOL carryovers.

No provision was made for U.S. or foreign taxes on the undistributed earnings of Sysorex Arabia, as such earnings are considered to be permanently reinvested. Such earnings have been, and will continue to be, reinvested, but could become subject to additional tax, if they were remitted as dividends, loaned to the Company, or if the Company should sell its stock in Sysorex Arabia. It is not practicable to determine the amount of additional tax, if any, that might be payable on the undistributed foreign earnings.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realization of deferred tax assets, management considers, whether it is “more likely than not”, that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible.

ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, Management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of December 31, 2012 and 2011.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities.  ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  The Company is required to file income tax returns in the United States (federal) and in various state jurisdictions. Based on the Company’s evaluation, it has been concluded that there are no material uncertain tax positions requiring recognition in the Company’s financial statements for the years ended December 31, 2012 and December 31, 2011.

The Company’s policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as interest expense and as a component of selling, general and administrative expense, respectively.  There were no amounts accrued for interest or penalties for the years ended December 31, 2012 and December 31, 2011.  Management does not expect any material changes in its unrecognized tax benefits in the next year.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 17 - Fair Value

The Company determines the estimated fair value of amounts presented in these consolidated financial statements using available market information and appropriate methodologies. However, considerable judgment is required in interpreting market data to develop the estimates of fair value. The estimates presented in the financial statements are not necessarily indicative of the amounts that could be realized in a current exchange between buyer and seller. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. These fair value estimates were based upon pertinent information available as of December 31, 2012 and 2011 and, as of those dates, the carrying value of all amounts approximates fair value.

The Company has categorized its assets and liabilities at fair value based upon the following fair value hierarchy:

•

Level 1 - Inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

•

Level 2 - Inputs use other inputs that are observable, either directly or indirectly. These inputs include quoted prices for similar assets and liabilities in active markets as well as other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

•

Level 3 - Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair measurements requires judgment and considers factors specific to each asset or liability.

Both observable and unobservable inputs may be used to determine the fair value of positions that are classified within the Level 3 category. As a result, the unrealized gains and losses for assets within the Level 3 category presented in the tables below may include changes in fair value that were attributable to both observable (e.g., changes in market interest rates) and unobservable (e.g., changes in historical company data) inputs.

The following are the major categories of assets were measured at fair value during the years ended December 31, 2012 and 2011, using quoted prices in active markets for identical assets (Level 1), significant other observable inputs (Level 2), and significant unobservable inputs (Level 3):

	Quoted Prices In Active Markets for Identical Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2012

Embedded conversion feature	$--	$--	$128,300	$128,300
Warrant and option liability	--	--	48,800	48,800

December 31, 2012	$--	$--	$177,100	$177,100

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. The Company’s Level 3 liabilities consist of derivative liabilities associated with the convertible debt that contains an indeterminable conversion share price and the tainted warrants as the Company cannot determine if it will have sufficient authorized common stock to settle such arrangements.

Assumptions utilized in the development of Level 3 liabilities as of and during the year ended December 31, 2012 are described in Note 10.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 17 - Fair Value (continued)

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets measured at fair value on a recurring basis using significant unobservable inputs during the year ended December 31, 2012.

	Warrant Liability	Embedded Conversion Feature	Total
Balance - January 1, 2012	$--	$--	$--
Change in fair value of derivative liability	(17,900)	(103)	(18,003)
Included in debt discount	--	200,000	200,000
Included in interest expense	66,700	44,500	111,200
Reclassification of derivative liability to equity	--	(116,097)	(116,097)
Balance - December 31, 2012	$48,800	$128,300	$177,100

Note 18 - Credit Risk and Concentrations

Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits. Cash is also maintained at a foreign financial institution for its majority-owned subsidiary. The Company has not experienced any losses and believes it is not exposed to any significant credit risk from cash.

During the year ended December 31, 2012, the Company earned revenues from three different customers representing approximately 50%, 20%, and 14% of gross sales.  During the year ended December 31, 2011, the Company earned revenues from two different customers representing approximately 44% and 30% of gross sales.

As of December 31, 2012, four customers represented approximately 50%, 20%, 12% and 10% of total accounts receivable.  As of December 31, 2011, four customers represented approximately 22%, 22%, 21% and 18% of total gross accounts receivable.

Note 19 - Foreign Operations

The Company’s operations are located primarily in the United States and Saudi Arabia. Revenues by geographic area are attributed by country of domicile of our subsidiaries. The financial data by geographic area are as follows:

	United	Saudi
	States	Arabia		Eliminations	Total
2012:
Revenues by geographic area	$3,600,184	$637,605		$--	$4,237,789
Operating loss by geographic area	$(270,141)	$(185,273)		$--	$(455,414)
Net loss by geographic area	$(602,338)	$(182,287)		$--	$(784,625)
Identifiable assets by geographic area	$428,527	$1,186,585	$		$1,615,112
Long lived assets by geographic area	$8,517	$40,721		$--	$49,238

2011:
Revenues by geographic area	$3,555,319	$3,448,230		$--	$7,003,549
Operating income (loss) by geographic area	$(254,265)	$102,444		$103,448	$(48,373)
Net income (loss) by geographic area	$240,856	$71,838		$(312,448)	$246
Identifiable assets by geographic area	$376,420	$1,270,779		$(34,483)	$1,612,716
Long lived assets by geographic area	$2,627	$142,294		$--	$144,921

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 20 - Commitments and Contingencies

Operating Leases

The Company leases its office space under non-cancelable operating leases that expire through October 2013. The total amount of rent payable under the leases is recognized on a straight-line basis over the term of the leases. As of December 31, 2012 and 2011, deferred rent payable was immaterial. Rental expense under the operating leases for the years ended December 31, 2012 and 2011 was $50,043 and $44,137, respectively.

The minimal annual lease payments through October 2013 is approximately $23,000.

Litigation

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

During the year ended December 31, 2011, a judgment in the amount of $936,330 was levied against Sysorex Arabia LLC in favor of Creative Edge, Inc. in connection with amounts advanced for operations.  Of that amount, $214,187 has been repaid, $514,836 will be paid through a surety bond, and the remaining $207,313 has been accrued by the Company as of December 31, 2012.  There was no effect upon the statement of operations in connection with this transaction.

During the year ended December 31, 2011, a judgment in the amount of $613,333 was levied against Sysorex Arabia LLC in favor of one of its vendors (Tuwaiq) in connection with a dispute related to a services contract.  However, this vendor owed Sysorex Arabia LLC a like amount in connection with the same services contract. In 2012 the balances were offset, the accounts were settled, and the judgment was released.

During the year ended December 31, 2011, a judgment in the amount of $95,983 in favor of one of the Company's vendors was settled.  Sysorex had disagreed with the amount of the judgment and had accrued $53,983 on the books for the amounts owed.  A settlement payment of $11,000 was made and the related gain of $42,983 was recorded in other income.

During the year ended December 31, 2011, a judgment in the amount of $39,128 in favor of one of the Company's vendors was settled with a payment of $10,585 and the related gain of $28,543 was recorded in other income.

Defined Contribution Pension Plan

The Company sponsors a 401(k) defined contribution retirement plan (“The Plan”) covering all of its eligible employees after their completion of six months of service and upon attaining the age of 21.  The Plan provides that employees can contribute a percentage of their compensation limited to amounts prescribed by the Internal Revenue Service, adjusted annually.  Matching contributions are made at the discretion of management.  No employer-matching contributions were made to the Plan for the years ended December 31, 2012 and 2011.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 20 - Commitments and Contingencies (continued)

Statutory Reserve

In accordance with local laws, Sysorex Arabia LLC is required to pay 10% of its net income every year to a statutory reserve account until the balance reaches 50% of its stock capital.  This statutory reserve is not applicable for distribution.  The Company is obligated to deposit an aggregate of $266,667 into that account based upon its stock capital and, as of December 31, 2012 and 2011 the Company has not made any deposits into that account as it is not profitable.

End of Service Indemnity Provision

In accordance with local labor laws, Sysorex Arabia LLC is required to accrue benefits payable to the employees of the Company at the end of their services with the Company. As of December 31, 2012 and 2011, the Company has accrued approximately $41,680 and $171,000, respectively.

Quasi-Reorganization

On June 30, 2009, Sysorex Government Services, Inc., in connection with the Company’s expansion into the government services industry, performed a deficit reclassification quasi-reorganization whereby $2,441,960 of the Corporation’s accumulated deficit was reduced by a transfer from the Corporation’s additional paid in capital. Therefore, the Sysorex Government Services’ portion of Retained Earnings on the balance sheet are those Retained Earnings accumulated since July 1, 2009.

Note 21 - Subsequent Events

Business Finance Agreement

On March 15, 2013, Sysorex Government Services, Inc., and Lilien Systems, 100% owned subsidiaries of Sysorex Global Holdings, Inc., entered into a Business Finance Agreement (the "Agreement") as co-borrowers (the "Borrowers") with Bridge Bank, NA (the "Bank") under which the Borrowers obtained a revolving line of credit for up to $5,000,000 through March 15, 2015.  Terms of this agreement include compliance with certain debt covenants, interest at the greater of 5.25%, or the Bank's prime rate, plus 2%, and repayment of any outstanding principal balance as of March 15, 2015.

On March 20, 2013, the Borrowers received $4,175,000 under this Agreement to finance the acquisition of Lilien described below.

Acquisition of Lilien LLC

On March 20, 2013, the Company entered into an Asset Purchase and Merger Agreement (the "Agreement") to acquire certain assets and liabilities of Lilien LLC and 100% of the stock of Lilien Systems (collectively referred hereafter as "Lilien") effective as of March 1, 2013.  Lilien is an information technology company whose operations complement and significantly expands the Company's current base of business.

The purchase price of this acquisition aggregated $9,000,000 and consisted of cash of $3,000,000, and 6,000,000 shares of the Company's common stock deemed to have a fair value of $6,000,000.

Additionally, under the terms of the Agreement, the Company is liable to the Former Lilien Members for the payment of additional cash consideration on March 20, 2015 to the extent that they receive less than $1.00 per share from the sale of the 6,000,000 shares of the Company's common stock referred to above (the "Guaranteed Amount"), less customary commissions, on or before March 20, 2015 provided the Stockholders are in compliance with the terms and conditions of the lock-up agreement. On that date, the Former Lilien Members shall have an option to put all, but not less than all, of any unsold shares of Sysorex common stock to Sysorex, for the price of $1.00 per share. Notwithstanding the foregoing, in the event that the gross profits for calendar 2013 and 2014 attributable to the Lilien assets are more than 20% below what was forecasted to the Company, the Guaranteed Amount will be proportionately reduced.  As of the date of the acquisition the guaranteed amount was de minimis.

The acquisition of Lilien was accounted for by the Company under the purchase method of accounting whereby assets acquired and liabilities assumed by the Company are recorded at their estimated fair values as of the date of acquisition and the results of operations of the acquired company are consolidated with those of the Company from the date of acquisition.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 21 - Subsequent Events (continued)

Acquisition of Lilien LLC (continued)

The purchase price is allocated as follows:

Assets acquired:
Cash	$1,112,485
Receivables	4,870,471
Inventory	55,410
Other current assets	852,759
Prepaid licenses/contracts	9,146,954
Property and equipment	254,638
Intangible assets	5,380,000
Goodwill	4,544,053
26,216,770
Liabilities assumed:
Accounts payable	5,094,390
Accrued expenses	970,139
Deferred revenue	11,152,241
17,216,770

Purchase price	$9,000,000

The following unaudited pro forma financial information presents the consolidated results of operations of the Company and Lilien for the year ended December 31, 2012 as if the acquisition had occurred on January 1, 2011 instead of March 1, 2013. The pro forma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods.

	Year Ended	Year Ended
	December 2012	December 2011

Revenues	$44,808,957	$42,029,674

Net Loss Attributable to Common Shareholder	$(2,244,477)	$(1,386,917)

Weighted Average Number of Common Shares Outstanding	23,962,586	19,879,817

Loss Per Common Share - Basic and Fully Diluted	$(.09)	$(.07)

Other

On March 20, 2013, the Company issued 180,000 shares of common stock under the terms of a consulting services agreement in connection with the Lilien acquisition.  The Company recorded an expense of $180,000 during the quarter ended March 31, 2013.

On March 20, 2013, the Company issued 15,000 shares of common stock under the terms of a consulting services agreement.  The Company recorded an expense of $15,000 during the quarter ended March 31, 2013.

On March 31, 2013, the Company issued 887,433 shares of common stock in satisfaction of $1,774,865 owed by Sysorex Arabia LLC to Duroob Technology, Inc. ("Duroob"), a related party, as Duroob's Chief Executive Officer owns a minority interest in Sysorex Arabia, LLC.  These shares were valued at $2.00 per share based upon the carrying value of the obligations which they satisfied.  The issuance of these shares was recorded by Sysorex Global Holdings Corp. as an additional investment in its majority-owned subsidiary, Sysorex Arabia LLC.  However, by agreement with the other shareholder of Sysorex Arabia LLC, the ownership percentages of Sysorex Arabia LLC remained unchanged.

SYSOREX GLOBAL HOLDINGS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 21 - Subsequent Events (continued)

Other (continued)

During the quarter ended March 31, 2013, the Company granted 209,500 of stock options to employees.  The stock options vest over 4 years and have a life of ten years.  The options have an exercise price of $0.40 per share.  The Company valued the stock options using the Black-Scholes option valuation model and incurred a stock-based compensation charge of $38,600.

On March 20, 2013, the Company granted 166,667 warrants to Bridge Bank, NA in connection with the acquisition of Lilien.  The warrants were fully vested on the date of the grant and have a life of 7 years.  The warrants have an exercise price of $0.45 per share.  The Company valued the warrants using the Black-Scholes option valuation model and incurred a stock-based compensation charge of $109,300.

Contingent Consideration

Under the terms of the acquisition of Lilien as more fully described in Note 21, the Company is liable for the payment of additional cash consideration to the extent that the recipients of the 6,000,000 shares of the Company's common stock referred to above receive less than $6,000,000 from the sale of those shares, less customary commissions, on or before March 20, 2015.  As of the date of the acquisition the guaranteed amount was de minimis.

Repayment of Secured Convertible Note Payable

As more fully described in Note 10, the secured convertible note payable was paid in full during the quarter ended March 31, 2013.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

Lilien LLC and Subsidiary

We have audited the accompanying consolidated balance sheets of Lilien LLC and Subsidiary (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lilien LLC and Subsidiary as of December 31, 2012 and 2011, and the results of its operations, and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

New York, NY

August 12, 2013

LILIEN LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
Assets
Current Assets
Cash and cash equivalents	$3,523,352	$1,470,934
Accounts receivable, net	5,115,527	7,017,826
Other receivables	276,882	337,774
Inventory	55,863	107,409
Prepaid expenses	87,094	103,305
Employee advances	57,978	178,977
Prepaid licenses and maintenance contracts	5,533,049	4,677,873
Total Current Assets	14,649,745	13,894,098
Property and Equipment, Net	271,160	165,811
Prepaid Licenses and Maintenance Contracts,
Non-Current	3,246,726	3,492,456
Total Assets	$18,167,631	$17,552,365

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$6,436,258	$5,220,737
Accrued expenses	309,143	314,346
Accrued compensation	687,064	984,457
Accrued sales and use taxes	253,742	130,925
Deferred revenue	6,614,296	5,525,491
Total Current Liabilities	14,300,503	12,175,956
Long Term Liabilities
Deferred revenue, non-current	3,805,591	3,954,668
Total Liabilities	18,106,094	16,130,624
Commitments and Contingencies
Members’ Equity	61,537	1,421,741
Total Liabilities and Members’ Equity	$18,167,631	$17,552,365

The accompanying notes are an integral part of these consolidated financial statements.

LILIEN LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

Revenues, Net	$40,571,168	$35,026,125

Cost of Revenues	30,411,985	25,933,008

Gross Profit	10,159,183	9,093,117

Operating Expenses
Compensation and related benefits	8,623,117	7,416,258
Professional and legal fees	45,183	24,336
Consulting expenses	664,396	711,442
Occupancy	323,906	320,407
Other administrative	1,061,131	866,907

Total Operating Expenses	10,717,733	9,339,350

Loss from Operations	(558,550)	(246,233)

Other Income (Expense)
Interest income	67	1,638
Other expense	(4,014)	--
Interest expense	(375)	(833)

Total Other (Expense) Income	(4,322)	805

Net Loss before Provision for Income Taxes	(562,872)	(245,428)

Provision for Income Taxes	--	--

Net Loss	$(562,872)	$(245,428)

The accompanying notes are an integral part of these consolidated financial statements.

LILIEN LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	Working Series A		Working Series B		Common		Members’
	Units	Amount	Units	Amount	Units	Amount	Interests

Balance – December 31, 2010	9,911	$25,235	-	$--	582,000	$2,412,494	$2,437,729

Redemption of units	-	--	-	--	(18,000)	(106,020)	(106,020)
Distribution to members’	-	(11,299)	-	--	-	(663,480)	(674,779)
Stock-based compensation	-	10,239	-	--	-	--	10,239
Net loss	-	(4,238)	-	--	-	(241,190)	(245,428)

Balance - December 31, 2011	9,911	19,937	-	-	564,000	1,401,804	1,421,741

Redemption of units	-	--	-	--	(30,000)	(218,100)	(218,100)
Distribution to members’	-	(16,893)	-	--	-	(646,800)	(663,693)
Issuance of Series B Units	-	--	42,000	--	-	--	--
Stock-based compensation	-	84,461	-	--	-	--	84,461
Net loss	-	(10,257)	-	--	-	(552,615)	(562,872)

Balance – March 31, 2012	9,911	$77,248	42,000	$--	534,000	$(15,711)	$61,537

The accompanying notes are an integral part of these consolidated financial statements.

LILIEN LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011

Cash Flows from Operating Activities
Net loss	$(562,872)	$(245,428)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	95,618	74,775
Stock-based compensation	84,461	10,239
Changes in net assets and liabilities:
Accounts receivable	1,902,299	(1,346,417)
Other receivables	60,892	89,921
Inventories	51,546	(92,933)
Prepaid expenses	16,211	(14,426)
Prepaid licenses and maintenance contracts	(609,446)	(2,157,223)
Accounts payable	1,215,521	1,704,068
Accrued compensation	(297,393)	(18,135)
Accrued expenses	(5,203)	68,320
Accrued sales and use taxes	122,817	(50,957)
Deferred revenues	939,727	2,515,762
Total Adjustments	3,577,050	782,994
Net Cash Provided by Operating Activities	3,014,178	537,566
Cash Used in Investing Activities
Capital equipment purchases	(200,967)	(90,664)
Cash Flows from Financing Activities
Repayment of advances to employees	121,000	17,729
Cash advances to employees	--	(96,200)
Distribution to members	(663,693)	(674,779)
Redemption of units	(218,100)	(106,020)
Net Cash Used in Financing Activities	(760,793)	(859,270)
Net Increase (Decrease) in Cash and Cash Equivalents	2,052,418	(412,368)
Cash and Cash Equivalents - Beginning of year	1,470,934	1,883,302

Cash and Cash Equivalents - End of year	$3,523,352	$1,470,934

Supplemental Disclosure of Cash Flow Information:
Cash Paid for:
Interest	--	--
Income Taxes	--	--

The accompanying notes are an integral part of these consolidated financial statements.

LILIEN LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 1 - Organization and Nature of Business

Lilien LLC, a Delaware limited liability company, was formed on April 7, 2006 having a perpetual existence. Lilien LLC’s wholly owned subsidiary Lilien Systems (“the Company” “Lilien”) was formed on January 1, 1994 in the State of California. The Company provides information technology solutions services to organizations to reach their next level of business advantage. These services include enterprise computing and storage, virtualization, business continuity, networking and information technology business consulting services.  The Company is headquartered in California and has offices in Washington State, Oregon and Hawaii.

Effective March 1, 2013 and as more fully described in Note 9, certain assets and liabilities of Lilien LLC, and 100% of the stock of Lilien Systems were acquired by Sysorex Global Holdings Corp.

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during each of the reporting periods.  Actual results could differ from those estimates.  The Company’s significant estimates are the valuation of stock-based compensation and allowance for doubtful accounts.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash, checking accounts, money market accounts and temporary investments, with maturities of three months or less when purchased.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivables are stated at the amount the Company expects to collect.  The Company recognizes an allowance for doubtful accounts to ensure accounts receivables are not overstated due to uncollectibility.  Bad debt reserves are maintained for various customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience.  An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligation, such as in the case of bankruptcy filings, or deterioration in the customers’ operating results or financial position.  If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted.  The Company’s allowance for doubtful accounts as of December 31, 2012 and 2011 or its provision for doubtful accounts for the years then ended was not material.

Advances to Employees

From time to time advances have been given to employees towards their compensation by the Company. These advances are repayable on demand by the Company. The Company considers establishing an allowance for uncollectible amounts to reflect the amount of loss that can be reasonably estimated by management which is included as part of the compensation in the consolidate statements of operations. Determination of the estimated amount of uncollectible loans includes consideration of the amount of credit extended, the employment status and the length of time each receivable has been outstanding, as it relates to each individual employee. As of December 31, 2012 and 2011 the Company’s has not established an allowance for any potential non-collection.

LILIEN LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Inventory

Inventory consisting primarily of finished goods is stated at the lower of cost or market utilizing the first-in, first-out method. The Company continually analyzes its slow-moving, excess and obsolete inventories.  Based on historical and projected sales volumes and anticipated selling prices, the Company establishes reserves.  If the Company does not meet its sales expectations, these reserves are increased.  Products that are determined to be obsolete are written down to net realizable value.  As of December 31, 2012 and 2011, the Company deemed any such allowance nominal.

Property and Equipment

Property and equipment are recorded at cost.  The Company depreciates its property and equipment for financial reporting purposes using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.  Leasehold improvements are amortized over the lesser of the useful life of the asset, or the initial lease term.  Expenditures for maintenance and repairs, which do not extend the economic useful life of the related assets, are charged to operations as incurred, and expenditures, which extend the economic life, are capitalized.  When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

Impairment of Long-Lived Assets

The Company assesses the recoverability of its long-lived assets, including property and equipment and intangible assets, when there are indications that the assets might be impaired. When evaluating assets for potential impairment, the Company compares the carrying value of the asset to its estimated undiscounted future cash flows.  If an asset’s carrying value exceeds such estimated cash flows (discounted and with interest charges), the Company records an impairment charge for the difference. Based on its assessments, the Company did not incur any impairment charges for the years ended December 31, 2012 and 2011.

Income Taxes

Lilien LLC is organized as a limited liability company and, accordingly, is a "pass through" entity for federal and state income tax purposes whereby the income of Lilien LLC is taxed at the member level.  Lilien Systems Inc., a wholly owned subsidiary of Lilien LLC, is organized as a "C-corporation" for federal and state income tax purposes. Accordingly, the provisions for income taxes and all deferred tax balances in these financial statements are attributable exclusively to Lilien Systems.

Lilien Systems accounts for income taxes using the asset and liability method.  Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in the tax rate is recognized in income or expense in the period that the change is effective. Income tax benefits are recognized when it is probable that the deduction will be sustained.  A valuation allowance is established when it is more likely than not that all, or a portion of  deferred tax assets will not be realized.

Lilien Systems operates on a break-even basis and there are no current or historical net operating losses or differences between the book and tax basis of assets, or liabilities.  Consequently, no provisions for income taxes were recorded for the years ended December 31, 2012 and 2011. Furthermore, there were no deferred tax balances as of December 31, 2012 and 2011.

The Company accounts for uncertain tax positions in accordance with ASC 740, which prescribes a recognition threshold and measurement process for financial statements recognition and measurement of a tax position taken, or expected to be taken, in a return. Management has evaluated and concluded that there were no material uncertain tax positions requiring recognition in the Company’s financial statements as of December 31, 2012 and 2011. The Company does not expect any significant changes in the unrecognized tax benefits within twelve months of the reporting date.

Interest costs and penalties related to income taxes are classified within operating expenses in the Company’s consolidated financial statements. For the years ended December 31, 2012 and 2011, the Company did not recognize interest or penalties related to income taxes.

LILIEN LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

The Company files U.S. federal, California, Oregon, and Hawaii separate returns for Lilien LLC and its subsidiary, Lilien Systems. The U.S. returns are subject to examination by tax authorities beginning with the year ended December 31, 2009.

Revenue Recognition

Lilien, as a reseller of third-party manufactured products, maintenance, and services, recognizes the revenue on sales of products (software and hardware) and maintenance agreements once four criteria are met: (1) persuasive evidence of an arrangement exists, (2) the price is fixed and determinable, (3) delivery (software and hardware) or fulfillment (maintenance) has occurred, and (4) there is reasonable assurance of collection of the sales proceeds. Revenues from the sales of hardware products, software products, licenses, and maintenance agreements are recognized on a gross basis in accordance with applicable standards with the selling price to the customer recorded as sales and the acquisition cost of the product recorded as cost of sales.

Lilien records revenues from sales of third-party products in accordance with Accounting Standards Codification (“ASC”) Topic 605-45 Principal Agent Consideration” (ASC 605-45”). Furthermore, in accordance with ASC 605-45, Lilien evaluates sales on a case-by-case basis to determine whether the transaction should be recorded gross or net, including but not limited to assessing whether or not Lilien: 1) acts as principal in the transaction, 2) takes title to the products, and 3) has risks and rewards of ownership, such as the risk of loss for collection, delivery, or returns. Accordingly, in most cases Lilien records revenues on a gross basis.

Lilien enters into sales transactions whereby customer orders contain multiple deliverable, and reports its multiple deliverable arrangements under ASC 605-25 “Revenue Arrangements with Multiple Deliverables” (“ASC-605-25”). These multiple deliverable arrangements primarily consist of the following deliverables: third-party computer hardware, third-party software, third-party hardware and software maintenance (a.k.a. support), and third-party services.  From time to time the personnel of Lilien were contracted to perform installation and services for the customer.  In situations where Lilien bundles all or a portion of the separate elements, Vendor Specific Objective Evidence  (“VSOE”) is determined based on prices when sold separately.

Product delivery to customers occur in a variety of ways, including (i) as physical product shipped from the Company’s warehouse, (ii) via drop-shipment by the vendor, or (iii) via electronic delivery for software licenses. The Company leverages drop-ship arrangements with many of its vendors and suppliers to deliver products to customers without having to physically hold the inventory at its warehouse, thereby increasing efficiency and reducing costs. Furthermore, in such drop-ship arrangements, the Company negotiates price with the customer, pays the supplier directly for the product shipped and bears credit risk of collecting payment from its customers. The Company serves as the principal with the customer and, therefore, recognizes the sale and cost of sale of the product upon receiving notification from the supplier that the product has shipped.

Maintenance agreements allow customers to obtain technical support directly from the manufacturer and to upgrade, at no additional cost, to the latest technology if new software updates are introduced during the period that the maintenance agreement is in effect. Revenue derived from maintenance contracts primarily consists of the sale of third-party maintenance contracts by Lilien, whereby Lilien acts as the principal and the primary obligor in the transaction. Typically, Lilien sells third-party maintenance contracts for a separate fee with initial contractual periods ranging from one to three years with renewal for additional periods thereafter. Lilien generally bills maintenance fees in advance. Lilien recognizes maintenance revenue ratably over the term of the maintenance agreement. In situations where Lilien bundles all or a portion of the maintenance fee with products, VSOE for maintenance is determined based on prices when sold separately.

Lilien recognizes revenue for sales of Lilien-performed services ratably over the time period over which the service will be provided. Billings for such services that are made in advance of the related revenue recognized are recorded as deferred revenue and recognized as revenue ratably over the billing coverage period.  For service engagements that are on a time and materials basis, revenues are recognized based upon hours incurred as services are performed and amounts are earned.  Sales are recorded net of discounts, rebates, and returns. Vendor rebates and price protection are recorded when earned as a reduction to cost of sales or merchandise inventory, as applicable.  Vendor product price discounts are recorded when earned as a reduction to cost of sales.  Vendor product sales volume and growth incentive rebates based on total Company quarterly sales are recorded when earned as other income.

LILIEN LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

Cooperative reimbursements from vendors, which are earned and available, are recorded in the period the related advertising expenditure is incurred. Cooperative reimbursements are recorded as a reduction of cost of sales in accordance with ASC Topic 605-50 “Accounting by a Customer (including reseller) for Certain Consideration Received from a Vendor.” Provisions for returns are estimated based on historical sales returns and credit memo analysis which are adjusted to actual on a periodic basis.  The Company receives Marketing Development Funds (MDF) from vendors based on quarterly sales performance to promote the marketing of vendor products and services. The Company must file claims with vendors for these cooperative reimbursements by providing invoices and receipts for marketing expenses.  Reimbursements are recorded as a reduction of marketing expenses and other applicable selling, general and administrative expenses in the period in which the expenses were incurred.

Equity-Based Compensation

The Company reports stock-based compensation under ASC 718 “Stock Compensation” (“ASC 718”). ASC 718 addresses all forms of share-based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights.  Under ASC 718, SBP awards result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest.

The Company incurred a stock-based compensation charge net of estimated forfeitures for the years ended December 31, 2012 and 2011 of 84,461 and 10,239, respectively. These charges have been included as a component of compensation in the consolidated statements of operations.

Allocation of Income (Loss) and Distributions

Net income or losses of the Company are allocated to the members in proportion to the number of units and days each unit is held.  Profits are allocated to all members in accordance with their percentage interests. Members are entitled to cash distributions, at the discretion of the Company in accordance with their percentage interests as defined in the operating agreement.

Losses are allocated until all common members and working members’ capital accounts have been reduced to zero at which point no further allocation shall be made to the member or members with zero capital account balances. Thereafter allocations of net losses shall continue in proportion to the percentage interests of those members with positive capital accounts until the next member’s capital account balance is reduced to zero, and continuing in the same manner until the capital accounts of all working members and common members have been reduced to zero.

Shipping and Handling Costs

Shipping and handling costs are expensed as incurred as part of cost of revenues. These costs were deemed to be nominal during each of the reporting periods.

Advertising Costs

Advertising costs are expensed as incurred.  Advertising costs, which are included in selling, general and administrative expenses, were deemed to be nominal during each of the reporting periods.

Subsequent Events

The Company has evaluated subsequent events to determine if events or transactions occurring through the date the consolidated financial statements were available to be issued, require adjustment to or disclosure in the consolidated financial statements.

LILIEN LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 3 - Property and Equipment

Property and equipment at December 31, 2012 and 2011 consists of the following:

	2012	2011
Computer and office equipment	$659,328	$720,760
Furniture and fixtures	113,382	105,885
Leasehold improvements	15,985	15,985
Software	188,304	85,379

Total	976,999	928,010
Less: accumulated depreciation	(705,839)	(762,199)

Total Property and Equipment - Net	$271,160	$165,811

Depreciation and amortization expense was $95,618 and $74,775 for the years ended December 31, 2012 and 2011, respectively.

Note 4 - Prepaid Licenses and Maintenance Contracts

Prepaid licenses and maintenance contracts represent payments made by Lilien directly to the manufacturer. Lilien acts as the principal and the primary obligor in the transaction and amortizes the capitalized costs ratably over the term of the contract to cost of revenues, generally one to five years.

Note 5 – Revolving Line of Credit

The Company has available a 975,000 revolving line of credit facility available through a commercial financing company.  Amounts outstanding under this facility would accrue interest at a floating rate equal to the Prime Rate (3.25 % at December 31, 2012 and 2011) plus 1%.  The bank charges include a commitment renewal fee of 0.25% of the credit facility. In addition the Company is required to maintain certain covenants as defined in the agreement.

The Company has not utilized the financing line and has no outstanding obligations in connection with this facility as of December 31, 2012 and 2011.

Note 6 - Members’ Equity

The equity structure of the Company consists of Common Units and Working Units and is governed by the terms of the operating agreement. During the years ended December 31, 2012 and 2011, the Company has reported distributions of 646,800 and 663,480, respectively, to its members for their interest percentage, as defined in the operating agreement.

Common Units

The Company is authorized to issue up to 600,000 Common Units in exchange for capital contributions in the form of cash or property.  Each Common Unit has the right to one vote on all matters and to proportionately participate in all allocations of profits and losses as well as distributions of capital of the Company in accordance with the terms of the Operating Agreement dated July 1, 2006.

On October 20, 2011, the Company redeemed 18,000 Common Units at 5.89 per unit for a total of 106,020.

On June 12, 2012, the Company redeemed 30,000 Common Units at 7.27 per unit for a total of 218,100.

As of December 31, 2012 and 2011, the Company has issued and outstanding 534,000 and 564,000 common units, respectively.

LILIEN LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 6 - Members’ Equity (continued)

Working Units

The Company is authorized to issue up to 175,000 Working Units to employees without the requirement of capital contributions as an equity-based incentive for their efforts on behalf of the Company, subject to approval by and any vesting schedule deemed appropriate by the Board of Directors.

Each Working Unit has the right to one vote on all matters and to proportionately participate in all allocations of profits and losses as well as distributions of capital of the Company in accordance with the terms of the Operating Agreement dated July 1, 2006.  However, Working Units are only entitled to participate in the appreciation of the value of the Company from their date of issuance.  Holders of unvested Working Units are entitled to all rights associated with vested Working Units with respect to voting, access to information, and participation in the affairs of the Company.

The working units vest as follows upon issuance, all working units are unvested units; on the 12 month anniversary after the issuance of the units, 25% of the issued units will vest and quarterly thereafter, an additional 6.25% of the issued units will vest.  Upon the occurrence of a termination event to a working member, any unvested units are immediately and automatically forfeited, without payment of consideration or repurchase price. The working units are redeemable at the option of the Company and accordingly, have been classified as equity.

On January 1, 2012, the Company issued 42,000 Working Units Series B when the Company was valued at 5.89 per unit.

As of December 31, 2012, Working Units in the amounts of 9,911 and 42,000 are entitled to participate in the appreciation of the value of the Company from the thresholds of 5.62 and 5.89 per unit, respectively, corresponding with the per unit values of the Company upon their dates of issuance. Accordingly, for the years ended December 31, 2012 and 2011, the Company recorded a charge to stock based compensation of 84,461 and 10,239 for the fair value of the appreciation value, respectively. As of December 31, 2012 and 2011, the calculated fair value of the redemption amount would be approximately 96,540 and 12,079 respectively.

Note 7 - Credit Risk and Concentrations

Financial instruments that subject the Company to credit risk consist principally of trade accounts receivable and cash and cash equivalents. The Company performs certain credit evaluation procedures and does not require collateral for financial instruments subject to credit risk. The Company believes that credit risk is limited because the Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited.

The Company maintains cash deposits with financial institutions, which, from time to time, may exceed federally insured limits.

During the year ended December 31, 2012, the Company earned revenues from two different customers representing approximately 10%, and 8% of gross sales.  During the year ended December 31, 2011, the Company earned revenues from two different customers representing approximately 11% and 11% of gross sales.

Note 7 - Credit Risk and Concentrations (continued)

As of December 31, 2012, two customers represented approximately 10% and 9% of total accounts receivable.  As of December 31, 2011, three customers represented approximately 39%, 8% and 6% of total gross accounts receivable.

Note 8 - Commitments and Contingencies

Operating Leases

The Company leases facilities located in California, Washington State, Oregon and Hawaii for its office space under non-cancelable operating leases that expire at various times through August 2015. The total amount of rent expense under the leases is recognized on a straight-line basis over the term of the leases. As of December 31, 2012 and 2011, deferred rent payable was nominal. Rental expense under the operating leases for the years ended December 31, 2012 and 2011 was 323,906 and 320,407, respectively.

LILIEN LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 8 - Commitments and Contingencies (continued)

Operating Leases (continued)

Future minimum lease payments under the above operating leases lease commitments at December 31, 2012 are as follows:

For the Years Ending December 31,	Amount
2013	$322,700
2014	330,900
2015	339,300
Total	$992,900

Litigation

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company, or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed, unless they involve guarantees, in which case the guarantees would be disclosed. There can be no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Defined Contribution Pension Plan

The Company sponsors a 401(k) defined contribution retirement plan (“The Plan”) covering all of its eligible employees after their completion of three months of service and upon attaining the age of 21.  The Plan provides that employees can contribute a percentage of their compensation limited to amounts prescribed by the Internal Revenue Service, adjusted annually.  Matching contributions are made at the discretion of management.  No employer-matching contributions were made to the Plan for the years ended December 31, 2012 and 2011.

Employment Agreement

In connection with the sale of the Company effective March 1, 2013 the Company has entered into employment agreements with certain key employees of the Company. The agreements provides for minimum annual salaries, bonus at the discretion of the Company, and indemnification. The employment agreements carry certain restrictive covenants not to compete which expire on March 1, 2014.

Note 9 - Subsequent Events

Business Finance Agreement

On March 15, 2013, Lilien Systems and Sysorex Government Services, Inc., a 100% owned subsidiary of Sysorex Global Holdings, Inc., entered into a Business Finance Agreement (the "Agreement") as co-borrowers (the "Borrowers") with Bridge Bank, NA (the "Bank") under which the Borrowers obtained a revolving line of credit for up to $5,000,000 through March 15, 2015.  Terms of this agreement include compliance with certain debt covenants, interest at the greater of 5.25%, or the Bank’s prime rate, plus 2%, and repayment of any outstanding principal balance as of March 15, 2015.

On March 20, 2013, the Borrowers received $4,175,000 under this Agreement to finance the acquisition of Lilien described below.

LILIEN LLC AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Note 9 - Subsequent Events (continued)

Acquisition of Lilien LLC

On March 20, 2013, the Company entered into an Asset Purchase and Merger Agreement (the "Agreement") whereby Sysorex Global Holdings Corp. acquired certain assets and liabilities of Lilien LLC and 100% of the stock of Lilien Systems effective as of March 1, 2013.  In connection with this Agreement, the Company received consideration consisting of $3,000,000 in cash and $6,000,000 shares of common stock of Sysorex Global Holdings Corp with a fair value of $6,000,000.

Additionally, under the terms of the Agreement, the Company contingently guaranteed (the “Guaranty”) to the Former Lilien Members the net sales price of $1.00 per share for a two year period following the closing, provided the Stockholders are in compliance with the terms and conditions of the lock-up agreement. At the end of the two year Guaranty period the Former Lilien Members shall have an option to put all, but not less than all, of their unsold Sysorex shares to Sysorex, for the price of $1.00 per unsold share. Notwithstanding the foregoing, in the event the gross profit for calendar year 2013 and 2014 attributable to the Lilien assets is more than 20% below what was forecasted to the Company the Guaranty will be proportionately reduced.  As of the date of the acquisition the guaranteed amount was de minimis.

SYSOREX GLOBAL HOLDINGS CORP.
INTRODUCTION TO PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(Unaudited)

On March 20, 2013, the Company entered into an Asset Purchase and Merger Agreement (the "Agreement") to acquire certain assets and liabilities of Lilien LLC and 100% of the stock of Lilien Systems (collectively referred hereafter as "Lilien") effective as of March 1, 2013.  The following unaudited pro forma financial information presents the consolidated results of operations of the Company and Lilien for the year ended December 31, 2012 and the Statement of Operations for the Quarter Ended March 31, 2013 as if the acquisition had occurred on January 1, 2012 instead of March 1, 2013. The pro forma information does not necessarily reflect the results of operations that would have occurred had the entities been a single company during those periods.

The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma combined condensed financial statements.

SYSOREX GLOBAL HOLDINGS CORP. AND LILIEN

PRO FORMA CONDENSED COMBINED BALANCE SHEET

DECEMBER 31, 2012

	Sysorex	Lilien
	2012 Bal Sheet	2012 Bal Sheet	Adj #1	Adj #2	Adj #3	Adj #4	Adj #5	Consolidated
								Total
ASSETS
Current Assets
Cash	$8,301	3,523,352		1,175,000	(450,131)	(219,188)		$4,037,334
Accounts Receivable	386,720	5,115,527						5,502,247
Inventory		55,863						55,863
Prepaid Licenses & Main Contracts		5,533,049						5,533,049
Other Current Assets	31,762	421,954						453,716
Total Current Assets	426,783	14,649,745	-	1,175,000	(450,131)	(219,188)	-	15,582,209

Furniture, Fixtures, & Equipment	49,238	271,160						320,398
Other Assets	1,139,091							1,139,091
Prepaid Licenses & Main Contracts Non Curr		3,246,726						3,246,726
Acquisition Intangibles			5,380,000				(768,571)	4,611,429
Goodwill			4,544,053					4,544,053
Total Assets	$1,615,112	18,167,631	9,924,053	1,175,000	(450,131)	(219,188)	(768,571)	$29,443,906

LIABILITIES
Accounts Payable	1,075,312	6,436,258						7,511,570
Accrued Expenses	1,581,964	1,249,949						2,831,913
Other Liabilities	3,289,386				(215,131)			3,074,256
Deferred Revenue	236,291	6,614,296						6,850,587
Revolving Line of Credit			3,000,000	1,175,000				4,175,000
Total Liabilities	6,182,953	14,300,503	3,000,000	1,175,000	(215,131)	-	-	24,443,326

Deferred Revenue, non-current		3,805,591						3,805,591

STOCKHOLDERS' EQUITY
Stockholders' Equity (Deficiency)	(4,567,841)	61,537	6,924,053	-	(235,000)	(219,188)	(768,571)	1,194,990

Total Liabilities and Stockholder's Equity	$1,615,112	18,167,631	9,924,053	1,175,000	(450,131)	(219,188)	(768,571)	$29,443,906

1)  Acquisition of Lilien

2)  Additional borrowings concurrent with Lilien acquisition for acquisition related disbursements and working capital purposes

3)  Payment of accrued expenses

4)  Interest expense on Bridge Bank credit facility for the period from 1/1/12 - 12/31/12

5)  Amortization of intangible asset for the period 1/1/12 - 12/31/12

Sysorex Global Holdings Corp. and Lilien

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2012

				Adj #2
			Adj #1	Issue	Adj #3
			Interest	Shares	Amort
	Sysorex	Lilien	(Note 1)	(Note 2)	(Note 3)	Pro Forma
Revenues	$4,237,789	$40,571,168				$44,808,957

Cost of revenues	2,344,592	30,411,985				32,756,577

Gross profit	1,893,197	10,159,183				12,052,380

SG&A	2,348,611	10,717,733			768,571	13,834,915

Income (loss) from operations	(455,414)	(558,550)				(1,782,535)

Other income (expense)	(329,211)	(4,322)	(219,188)			(552,721)

Income (loss) before taxes	(784,625)	(562,872)				(2,335,256)

Provision for income taxes	0	0				0

Net income	(784,625)	(562,872)				(2,335,256)

Net income (loss) attributable to non-controlling interests	(90,779)	0				(90,779)

Net income (loss) attributable to shareholders of SGH	(693,846)	(562,872)				(2,244,477)

Dividends	0	0				0

Net income (loss) attributable to common shareholders	$(693,846)	$(562,872)				$(2,244,477)

Weighted average shares o/s -
Basic and diluted	17,962,586			6,000,000		23,962,586

Net income (loss) per share -
Basic and diluted	(0.04)					(0.09)

Notes:

1)	$4,175,000 line of credit outstanding for the entire year and interest at 5.25%.
2)	Issuance of 6,000,000 shares of Sysorex common shares
3)	Amortization of intangibles of $5,380,000 (per acquisition method accounting) over seven years

Sysorex Global Holdings Corp. and Lilien

Pro Forma Condensed Combined Statement of Operations

For the Quarter Ended March 31, 2013

				Adj #2		Adj #4
	Sysorex	Lilien	Adj #1	Issue	Adj #3	Acquisition
	Global	Jan 1 -	Interest	Shares	Amort	Expenses	Pro
	Consolidated	Feb 28, 2013	(Note 1)	(Note 2)	(Note 3)	(Note 4)	Forma
Revenues	$5,361,544	$5,161,001					$10,522,545

Cost of revenues	3,905,733	3,884,003					7,789,736

Gross profit	1,455,811	1,276,998					2,732,809

SG&A	2,417,850	1,925,497			128,095	(907,865)	3,563,577

Income (loss) from operations	(962,039)	(648,499)					(830,768)

Other income (expense)	(533,373)	5	(48,405)				(581,783)

Income (loss) before taxes	(1,495,412)	(648,494)					(1,412,551)

Provision for income taxes	0	0					0

Net income	(1,495,412)	(648,494)					(1,412,551)

Net income (loss) attributable
to non-controlling interests	(37,041)	0					(37,041)

Net income (loss) attributable to shareholders of SGH	(1,458,371)	(648,494)					(1,375,510)

Dividends	0	0					0

Net income (loss) attributable to common shareholders	$(1,458,371)	$(648,494)					$(1,375,510)

Weighted average shares o/s -
Basic and diluted	18,823,378			5,200,000			24,023,378

Net income (loss) per share -
Basic and diluted	(0.08)						(0.06)

Notes:

1)	$4,175,000 line of credit outstanding for the entire year and interest at 5.25%.
2)	Issuance of additional shares due to Lilien Acquisition
3)	Amortization of intangibles of $5,280,000 (per acquisition method accounting) over seven years
4)	Expenses directly associated with Lilien acquisition and actually expenses in Q1 2013; removed for proforma

OUTSIDE BACK COVER OF PROSPECTUS

We have not authorized any dealer, salesperson or any other person to give any information or to represent anything other than those contained in this prospectus in connection with the offer contained herein, and, if given or made, you should not rely upon such information or representations as having been authorized by Sysorex Global Holdings, Corp. This prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, to those to which it relates in any state to any person to whom it is not lawful to make such offer in such state. The delivery of this prospectus at any time does not imply that the information herein is correct as of any time after the date of this prospectus.

DEALER PROSPECTUS DELIVERY EQUIREMENT

Until _______________, 2013 [90 days from the date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SYSOREX GLOBAL HOLDINGS CORP.

6,888,233 Shares

Common Stock

PROSPECTUS

_______  ___, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$1,550.27
FINRA Registration Fee	$2,100.50
Legal fees and expenses	$75,000.00
Accounting fees and expenses	$25,000.00
Miscellaneous	$1,349.23
TOTAL	$105,000.00

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

1.) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3). To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that:

1).   Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751 subsection 2; may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2).   The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3).   The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Corporate By-Laws at Article X, provide that the Corporation has accepted a provision indemnifying to the full extent permitted by the law, thereby eliminating or limiting the personal liability of directors, officers, employees or corporate agents for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for (a) Acts or omissions involving willful misconduct, gross negligence, fraud, or knowing violation of law; or (b) the payments of distributions in violation of Nevada Revised Statute 78.300.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

Sales by Sysorex Global Holdings Corp.

Between March 2011 and August 2011 the Corporation issued 2,350,000 shares of restricted common stock pursuant to a private placement offering subject to Rule 4(a)(2) of the Securities Act of 1933.  The shares were valued at $0.01 per share for an aggregate of $23,500.  The shares were restricted and non-transferable.

On July 28, 2011 the Corporation issued 14,600,000 shares of restricted common stock pursuant to a private placement offering subject to Rule 504 of the Securities Act of 1933.  The shares were valued at $0.01 per share for an aggregate of $146,000.  The shares were restricted and non-transferable.

In July, 2011, the Corporation entered into an agreement with its public relations firm, which gave the public relations firm the right to purchase 300,000 shares of the Corporation’s common stock at $0.50 per share.  The options expire on June 30, 2016.

In August 2011 the Corporation issued 216,000 shares of restricted common stock pursuant to a private placement subject to Rule 504 of the Securities Act of 1933.  The shares were valued at $0.50 per share for an aggregate of $108,000.  The shares were restricted and non-transferable.

In August, 2011, the Corporation issued 36,000 shares of restricted common stock to the former CEO and Chairman of the Corporation in exchange for $18,000 of services rendered to the Corporation.

In August, 2011, the Corporation issued 6,000 shares of restricted common stock to three consultants for services rendered to the Corporation during the prior year.

On August 4, 2011, the Corporation issued 30,000 shares of restricted common stock for the exercise of stock options.  The gross proceeds received from the exercise were $3,000.

In December 2011, the Corporation issued 74,000 shares of restricted common stock pursuant to a private placement offering subject to Rule 504 of the Securities Act of 1933.  The shares were valued at $0.50 per share for an aggregate of $37,000.  The shares were restricted and non-transferable.

On July 31, 2012, the Corporation issued warrants to purchase 300,000 shares of common stock to Hanover Holdings I, LLC in connection with a bridge loan.

On December 31, 2012, the Corporation issued 25,000 shares to two individuals for services rendered during the previous year.

On March 20, 2013, the Corporation issued 6,000,000 shares of restricted common stock to the former members of Lilien, LLC pursuant to a Merger Agreement.  The Corporation also issued warrants to purchase 166,667 shares of Common Stock to Bridge Bank, N.A. in consideration of the Corporation’s financing of the Lilien Acquisition.

On March 20, 2013, the Company issued 180,000 shares of common stock under the terms of a consulting services agreement in connection with the Lilien acquisition.  Such shares were valued at $1.00 per share based upon a valuation performed by an independent third party valuation firm.   The Company recorded an expense of $180,000 during the quarter ended March 31, 2013.

On March 20, 2013, the Company issued 15,000 shares of common stock under the terms of a consulting services agreement.  Such shares were valued at $1.00 per share based upon a valuation performed by an independent third party valuation firm.  The Company recorded an expense of $15,000 during the quarter ended March 31, 2013.

On March 31, 2013, the Company issued 887,433 shares of common stock in satisfaction of $1,774,865 owed by Sysorex Arabia LLC to Duroob Technology, Inc. (“Duroob”), a related party as Duroob's Chief Executive Officer owns a minority interest in Sysorex Arabia, LLC.  These shares were valued at $2.00 per share based upon the carrying value of the obligations which they satisfied.  The issuance of these shares was recorded by Sysorex Global Holdings Corp. as an additional investment in its majority-owned subsidiary, Sysorex Arabia LLC.  However, by agreement with the other shareholder of Sysorex Arabia LLC, the ownership percentages of Sysorex Arabia LLC remained unchanged.

On April 8, 2013, the Corporation issued 31,746 shares for services rendered during the current year.

On May 2, 2013, the Company issued 60,000 shares of common stock under the terms of a consulting services agreement in connection with the Lilien acquisition.  Such shares were valued at $1.00 per share based upon a valuation performed by an independent third party valuation firm.   The Company recorded an expense of $60,000 during the quarter ended June 30, 2013.

On June 30, 2013, the Company issued 15,000 shares of common stock under the terms of a consulting services agreement.  Such shares were valued at $1.00 per share based upon a valuation performed by an independent third party valuation firm.  The Company recorded an expense of $15,000 during the quarter ended June 30, 2013.

On July 8, 2013, the Corporation issued 31,746 shares for services rendered during the current year.

The shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering and/or Regulation D under the Securities Act of 1933.  No commissions were paid and no underwriter or placement agent was involved in this transactions.

ITEM 16.  Exhibits and Financial Statement Schedules.

(a) Exhibit No.	Description

2.1	Asset Purchase and Merger Agreement, effective March 1, 2013, by and among Sysorex Global Holdings Corp., Lilien, LLC and Lilien Systems.
2.2	Agreement of Merger dated March 20, 2013 by and between Lilien Systems and Sysorex Acquisition Corporation
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate of the Corporation
4.2	Business Financing Agreement dated March 15, 2013 by and among the Sysorex Government Services, Inc., Lilien Systems and Bridge Bank, N.A.
4.3	Warrant to purchase common stock dated March 20, 2013 held by Bridge Bank N.A.
4.4	Warrant to purchase common stock dated August 31, 2012 held by Hanover Holdings I, LLC.
5.1	Opinion of Davidoff Hutcher & Citron LLP
10.1	Guaranty of Corporation to Bridge Bank, N.A. dated March 15, 2013
10.2	Guarantor Security Agreement dated March 15, 2013 to Bridge Bank, N.A.
10.3	Registration Rights Agreement dated March 20, 2013 by and between the Corporation and Bridge Bank, N.A.
10.4	Form of Guaranty Agreement dated March 20, 2013 between the Corporation and each of the former members of Lilien, LLC
10.5	Form of Employment Agreement effective March 20, 2013 between the Corporation and each of Geoffrey Lilien, Dhruv Gulati and Bret Osborn
21	List of Subsidiaries of the Corporation
23.1	Consent of Marcum LLP with respect to Sysorex Global Holdings Corp.
23.2	Consent of Marcum LLP with respect to Lilien LLC
23.3	Consent of Davidoff Hutcher & Citron LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (include in the Signature Page to this Registration Statement)

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial    bona fide    offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on the 12th day of August, 2013.

SYSOREX GLOBAL HOLDINGS CORP.

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nadir Ali	CEO
Nadir Ali	(Principal Executive Officer)	August 12, 2013

/s/ Wendy F. Loundermon	Chief Financial Officer (Principal
Wendy F. Loundermon	Financial and Accounting Officer)	August 12, 2013

/s/ Salam Qureishi	Chairman of the Board
Salam Qureishi		August 12, 2013

/s/ Len Oppenheim	Director
Len Oppenheim		August 12, 2013

/s/ Geoffrey Lilien	Director
Geoffrey Lilien		August 12, 2013

/s/ Bret Osborn	Director	August 12, 2013
Bret Osborn

/s/ Dhruv Gulati	Director	August 12, 2013
Dhruv Gulati

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

2.1	Asset Purchase and Merger Agreement, effective March 1, 2013, by and among Sysorex Global Holdings Corp., Lilien, LLC and Lilien Systems.
2.2	Agreement of Merger dated March 20, 2013 by and between Lilien Systems and Sysorex Acquisition Corporation
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate of the Corporation
4.2	Business Financing Agreement dated March 15, 2013 by and among the Sysorex Government Services, Inc., Lilien Systems and Bridge Bank, N.A.
4.3	Warrant to purchase common stock dated March 20, 2013 held by Bridge Bank N.A.
4.4	Warrant to purchase common stock dated August 31, 2012 held by Hanover Holdings I, LLC.
5.1	Opinion of Davidoff Hutcher & Citron LLP
10.1	Guaranty of Corporation to Bridge Bank, N.A. dated March 15, 2013
10.2	Guarantor Security Agreement dated March 15, 2013 to Bridge Bank, N.A.
10.3	Registration Rights Agreement dated March 20, 2013 by and between the Corporation and Bridge Bank, N.A.
10.4	Form of Guaranty Agreement dated March 20, 2013 between the Corporation and each of the former members of Lilien, LLC
10.5	Form of Employment Agreement effective March 20, 2013 between the Corporation and each of Geoffrey Lilien, Dhruv Gulati and Bret Osborn
21	List of Subsidiaries of the Corporation
23.1	Consent of Marcum LLP with respect to Sysorex Global Holdings Corp.
23.2	Consent of Marcum LLP with respect to Lilien LLC
23.3	Consent of Davidoff Hutcher & Citron LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (include in the Signature Page to this Registration Statement)